As filed with the Securities and Exchange Commission on September 30, 1997
                                           Registration Statement No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  InaCom Corp.
             (Exact name of registrant as specified in its charter)
                  Delaware                            47-0681813
(State or other jurisdiction        (I.R.S. Employer Identification Number)
of incorporation or organization)
                               10810 Farnam Drive
                              Omaha, Nebraska 68154
                                 (402) 392-3900
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               David C. Guenthner
                               10810 Farnam Drive
                              Omaha, Nebraska 68154
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
                                   Copies to:
         David L. Hefflinger                            Howard S. Lanznar
         McGrath, North, Mullin & Kratz, P.C.           Katten Muchin & Zavis
         Suite 1400                                     525 West Monroe Street
         One Central Park Plaza                         Suite 1600
         Omaha, NE  68102                               Chicago, IL  60661

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement. If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.  |_|
    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of each class of securities to be reAmounteto be     Proposed maximum        Proposed maximum           Amount of
                                          registered(1)    offering price per unit aggregate offering price   Registration Fee(1)
----------------------------------------------------------------------------------------------------------------------------------
Debt Securities   {
Preferred Stock   {....................           (2)               (2)                  $300,000,000               $90,909
Common Stock (3)  {
===================================================================================================================================
----------

         (1) The maximum aggregate offering price of Debt Securities, Preferred Stock and Common Stock registered hereunder shall not exceed $300,000,000.
         (2) Not applicable pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

         (3) In addition, the Registrant is registering Common Stock that may be issued from time to time upon conversion of convertible Debt Securities or convertible Preferred Stock. Because this additional Common Stock is issuable only upon the conversion of convertible Debt Securities or convertible Preferred Stock, no registration fee is required with respect to such Common Stock pursuant to the provisions of Rule 457(i).

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1997
              PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _________________, 1997
                                   $50,000,000
                                  InaCom Corp.
           ___% Convertible Subordinated Debentures due ________, 2004

                               -------------------
         Interest on the Debentures is payable on ___ and ___ of each year commencing ___, 1998. The Debentures are redeemable, in whole or in part, at the option of the Company, at any time on or after _____, ____, at the redemption prices set forth herein, plus accrued interest to the date of redemption. Each holder of Debentures may require the Company to repurchase such holder's Debentures, in whole or in part, in the event of a Change in Control (as defined herein) at a purchase price equal to 100% of the principal amount of such Debentures plus accrued interest to the date of repurchase for cash or, at the Company's option, Common Stock (valued at 95% of the average closing prices for the five trading days immediately preceding and including the third trading day prior to the repurchase date).
         The Debentures are convertible at any time, unless previously redeemed, into shares of Common Stock of the Company, at a conversion rate of _______ shares per each $1,000 principal amount of Debentures (equivalent to a conversion price of $___ per share) subject to adjustment under certain circumstances. On September 26, 1997, the last reported sales price of the Common Stock of the Company, which is listed under the symbol "ICO" on the New York Stock Exchange, was $37.25 per share.
         The Debentures are general unsecured obligations of the Company issued under an indenture dated September 30, 1997 between the Company and Norwest Bank Minnesota, National Association as supplemented by the first supplemental indenture dated __________, 1997 and are subordinate in right of payment to all Senior Indebtedness (as defined herein) of the Company. The subordinated indenture will not restrict the incurrence of Senior Indebtedness or other indebtedness by the Company or any of its subsidiaries.
         The Debentures will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company. Beneficial interests in the Debentures will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Except as described in this Prospectus Supplement, Debentures in certificated form will not be issued in exchange for the global securities.
     Concurrently with the offering of the Debentures hereby, the Company will offer 3,000,000 shares of Common Stock (up to 3,450,000 shares if the underwriters' over-allotment options are exercised) by a separate prospectus. Neither offering is conditioned upon the consummation of the other offering. See "Common Stock Offering".

         See "Risk Factors" on pages S-7 to S-10 of this Prospectus Supplement for a discussion of certain factors that should be considered by prospective purchasers of the Debentures.
                                                         -------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH
                      IT RELATES. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                                    Initial Public Offering       Underwriting        Proceeds to
                                                           Price(1)               Discount (2)        Company (1)(3)
                                                    -----------------------    -----------------      ---------------
Per Debenture........................................           ___%                 ___%                 ___%
Total(4).............................................           ___$                 ___$                 ___$
(1)      Plus accrued interest, if any, from ______, 1997.
(2)      The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the
         Securities Act of 1933, as amended.  See "Underwriting."
(3)      Before deduction of expenses estimated at $82,500 payable by the Company.
(4)      The Company has granted the Underwriters an option exercisable for 30 days after the date hereof to purchase up to
         $7,500,000 of additional Debentures, at the initial public offering price, less the underwriting discount.  If such option is exercised in full, the total initial public offering price, underwriting discount and proceeds to the Company will be
         $__________, $__________ and $__________, respectively.  See "Underwriting."

                      ------------------------------------
         The Debentures offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Debentures will be ready for delivery in book-entry form only through the facilities of the Depository Trust Company in New York, New York on or about _________, 1997, against payment therefor in immediately available funds. Goldman, Sachs & Co.
                                J.P. Morgan & Co.
                                                        PaineWebber Incorporated
            The date of this Prospectus Supplement is ________, 1997.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Photo collage of five photos in arrow shapes pointing clockwise at the adjacent photo.

Caption:  Needs Assessment and Technology Planning
Photo of two men and one woman discussing a company's information technology needs.

Caption:  Technology Procurement and Configuration
Photo of two technicians configuring computers at Inacom's Ontario, California production facility.

Caption:  Systems Integration and Systems Management
Photo of a technician working at a client company's technology nerve center.

Caption:  Ongoing Systems Support and Distributed Support
Photo of a technician at Inacom's new Technology Services Center in Omaha, Nebraska assisting a technology client.

Caption:  Asset Management
Photo of a bar code and tracking system used to manage technology assets.


     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBENTURES OR THE COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

-------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by the more detailed information and Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus Supplement and Prospectus or incorporated by reference. Except as otherwise indicated herein, all information in this Prospectus Supplement and Prospectus assumes no exercise of the Underwriters' over-allotment option.
                                                              The Company
         InaCom Corp. (the "Company" or "Inacom") is a leading single source provider of information technology products and technology management services designed to enhance the productivity of information systems primarily for Fortune 1000 clients. The Company offers a comprehensive range of value added services to manage the entire information system life cycle including: (1) needs assessment and technology planning, (2) technology procurement and configuration, (3) systems integration and systems management, (4) ongoing systems support and distributed support, and (5) asset management. Inacom's expertise includes the integration of voice and data communications. Inacom sells its products and services through a marketing network of 51 Company-owned business centers throughout the United States that focus on serving large corporations. The Company also has a network of approximately 1,000 value added resellers that typically have a regional, industry, or specific product focus. The Company has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada and Mexico to satisfy the technology management needs of its multinational clients. Inacom is the largest purchaser of IBM computer products and believes it is the second largest purchaser of Compaq computer products worldwide.

         Inacom's expertise in procurement, configuration and delivery of PC's, peripherals and software from a wide range of major vendors enables the Company to customize information systems to meet specific client needs. In addition, Inacom provides its clients with numerous benefits including in-depth product knowledge and experience, competitive pricing from its purchasing arrangements and a wide array of services supporting client needs on an on-going basis.

         Management believes that the Company's expertise in procuring, configuring and delivering information technology products and providing technology management services provides a strategic advantage in addressing certain industry trends. In particular, businesses increasingly are seeking to outsource the management and support of their information technology systems with fewer providers. At the same time, the demand for cost-effective, customized technology systems has led a number of manufacturers, including IBM, Compaq and Hewlett-Packard, to move from "build-to-forecast" delivery systems to "build-to-order" programs in which they ship computer components to a limited number of qualified technology providers, including Inacom, for final assembly and configuration. Management also believes that these trends will lead to further consolidation in the highly fragmented technology management services industry. As a result of the Company's experience in integrating acquired businesses, management believes that the Company is well-positioned to take advantage of strategic acquisition opportunities as they arise.

         Inacom's earnings growth has been enhanced by its rapidly expanding services business. In the first six months of fiscal 1997, computer services provided 47.7% of net earnings, more than double the net earnings from the same period in 1996. Computer products contributed 40.8% and communications products and services provided 11.5% of net earnings in the same period. Inacom expects that earnings from services will continue to grow more rapidly than earnings from its other business segments given Inacom's broad offering of services to its clients.

         Inacom's goals are to grow net earnings and increase economic value added to enhance shareholder value. To achieve these goals, Inacom provides comprehensive solutions to improve the productivity of its clients' information systems. Key elements of the Company's strategy are: (i) to leverage client relationships to continue expanding higher-margin services revenues, (ii) to capitalize on the trend toward build-to-order/configure-to-order systems, (iii) to expand offerings and geographic coverage through strategic acquisitions, and
(iv) to capitalize on the convergence of data and voice communications.
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                      Description of The Offering
The Debentures.............................   $50,000,000 aggregate principal amount of ___% Convertible
                                              Subordinated Debentures (the "Debentures") due _______, 2004 issued under an indenture (the "Subordinated Indenture") dated September 30, 1997 between the
                                              Company and Norwest Bank Minnesota, National Association as
                                              trustee (the "Trustee")as supplemented by the first supplemental indenture dated __________, 1997 (the "First Supplemental Indenture").
                                              The Company has granted the Underwriters an option exercisable for
                                              30 days after the date of this Prospectus Supplement to purchase up to
                                              $7,500,000 of additional Debentures.

Interest Payment Dates.....................   Semiannually on each _______ and _______ commencing
                                              ___________, 1998.

Maturity Date..............................   ________, 2004

Conversion Rights..........................   The holders of the Debentures are entitled at any time, subject to prior redemption or repurchase, to convert the Debentures, or portions thereof (if the portions are $1,000 or whole multiples thereof) into shares of the Common Stock at the conversion rate of ____ shares per
                                              $1,000 principal amount of Debentures (equivalent to a conversion per share price of approximately $_______), subject to certain adjustments.
                                              See "Description of Debentures - Conversion."

Optional Redemption........................   The Debentures are not redeemable by the Company prior to ______,
                                              ____.  On or after ______, ____, the Debentures are redeemable on at least 20 and not more than 60 days' notice at the option of the
                                              Company, in whole or in part at any time, at the redemption prices set forth herein, in each case together with accrued interest.  See
                                              "Description of Debentures - Optional Redemption."

Change in Control..........................   Upon a Change in Control, each holder of Debentures will have the right (a "Repurchase Right") to require the Company to repurchase all of such holder's Debentures, or a portion thereof (if the portions are
                                              $1,000 or whole multiples thereof) at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase for cash or, at the Company's option, Common Stock
                                              (valued at 95% of the average closing prices for the five trading days immediately preceding and including the third trading day prior to the repurchase date).  See "Description of Debentures - Repurchase at
                                              Option of Holders Upon Change in Control."

Subordination..............................   The payment of the principal of and premium, if any, and interest on the Debentures is subordinated in right of payment to the prior payment in full of all existing and future Senior Indebtedness (as defined herein).  The Indenture contains no limitations on the incurrence of additional Senior Indebtedness or other indebtedness by the Company.  See "Description of Debentures - Subordination."

Use of Proceeds............................   To repay, in part, indebtedness and fund other capital requirements.
                                              See "Use of Proceeds."
-------------------------------------------------------------------------------


                                           S-4





------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Events of Default..........................   An Event of Default with respect to the Debentures includes the occurrence of any of the following:  default for 30 days in payment of interest; default in payment of principal at maturity, upon redemption or exercise of a Repurchase Right or otherwise; default in payment on
                                              Indebtedness (as defined herein) at maturity of at least $5,000,000 principal amount; default on Indebtedness which results in acceleration of maturity of at least $5,000,000 principal amount of Indebtedness;
                                              failure by the Company for 90 days after notice to it to comply in any material respect with any of its other agreements in the Indenture or the Debentures; and certain events of bankruptcy or insolvency.  If an
                                              Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Debentures may declare all the
                                              Debentures to be due and payable immediately.  See "Description of
                                              Debentures - Defaults and Remedies."

Listing....................................   The Debentures will not be listed on any securities exchange or quoted on NASDAQ.  The Underwriters advised the Company that they intend to make a market in the Debentures but are not obligated to do so.
                                              Any market in the Debentures which develops may be discontinued at any time without notice.

                                                      Description of Common Stock

The Common Stock...........................   _______________ shares of Common Stock are issuable upon
                                              conversion of the Debentures. The Debentures are convertible into
                                              Common Stock at a conversion price of $_________ per share, subject to adjustment under certain circumstances.  See "Description of Capital
                                              Stock" in the Prospectus and "Description of
                                              Debentures - Conversion."

Shares Outstanding.........................   On September 26, 1997, there were 11,566,707 shares of Common
                                              Stock outstanding.(1)

Shares Outstanding if all Debentures          _____________ shares of Common Stock would be outstanding if all of
are Converted..............................   the Debentures were converted into shares of Common Stock, including  _____  shares of Common
                                              Stock  which  are  being   offered
                                              concurrently  with the offering of
                                              the Debentures.

Dividend Policy...........................    The Company has never declared or paid a cash dividend to
                                              stockholders.  The Company's Board of Directors presently intend to retain all earnings to finance the expansion of the Company's operations and does not expect to authorize cash dividends in the foreseeable future.  Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors considered relevant by the Company's Board of Directors.
                                              Certain of the Company's debt agreements restrict the amount of dividends which may be paid.

Trading....................................   The Common Stock is traded on the New York Stock Exchange under the symbol "ICO."

(1)      Does not include (i) 1,132,948 additional shares reserved for issuance pursuant to currently outstanding
options  under  the  Company's   1997,  1994  and  1990  stock  plans  and  1987
nonqualified stock option plan, (ii) 2,302,084 additional shares reserved for issuance pursuant to the conversion of the Company's
6% Convertible Subordinated Debentures due June 15, 2006 or (iii) such additional shares  which will be reserved for issuance pursuant to the  conversion  of the Debentures.
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                  Summary Consolidated Financial Data

                                                 (in thousands, except per share data)

                                                      Fiscal Year Ended December                              Twenty-Six Weeks Ended

                                                                                                             June 29,       June 28,
                                   1992           1993           1994           1995           1996            1996           1997
                                  ------         ------         ------         ------         ------          ------         -----
Statement of Operations Data:

Revenues....................   $   1,014,46   $   1,545,22   $    1,800,53  $   2,200,344  $   3,102,055   $  1,411,941   $1,813,904

Earnings (loss) before income
taxes                                17,959         19,693         (3,749)         19,833         31,719         12,566       20,262

Net earnings (loss).........         10,734         11,975         (2,256)         11,707         18,733          7,414       11,954

Earnings (loss) per share,
fully diluted                  $       1.25   $       1.26   $      (0.22)  $        1.14  $        1.64   $       0.71   $     0.94

Weighted average shares
outstanding, fully diluted            8,566          9,500          10,300         10,300         12,000         10,500       13,800
fully diluted...............

                                                                                                     June 28, 1997

                                                                                                           As         As Adjusted
Balance Sheet Data:                                                                       Actual       Adjusted(1)    Pro Forma(2)

Working capital...................................................................      $  81,869    $   130,119     $   235,723

Total assets......................................................................        944,912        946,662         980,516

Long-term debt....................................................................         55,250        105,250         105,250

Stockholders' equity..............................................................        207,012        207,012         312,616


(1)  As adjusted to give effect to the sale of Debentures offered hereby.

(2) As adjusted to give effect to the sale of Debentures offered hereby and the sale of the Common Stock, as described in the following paragraph, and the application of the estimated net proceeds of both offerings.
See "Use of Proceeds".

                              Common Stock Offering

     Concurrently with the offering, the Company is offering, by separate prospectus, 3,000,000 shares of Common Stock (up to 3,450,000 shares if the underwriters' over-allotment option is exercised in full). The consummation of the offering of the Debentures made hereby is not conditioned upon the consummation of the Common Stock offering.

--------------------------------------------------------------------------------

                                  RISK FACTORS

         The Prospectus and this Prospectus Supplement, including documents incorporated by reference herein, contain certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including factors described in "Risk Factors" herein and in documents incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as believed, estimated or expected.

Dependence Upon Key Vendors

         Inacom's business is dependent in large measure upon its relationship with key vendors. A substantial portion of Inacom's computer products revenue is derived from the sales of the products of key vendors, including Compaq, IBM and Hewlett-Packard. During the fiscal year ended December 28, 1996, sales of Compaq, IBM and Hewlett-Packard products accounted for approximately 26%, 24% and 15%, respectively, of the Company's revenues. Inacom derives a substantial portion of its communications products and services revenue from the sale of Lucent Technologies products and AT&T services. Although Inacom considers its relationships with its key vendors to be good, there can be no assurance that these relationships will continue as presently in effect or that changes in marketing approach by one or more such key vendors and other suppliers would not adversely affect Inacom. Inacom's agreements with these vendors are on a non-exclusive basis and may be terminated by the vendors on notice typically ranging from 30 to 90 days. Termination of, or a material change to, or a nonrenewal of Inacom's agreements with Compaq, IBM and Hewlett-Packard, a material decrease in the level of marketing development programs offered by computer vendors, or an insufficient or interrupted supply of vendors' product would have a material adverse effect on Inacom's business. See "Business -- Products and Vendors."

Impact of Vendor Incentive Funds

         The key vendors of Inacom provide various incentives for promoting and marketing their product offerings. Funds or credits received by Inacom are based either on the sales of the vendor's products through the independent reseller and Inacom-owned channels, or on Inacom's purchases from the respective vendor. The three major forms of vendor incentives received by Inacom are co-operative funds, market development funds and vendor rebates. The funds or credits are earned through performance of specific marketing programs or upon completion of objectives outlined by the vendors. These funds or credits from Inacom's primary vendors typically range from 1% to 5% of purchases by Inacom. A material decrease in the level of vendor incentive funding or credits would have a material adverse effect on Inacom's business. See "Business -- Products and Vendors."

Inventory Management Risks

         The personal computer industry is characterized by rapid product improvement and technological change resulting in relatively short product life cycles and rapid product obsolescence, which can place inventory at considerable valuation risk. Inacom's information technology suppliers generally provide price protection intended to reduce the risk of inventory devaluation. However, many of these suppliers have announced plans to reduce the number of days for which they will provide price protection. There can be no assurance that vendors will continue such policies or that unforeseen new product developments and related inventory obsolescence will not materially adversely affect Inacom's business.

Build-to-Order Delivery Model

         The  system  used by  major  manufacturers,  such as  IBM,  Compaq  and
Hewlett-Packard to deliver computer systems to business clients through technology providers such as Inacom is changing from a build-to-forecast model to a build-to-order model. See "Business - Industry". The potential advantages to technology providers such as Inacom from such a system -- reduced inventory requirements, improved margins and market share gains -- involve potential disadvantages including a decrease in the number of days of price protection available from the manufacturers and the requirement that Inacom meet strict manufacturer final assembly qualification standards. The failure of Inacom to meet the manufacturer qualification standards, or the inability of Inacom to manage its inventory to levels to meet client demands and within the manufacturer's price protection limits, could have a material adverse effect on Inacom's business.

Dependence Upon Key Management and Technical Personnel

         Inacom's success depends to a significant extent on its ability to attract and retain key personnel. Inacom is particularly dependent on its senior management team and technical personnel. Inacom's strategy for growth in the sale of computer services and communication services depends on its ability to attract and retain qualified technical personnel, including systems engineers and communications specialists. Competition for technical personnel is intense and no assurance can be given that Inacom will be able to recruit and retain such personnel. The failure to recruit and retain senior management and technical personnel could have a material adverse effect on Inacom's business.

Management of Expanding Operations and Increased Service Focus

     The Company's growth resulting from expanding operations and its increased focus on the complete life cycle technological needs of its business clients places significant demands on the Company's management, operational and technical resources. Such growth and increased life cycle service focus are expected to continue to challenge the Company's sales, marketing, technical and support personnel and senior management. The Company's future performance will depend in part on its ability to manage expanding operations and to adapt its operational systems to respond to changes in its business. In particular, the Company's success will depend upon its key management and technical personnel. See "Dependence Upon Key Management and Technical Personnel" above. The failure of the Company to effectively manage its growth and increased life cycle service focus effectively or to train its technical field personnel could have a material adverse effect on Inacom's business.

Funding Requirements; Interest Rate Sensitivity

         Inacom's business requires significant working capital to finance product inventory and accounts receivable. Inacom has funded its inventory and working capital requirements through an inventory and working capital financing agreement, a revolving credit facility and the public sale of debentures. The borrowings under these agreements typically bear a floating rate of interest. Due to the Company's significant working capital needs, an increase in interest rates could have a material adverse effect on Inacom's results of operation. There can be no assurance that sufficient equity or debt financing will be available on terms acceptable to Inacom or that Inacom will be able to refinance its existing indebtedness. The inability of Inacom to refinance its existing indebtedness or to obtain a sufficient amount of alternative financing would have a material adverse effect on Inacom's business.

Risks of Financial Leverage

         The Company's business requires significant working capital and the primary sources of such working capital are provided through an inventory and working capital financing agreement, the $55.25 million in aggregate principal amount of 6% convertible subordinated debentures issued in June 1996, and a revolving credit facility of $40.0 million. On June 28, 1997, $80.0 million was outstanding under the working capital portion of the inventory and working capital financing agreement and the interest rate was 7.5% based on three-month LIBOR. The inventory and working capital agreement expires in June 1998. The debentures are unsecured subordinated debt of the Company. On June 28, 1997, $40.0 million was outstanding under the revolving credit facility and the interest rate was 6.99% based on three-month LIBOR. The revolving credit facility expires in February 1998. The degree to which the Company is leveraged could have important consequences to holders of the Common Stock, including the following: (i) the Company's ability to obtain other financing in the future may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness; and (iii) a high degree of leverage may make the Company more vulnerable to economic downturns and may limit the ability to withstand competitive pressures. The Company's ability to make scheduled payments on or, to the extent not restricted pursuant to the terms thereof, to refinance its indebtedness depends on its financial and operating performance, which is subject to prevailing economic conditions and to financial, business and other factors beyond its control.

Competition

         All aspects of the technology management services industry are highly competitive. The technology management services industry continues to experience a significant amount of consolidation. In the future Inacom may face fewer but larger and better financed competitors as a consequence of such consolidation. Inacom competes for potential clients, including national accounts, with numerous resellers, distributors and service providers. Several computer manufacturers have expanded their channels of delivery, pricing and product positioning and compete with Inacom's marketing network for potential clients. Other competitors operate mail-order or discount stores offering clones of major vendor products. Inacom also competes with computer technology providers in the recruitment and retention of franchisees and independently-owned resellers. Inacom competes in the computer services division with a large number of service providers, including IBM through its Global Services division, Andersen
Consulting, EDS, CompuCom Systems, ENTEX, GE Capital Technology Management Services, IKON Office Solutions and Vanstar Corp. Competition in the communications products and services industry is also intense, and includes entities which are also significant vendors of Inacom, such as Lucent Technologies and AT&T. Certain competitors and manufacturers are substantially larger than Inacom and have greater financial, technical, service and marketing resources. The level of future sales and earnings achieved by Inacom in any period may be adversely affected by a number of competitive factors, including an increase in direct sales by vendors to independent resellers and/or clients and increased computer client preference for mail-order or discount store purchases of clones of major vendor products.

Acquisitions

         Inacom's strategy includes effecting acquisitions and strategic relationships in selected geographic market and service areas. Acquisitions involve a number of special risks, including the incorporation of acquired products and services into Inacom's offerings, the potential loss of key employees of the acquired business, the valuation of the acquired business, the incurrence of additional debt and the financial impact of goodwill amortization. Inacom expects to issue equity securities to consummate certain acquisitions, which may cause dilution to current stockholders. No assurance can be given that Inacom will have adequate resources to consummate acquisitions, integrate the acquired businesses or that any such acquisitions will be successful in enhancing Inacom's business.

Dependence on Information Systems

         The Company depends on a variety of information systems to provide it with a competitive advantage. Although the Company has not in the past experienced significant failures or down time of its proprietary procurement and delivery system or any of its other information systems, any such failure or significant down time could prevent the Company from taking orders and/or shipping product and could prevent clients from accessing price and product availability information from the Company. In such event, the Company could be at a severe disadvantage in determining appropriate product pricing or the adequacy of inventory levels or in reacting to rapidly changing market conditions. A failure of the Company's information systems which impacts any of these functions could have a material adverse effect on the Company's business. In addition, the inability of the Company to attract and retain the highly-skilled personnel required to implement, maintain, and operate its centralized information processing system and the Company's other information systems could have a material adverse effect on the Company's business.

Gross Margin Risks

         Gross margins from the sale of computer products have declined over the past several years as a result of computer product price reductions and intense competition. Inacom has responded by reducing operating expenses as a percentage of revenue and by focusing on sales of higher-margin computer services and communication services. There can be no assurance that gross margins for computer products will not continue to decline or that Inacom will be successful in reducing operating expenses as a percentage of revenue. Furthermore, there can be no assurance that gross margins for computer services and communications services will not also decline or that Inacom will be able to continue to successfully grow and compete in such service markets.

Certain Anti-Takeover Effects

         Certain provisions of the Company's Certificate of Incorporation and Delaware law may be deemed to have anti-takeover effects. The Company's Certificate of Incorporation provides that the Board of Directors may issue additional shares of Common Stock or establish one or more classes or a series of Preferred Stock with such designations, relative voting rights, dividend rights, liquidation and other rights that the Board of Directors fixes without stockholder approval. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law which prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. See "Description of Capital -- Preferred Stock" and "Description of Capital Stock -- Section 203 of the Delaware General Corporation Law" in the Prospectus.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the Debentures and Common Stock being offered concurrently (assuming an offering price of $37.25 per share, the last reported share price of the Common Stock on the NYSE on September 26, 1997) are expected to be $48,250,000 and $105,604,000, respectively ($55,488,000 and $121,444,000, respectively if the Underwriters' over-allotment options for the offerings are exercised in full), after deducting the discounts and commissions and the estimated offering expenses payable by the Company. The Company currently anticipates that approximately $120,000,000 of such net proceeds will be used to repay, in part, borrowings under the Company's short-term revolving lines of credit which borrowings are made for working capital purposes and can be reborrowed at any time. The reduction in short-term borrowings will strengthen the Company's balance sheet and provide the Company with additional debt capacity to grow its business internally and through acquisitions. Borrowings outstanding under such lines of credit were $80 million and $40 million at June 28, 1997 and the annual interest rate was 7.5% and 6.99%, respectively. The balance of the net proceeds will be used for general corporate purposes. See "Capitalization."

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         Prior to September 12, 1997, the Common Stock traded in the over-the-counter market and was quoted on the NASDAQ National Market under the symbol "INAC". The Common Stock commenced trading on the NYSE on September 12, 1997, under the symbol "ICO." The following table sets forth the quarterly high and low sales prices for the Common Stock as reported by the NASDAQ prior to September 12, 1997 and by the NYSE thereafter.

               ........................................      High          Low
                                                          ----------     -------

Fiscal Year Ended December 30, 1995
          First Quarter................................   $     9.38     $ 7.00
          Second Quarter...............................        14.25       8.25
          Third Quarter................................        15.25      12.25
          Fourth Quarter...............................        15.12       9.50

Fiscal Year Ended December 28, 1996
          First Quarter................................   $    18.50     $13.25
          Second Quarter ..............................        24.25      15.38
          Third Quarter................................        35.88      15.38
          Fourth Quarter...............................        39.25      29.50

Fiscal Year Ending December 27, 1997
          First Quarter................................   $    40.63     $20.63
          Second Quarter...............................        32.88      20.00
          Third Quarter................................        37.63      29.75
          Fourth Quarter (through October __, 1997)....        [--]       [--]


         On September, 26, 1997 the last reported sales price of the Common Stock on the NYSE was $37.25. As of August 1, 1997 the Company estimates that there were approximately 5,300 beneficial holders of the Company's Common Stock.

         The Company has never declared or paid a cash dividend to stockholders. The Company's Board of Directors presently intends to retain all earnings to finance the expansion of the Company's operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors considered relevant by the Company's Board of Directors. Certain of the Company's debt agreements restrict the amount of dividends which may be paid by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Liquidity and Capital Resources."

                                                  CAPITALIZATION

         The following table sets forth the capitalization of the Company at June 28, 1997, and as adjusted to give effect to the application of estimated net proceeds of $105,604,000 from the sale by the Company of the Common Stock and $48,250,000 from the sale by the Company of the Debentures. The information set forth below should be read in conjunction with the Consolidated Financial Statements and Notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                    June 28, 1997
                                                                                                    As Adjusted
                                                                  Actual          As Adjusted(1)    Pro Forma(2)
                                                                                  (in thousands)
Cash and cash equivalent......................................   $     30,720     $     30,720     $      64,574
                                                                 ============     ============     =============

Short-term debt...............................................   $    120,000     $     71,750                --
                                                                 ============     ============     =============

Long-term debt................................................   $     55,250     $    105,250     $     105,250

Stockholders' equity:
    Capital stock:
       Class A preferred stock, $1 par value;
       authorized 1,000,000 shares; none issued...............             --               --                --
    Common stock, $.10 par value; authorized
       30,000,000 shares; 11,537,315 shares
       issued and outstanding; 14,537,315 shares
       issued and outstanding as adjusted pro forma(3)........          1,153            1,153             1,453
    Additional paid-in capital................................        116,298          116,298           221,602
    Retained earnings.........................................         89,561           89,561            89,561
                                                                 ------------     ------------     -------------

       Total stockholders' equity.............................        207,012          207,012           312,616
                                                                 ------------     ------------     -------------

          Total capitalization................................   $    262,262     $    312,262     $     417,866
                                                                 ============     ============     =============

(1) As adjusted to give effect to the sale of the Debentures offered hereby.

(2) Assumes consummation of the offering of the Common Stock concurrently with the consummation of the offering of Debentures.

(3) Does not include (i) 1,132,948 additional shares reserved for issuance pursuant to currently outstanding options under the Company's 1997, 1994 and 1990 stock plans and 1987 nonqualified stock option plan, (ii) 2,302,084 additional shares reserved for issuance pursuant to the conversion of the Company's 6% Convertible Subordinated Debentures due June 15, 2006 or (iii) such additional shares which will be reserved for issuance pursuant to the conversion of the Debentures.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The selected consolidated financial data under the captions "Statement of Operations Data" and "Balance Sheet Data" are derived from the Company's Annual Reports on Form 10-K for each of the years ended December 26, 1992, December 25, 1993, December 31, 1994, December 30, 1995 and December 28, 1996 which have been audited by KPMG Peat Marwick LLP, independent public accountants, and such data as of and for the twenty-six weeks ended June 29, 1996 and June 28, 1997 have been derived from the Company's unaudited Quarterly Reports on Form 10-Q. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto, and the independent auditors' report and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                       Selected Consolidated Financial Data
                                       (in thousands, except per share data)

                                                    Fiscal Year Ended December                           Twenty-Six Weeks Ended
                                                                                                June 29,   June 28,
                                        1992        1993        1994        1995        1996        1996        1997
                                    --------------------------------------------------------------------------------
Statement of Operations Data:
     Revenues......................  $1,014,466 $1,545,227 $1,800,539 $2,200,344   $3,102,055  $1,411,941  $1,813,904
     Direct costs..................     895,276  1,375,796  1,631,820  1,996,538    2,818,696   1,286,627   1,631,787
                                     ----------  ---------  ---------  ---------   ----------  ----------   ---------
     Gross margin..................     119,190    169,431    168,719    203,806      283,359     125,314     182,117
     Selling, general and administrative
       expenses....................      93,267    141,142    160,437    169,338      231,235     102,829     147,671
                                     ----------  ---------  ---------  ---------   ----------  ----------   ---------
     Operating income..............      25,923     28,289      8,282     34,468       52,124      22,485      34,446
     Interest expense..............       7,964      8,596     12,031     14,635       20,405       9,919      14,184
                                     ----------  ---------  ---------  ---------   ----------  ----------   ---------
Earnings (loss) before income taxes.     17,959     19,693     (3,749)    19,833       31,719      12,566      20,262
     Income tax expense (benefit)..       7,225      7,947     (1,493)     8,126       12,986       5,152       8,308
     Cumulative effect of change in
       accounting for taxes........         --         229        --          --          --           --          --
                                     ----------  ---------  ---------  ---------   ----------  ----------   ---------
     Net earnings (loss)...........  $   10,734  $  11,975  $  (2,256) $  11,707   $   18,733  $    7,414   $  11,954
                                     ==========  =========  =========  =========   ==========  ==========   =========
Earnings (loss) per share, fully
     diluted.                             $1.25      $1.26   $  (0.22)     $1.14        $1.64        $.71        $.94
                                     ==========      =====   ========  =========   ==========  ==========   =========
     Weighted average shares
       outstanding, fully diluted..       8,566      9,500     10,300     10,300       12,000      10,500      13,800
                                     ==========  =========  =========  =========   ==========  ==========   =========

Balance Sheet Data:
     Working capital...............  $   65,901  $  67,936  $  78,759  $  90,940   $  100,303  $  135,408   $  81,869
     Total assets..................     288,365    456,894    519,875    624,238      847,600     631,854     944,912
     Long-term debt................      36,800     20,000     30,333     23,667       55,250      68,850      55,250
     Stockholders' equity..........  $  101,275  $ 136,491  $ 135,590  $ 148,775   $  176,830  $  158,313   $ 207,012


                                     Certain Data As A Percentage of Revenues


                                                    Fiscal Year Ended December                Twenty-Six Weeks Ended
                                                                                                June 29,   June 28,
                                         1992      1993       1994       1995        1996        1996          1997
                                     -------------------------------------------- --------      ----------     ----


Revenues...........................    100.0%     100.0%      100.0%    100.0%      100.0%       100.0%     100.0%
Direct costs.......................     88.3       89.0        90.6      90.7        90.8         91.1       90.0
                                      ------     ------     -------    ------     -------       ------     ------
Gross margin.......................     11.7       11.0         9.4       9.3         9.2          8.9       10.0
Selling, general and administrative
expenses.                                9.2        9.1         8.9       7.7         7.5          7.3        8.1
                                         ---    ----------  --------- ----------  ------------ ---------- ---------
Operating income...................      2.5        1.9         0.5       1.6         1.7          1.6        1.9
Interest expense...................      0.8        0.6         0.7       0.7         0.7          0.7        0.8
                                      ------     ------     -------    ------     -------       ------     ------
Earnings (loss) before income tax..      1.7        1.3      (0.2)        0.9         1.0          0.9        1.1
Income tax expense (benefit).......      0.7        0.5      (0.1)        0.4         0.4          0.4        0.4
                                      ------     ------     -----      ------     -------       ------     ------
Net earnings (loss)................      1.0%       0.8%     (0.1)%       0.5%        0.6%         0.5%       0.7%
                                      ======     ======     =====      ======     =======       ======     ======

                                      S-13

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                                             AND RESULTS OF OPERATIONS
Overview

         Inacom is a leading single source provider of information technology products and technology management services designed to enhance the productivity of information systems, primarily for Fortune 1000 clients. The Company offers a comprehensive range of value added services to manage the entire information system life cycle including: (1) needs assessment and technology planning, (2) technology procurement and configuration, (3) systems integration and systems management, (4) ongoing systems support and distributed support, and (5) asset management.

         The Company generates revenue, gross margin and earnings by providing products and services to its clients throughout the life cycle of a computer system. These revenues, gross margin and earnings are comprised of three main classifications; (i) computer product sales, (ii) computer services and (iii) communication products and services and are provided through the Company's marketing network which consists of Company-owned business centers and independent value added resellers. Computer product sales are derived from the sale of microcomputer systems, workstations and related products. Computer services are derived from the sale of technology procurement services, system integration services and system support services. Communication products and services are derived from the sale of voice and data equipment, long distance
services  and  convergence  technology  through  the  Company's   communications
division.

         The Company recognizes revenue from computer product sales upon shipment to its clients. Revenues from consulting and other computer services are recognized as the Company performs the services. Revenues from maintenance and extended warranty agreements are recognized ratably over the term of the agreement. Extended warranty costs are accounted for on an accrual basis and are recognized under the sales method.

Results of Operations

         The following table sets forth, for the indicated periods, revenues, gross margins and net earnings of the Company segmented by the three main classifications.

                          Summary of Operating Results
                                 (in thousands)

                                          Fiscal Year Ended December        Twenty-Six Weeks Ended     Thirteen Weeks Ended
                                                                                June 29,   June 28,     June 29,     June 28,
                                        1994(1)        1995       1996(2)         1996       1997         1996         1997
                                        -------        ----       -------         ----       ----         ----         ----
     Revenues:
        Computer products.......     $1,680,397    $2,047,215   $2,885,019   $1,316,307  $1,657,705   $  718,585   $ 884,952
        Computer services.......         85,406        95,476      136,888       58,340     108,238       30,201      60,607
        Communication products
          and services..........         34,736        57,653       80,148       37,294      47,961       21,074      26,655
                                     ----------    ----------   ----------   ----------   ---------   ----------   ---------
                  Total.........     $1,800,539    $2,200,344   $3,102,055   $1,411,941   $1,813,904  $  769,860   $ 972,214
                                     ==========    ==========   ==========   ==========   ==========  ==========   =========
     Gross margin:
        Computer products.......     $  113,797    $  122,386   $  162,651   $   74,316   $  92,080   $   40,825   $  48,076
        Computer services.......         52,506        67,599      103,228       42,790      79,858       22,854      45,726
        Communication products
          and services..........          7,516        13,821       17,480        8,208      10,179        4,454       5,072
                                     ----------    ----------   ----------   ----------   ---------   ----------   ---------
                  Total.........     $  173,819    $  203,806   $  283,359   $  125,314   $ 182,117   $   68,133   $  98,874
                                     ==========    ==========   ==========   ==========   =========   ==========   =========
     Net earnings (loss):
        Computer products.......     $    (659)    $    5,418   $    9,703   $    4,102   $   4,883   $    2,545   $   2,550
        Computer services.......          2,527         5,272        7,381        2,796       5,691        1,669       3,464
        Communication products
          and services..........             77         1,017        1,649          516       1,380          210         695
                                     ----------    ----------   ----------   ----------   ---------   ----------   ---------
                  Total.........     $    1,945    $   11,707   $   18,733   $    7,414   $  11,954   $    4,424   $   6,709
                                     ==========    ==========   ==========   ==========   =========   ==========   =========

(1) Gross margin and net earnings exclude the impact of non-recurring charges recognized in the second quarter of 1994. (2) Net earnings include the impact of non-recurring charges of $991,000 in the fourth quarter of 1996.

         The following table sets forth, for the indicated periods, the percentage mix of revenue and net earnings of the Company by the three main classifications.

                                                     Percentage Mix of Revenues and Net Earnings

                                          Fiscal Year Ended December        Twenty-Six Weeks Ended     Thirteen Weeks Ended
                                                                               June 29,      June 28    June 29,     June 28,
                                         1994(1)        1995        1996(2)      1996         1997        1996         1997
                                         -------        ----        -------      ----         ----        ----         ----
     Revenues:
        Computer products.......          93.3%         93.1%        93.0%       93.3%        91.4%       93.4%       91.1%
        Computer services.......           4.7           4.3          4.4         4.1          6.0         3.9         6.2
        Communication products
          and services..........           2.0           2.6          2.6         2.6          2.6         2.7         2.7
                                          -------      -------       -------    --------     --------    --------     -----
                  Total.........          100.0%          100.0%       100.0%      100.0%       100.0%      100.0%      100.0%
                                          =======      =======       =======    ========     ========    ========     =====
     Net earnings:
        Computer products.......          (33.9)%       46.3%        51.8%       55.3%        40.8%       57.5%       38.0%
        Computer services.......          129.9         45.0         39.4        37.7         47.7        37.7        51.6
        Communication products
          and services..........           4.0           8.7          8.8         7.0         11.5         4.8        10.4
                                          -------      -------       -------    --------     --------    --------     -----
                  Total.........          100.0%       100.0%        100.0%     100.0%       100.0%      100.0%       100.0%
                                          =======      =======       =======    ========     ========    ========     =====

     The following table sets forth, for the indicated periods, the gross margin percentage of the three main classifications and the consolidated gross margin percentage.

                                                    Gross Margin Percentages

                                          Fiscal Year Ended December        Twenty-Six Weeks Ended     Thirteen Weeks Ended
                                                                               June 29,      June 28    June 29,     June 28,
                                         1994(1)        1995        1996(2)      1996         1997        1996         1997
                                         -------        ----        -------      ----         ----        ----         ----
     Gross margin:
        Computer products.......           6.8%          6.0%         5.6%        5.7%         5.6%        5.7%        5.4%
        Computer services.......          61.5          70.8         75.4        73.4         73.8        75.7        75.5
        Communication products
          and services..........          21.6          24.0         21.8        22.0         21.2        21.1        19.0

     Consolidated gross margin             9.7           9.3          9.1         8.9         10.0         8.9        10.2

(1) Gross margin and net earnings exclude the impact of non-recurring charges recognized in the second quarter of 1994.
(2) Net earnings include the impact of non-recurring charges of $991,000 in the fourth quarter of 1996.

Second Quarter and First Six Months of 1997
Compared to Second Quarter and First Six Months of 1996

         Revenues. Revenues for the second quarter and first six months of 1997 increased $202.4 million or 26.3% and $402.0 million or 28.5% over the second quarter and first six months of 1996, respectively. Revenue growth resulted primarily from computer product sales which increased $166.4 million or 23.2% and $341.4 million or 25.9% over the second quarter and first six months of 1996, respectively. Revenues from computer services increased $30.4 million or 100.7% and $49.9 million or 85.5% over the second quarter and first six months of 1996, respectively. Revenues from communication products and services increased $5.6 million or 26.5% and $10.7 million or 28.6% over the second quarter and first six months of 1996, respectively.

         Revenues increased primarily as a result of an increase in products shipped directly to the end-user client, overall industry growth and the acquisitions completed by the Company during 1996 and 1997. The increase in revenues related to the acquisitions was approximately $27.5 million and $52.3 million over the second quarter and first six months of 1996, respectively. The increase in computer product sales resulted primarily from an increase in sales through the Company-owned business centers ($129.1 million or 39.2% and $222.2 million or 35.9% over the second quarter and first six months of 1996, respectively) and through an increase in sales through the independent reseller channel ($49.0 million or 12.0% and $136.1 million or 18.7% over the second quarter and first six months of 1996, respectively).

         Revenues from computer services increased as a result of increased sales efforts for such service offerings, the inclusion of these services with increasing computer product sales and the recent acquisitions completed by the Company. The increase in computer services sales resulted primarily from an increase in sales through the Company-owned business centers ($15.0 million or 65.4% and $24.8 million or 55.9% over the second quarter and first six months of 1996, respectively). The increase in computer services revenues related to acquisitions was approximately $9.4 million and $13.4 million over the second quarter and first six months of 1996, respectively. Revenues from communication products and services increased as a result of broad based growth from the communications product offerings.

         Gross Margins. The increase in the Company's gross margin percentages for the first six months of 1997 versus the same period in 1996 was primarily a result of the increase in mix of higher-margin computer services and communications products and services versus lower-margin computer products. The decrease in gross margin percentage for computer products resulted primarily from a decrease in the margin percentage on computer product sales through the Company-owned business centers and the independent reseller channel in the first six months of 1997 versus the same period in 1996. The increase in gross margin percentage for computer services resulted from an increase in the mix of services to include more higher-margin systems integration services versus support and technology procurement services. The decrease in gross margin percentage for the communication products and services resulted from an increase in mix of revenues to include more lower-margin communications product sales as compared to higher-margin long distance and non-product services.

         Selling, General And Administrative Expenses. Selling, general and administrative (SG&A) expenses for the second quarter and first six months of 1997 increased $24.8 million or 44.6% and $44.8 million or 43.6% over the second quarter and first six months of 1996, respectively. SG&A as a percentage of revenue was 8.3% in the second quarter of 1997 versus 7.2% in the second quarter of 1996, and 8.1% for the first six months of 1997 versus 7.3% for the first six months of 1996. The increase in spending and the related increase in SG&A as a percentage of revenues resulted primarily from the costs of handling the increased services revenues. During the third quarter of 1996 the Company continued to invest in the infrastructure by opening a center in Ontario, California to facilitate "build-to-order" and cost-effective configuration and delivery to the Company's clients. The Company incurred additional costs during the second quarter and first six months of 1997 related to integrating the acquisitions completed in the fourth quarter of 1996 and acquisitions completed in the first and second quarters of 1997. The increase in SG&A related to acquisitions was approximately $6.1 million and $7.5 million over the second quarter and first six months of 1996, respectively.

         Interest Expense. Interest expense for the second quarter and first six months of 1997 was $7.1 million and $14.2 million, respectively, versus interest expense for the second quarter and first six months of 1996 of $5.0 million and $9.9 million, respectively. Interest expense increased primarily due to higher average daily borrowings. Average daily borrowings for the second quarter and first six months of 1997 were $124.1 million and $118.3 million more than the average borrowings for the second quarter and first six months of 1996, respectively. The weighted average borrowing rate for the second quarter of 1997 increased approximately 6 basis points over the second quarter of 1996 and decreased 15 basis points for the first six months of 1997 versus the first six months of 1996. The increase in the average daily borrowings resulted primarily from financing an increase in accounts receivable resulting from the increase in revenues, and an increase in inventory levels. The weighted average daily borrowing interest rate increased for the second quarter of 1997 primarily due to an increase in LIBOR rates in 1997 versus 1996. The average daily borrowing interest rate decreased for the first six months of 1997 versus the same period in 1996 primarily because the Company sold an additional $100 million of accounts receivable in January 1997, which as of June 28, 1997 had an interest rate of 6.09%, and issued $55.25 million of 6% convertible subordinated debentures in June 1996 (see "Liquidity and Capital Resources"). The funding from the sale of $100 million in accounts receivable and the issuance of $55.25 million of convertible bonds was used to decrease the borrowings outstanding on the inventory and working capital credit line which on June 28, 1997 had an interest rate of 7.5%.

         Net Earnings. Net earnings for the quarter ending June 28, 1997 increased 51.7% to $6.7 million compared with net earnings of $4.4 million for the second quarter of 1996. Net earnings per share for the second quarter of 1997 increased to $.52 per fully diluted share from the $.42 per fully diluted share reported for the same period in 1996. Net earnings for the first six months of 1997 increased 61.2% to $12.0 million compared with net earnings of $7.4 million for the first six months of 1996. Net earnings per share for the first six months of 1997 increased to $.94 per fully diluted share from the $.71 per fully diluted share reported for the same period in 1996. Net earnings from computer services for the quarter ending June 28, 1997 increased 107.5% to $3.5 million compared with net earnings from computer services of $1.7 million for the same period in 1996 and constituted 51.6% in the aggregate of net earnings of the Company for such period.

1996 Compared to 1995

         Revenues. Revenues for 1996 increased $901.7 million or 41.0% to $3.1 billion when comparing the fiscal year ended December 28, 1996 with the fiscal year ended December 30, 1995. Revenue growth resulted primarily from computer product sales which increased $837.8 million or 40.9% during 1996. Revenues from computer services increased $41.4 million or 43.4% over 1995. Revenues from communication products and services increased $22.5 million or 39.0% in 1996.

         Revenues increased primarily as a result of an increase in products shipped directly to the end-user client, overall industry growth, the sale of products to new independent resellers and the acquisitions completed by the Company-owned business centers. The increase in revenues related to the acquisitions was approximately $49.4 million for 1996. The increase in computer product sales resulted from an increase in sales through the independent reseller channel ($563.5 million or 50.9% over 1995) and through an increase in sales through the Company-owned business centers ($291.7 million or 29.4% over 1995). Revenues from computer services increased as a result of increased sales efforts for such service offerings and the inclusion of these services with increasing computer product sales. Revenues from communication products and services increased as a result of broad based growth from the communications product and service offerings.

         Gross Margins. The decrease in the Company's gross margin percentage for 1996 is primarily a result of the decrease in the gross margin percentage on computer products, which resulted primarily from a greater proportion of lower-margin independent reseller channel sales in 1996 versus higher-margin computer product sales in the Company-owned business centers.

         The increase in gross margin percentage for computer services resulted from an increase in the mix of services to include more higher-margin systems integration services versus the support and technology procurement services. The decrease in gross margin percentage for the communication products and services resulted from an increase in mix of revenues which included more lower-margin communications product sales as compared to the higher-margin long distance and non-product services.

         Selling, General and Administrative Expenses. Selling, general and administrative (SG&A) expenses increased $61.9 million or 36.6% in 1996. SG&A as a percentage of revenue was 7.5% in 1996 versus 7.7% in 1995. Excluding the impact of non-recurring charges recognized in the fourth quarter of 1996, SG&A expenses increased $60.2 million or 35.6% in 1996. SG&A as a percentage of revenue, excluding the impact of the non-recurring charges recognized in the fourth quarter of 1996, was 7.4% in 1996 versus 7.7% in 1995.

         The increase in spending resulted primarily from the costs of handling the increased product, services and communications revenues. The Company also continued to invest in the infrastructure by opening a center in Ontario, California to enable "build-to-order" configuration and delivery, during the third quarter of 1996. The Company incurred additional costs during the year related to integrating the current year's acquisitions. The decrease in SG&A as a percentage of revenue resulted from leverage achieved through operational efficiencies resulting from current and prior period investments in distribution center automation, information systems and computer service offerings.

         Interest Expense. Interest expense for 1996 increased by $5.8 million to $20.4 million. Interest expense increased due to higher average daily borrowings. Average daily borrowings for 1996 were $114.4 million more than the average borrowings during 1995. The average daily borrowing interest rate decreased approximately 0.8 percentage points from 1995. The increase in the average daily borrowings resulted from the Company's decision in the first quarter of 1996 to take advantage of early pay discounts offered by some of the Company's major vendors as well as an increase in accounts receivable and inventory. The increase in accounts receivable is a result of an increase in sales. The decrease in the average daily borrowing interest rate resulted from the Company selling $100 million of accounts receivable in June 1995 and the issuance of $55.25 million of 6% convertible subordinated debentures in June 1996 (see "Liquidity and Capital Resources").

         Net Earnings. Net earnings for 1996 increased 60% to $18.7 million, which includes non-recurring charges of $991,000, compared with net earnings of $11.7 million for 1995. Net earnings per share increased to $1.64 per fully diluted share, which includes non-recurring charges of $0.09 per share, from the $1.14 per fully diluted share reported for 1995.

         Business Combination and Non-Recurring Charges. In December 1996, the Company effected two business combinations accounted for as poolings of interest transactions. The overall impact of the combinations with relation to the financial statements taken as a whole are not material and thus prior periods for the Company have not been restated to reflect the business combinations. The Company recognized non-recurring charges of $991,000 related to the business combinations during the fourth quarter of 1996. The effect of the immaterial poolings was to increase stockholders' equity by approximately $643,000.

1995 Compared To 1994

         Revenues. Computer product sales increased $366.8 million or 21.8% to $2.0 billion during 1995. Computer services increased $10.1 million or 11.8% to $95.5 million during 1995. Communications products and services revenue increased $22.9 million or 66% to $57.7 million during 1995.

         Revenues from computer product sales increased as a result of broad based growth within both the independent reseller channel and the Company-owned business centers. Revenues from the independent reseller channel increased as a result of growth within the Company's existing reseller channel, an increase in products shipped directly to the end-user and an increase in second source revenue. Second source revenue is generated from sales to independent resellers who are not Inacom resellers by contract. These revenues are primarily a result of "open sourcing" pursuant to which certain manufacturers, beginning in 1994, lessened or eliminated requirements from independent resellers to purchase product from one source. Revenues from the Company-owned business centers increased as a result of broad-based growth across all regional locations. Computer services revenue increased as a result of the increase in computer product sales. Revenues from communication products and services increased as a result of broad-based growth within the Company's communications division.

         Gross Margins. Computer product margins increased $8.6 million or 7.6% to $122.4 million during 1995 and the gross margin percentage, exclusive of non-recurring charges recognized in the second quarter of 1994, decreased 0.8 percentage points to 6.0% in 1995. Computer services margins increased $15.1 million or 28.7% to $67.6 million during 1995 and the gross margin percentage, exclusive of non-recurring charges recognized in the second quarter of 1994, increased 9.3 percentage points to 70.8% in 1995. Communications product and services margins increased $6.3 million or 83.9% to $13.8 million during 1995 and the gross margin percentage increased 2.4 percentage points to 24.0% in 1995. Computer products margin was 60.1% of total 1995 gross margin versus 65.5% of total 1994 gross margin. Computer services gross margin was 33.2% of total 1995 gross margin versus 30.2% of total 1994 gross margin. Communications products and services gross margin was 6.7% of total 1995 gross margin versus 4.3% of total 1994 gross margin.

         The increase in gross margin dollars for computer products was a result of the increase in revenues. The decline in gross margin percentage for computer products was a result of market pricing pressures related to open sourcing, which began in the independent reseller channel during the second quarter of 1994, and an overall decline in hardware margins realized on end user sales. The increase in gross margin dollars and gross margin percentage for computer services resulted from the increased revenues and an increase in mix of services revenues to include more higher margin systems integration services versus the support and technology procurement services. The increase in gross margin dollars and gross margin percentage for the communication products and services was a result of the increased revenues and the increase in the mix of revenues to include more higher margin long distance and services.

         Selling, General and Administrative Expenses. Selling, general and administrative (SG&A) expenses increased $8.9 million or 5.6% to $169.3 million in 1995. As a percentage of revenue, these expenses decreased 1.2 percentage points from 8.9% in 1994 to 7.7% in 1995. Excluding the impact of 1994 non-recurring charges, SG&A expenses increased $10.9 million or 6.9% during 1995. SG&A as a percentage of revenue, excluding the impact of non-recurring charges recognized in the second quarter of 1994, decreased 1.1 percentage points during 1995.

         The increase in SG&A during 1995 resulted primarily from increased spending partially offset by an increase in market development funds earned from various vendors and credited against SG&A. The increase in spending was primarily a result of employee increases and contract labor expenses to support the increasing service revenue component of the Company-owned business centers. The increase in vendor funds earned resulted from attainment of program objectives outlined by vendors primarily driven by higher revenues in 1995. The decrease in SG&A as a percentage of revenue during 1995 resulted from operational efficiencies achieved through investments in distribution center automation and information systems.

         Interest Expense. Net interest expense for 1995 increased by $2.6 million to $14.6 million. The increase was due primarily to the increase in the average daily borrowing interest rate. The Company's average daily borrowing interest rate for 1995 increased approximately 1.3 percentage points during the year while the average daily borrowings decreased to $178.8 million in 1995 from $201.9 million in 1994.

         Net Earnings. For the reasons described above, the net earnings for 1995 were $11.7 million compared to a net loss of $2.3 million in 1994 which includes non-recurring charges of $4.2 million; an increase of $14.0 million. Earnings per share for 1995 were $1.14 compared to a loss per share of $0.22 in 1994 which includes non-recurring charges of $.41 per share.

Recent Accounting Pronouncement

         In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per share" which revises the calculation and presentation provisions of Accounting Principals Board Opinion 15 and related interpretations. Statement No. 128 is effective for the Company's fiscal year ending December 28, 1997. Retroactive application will be required. The Company believes the adoption of Statement 128 will not have a significant effect on its reported earnings per share.

LIQUIDITY AND CAPITAL RESOURCES

         The Company's primary sources of liquidity are provided through an inventory and working capital financing agreement of $550.0 million (increased from $350.0 million as of June 27, 1997), convertible subordinated debentures of $55.25 million, and a revolving credit facility of $40.0 million.

         The $550 million facility provided by IBM Credit Corp. can be used by the Company at its discretion, subject to a borrowing base, for its working capital needs and inventory purchases. The inventory and working capital financing agreement was amended in 1997 and expires June 29, 1998. On June 28, 1997, $338.8 million was outstanding under the inventory and working capital financing agreement. Of this amount, $258.8 million was related to non-interest bearing trade accounts payable. The balance of $80.0 million was related to working capital with an interest rate of 7.5% based on three-month LIBOR. This inventory and working capital financing agreement is secured by inventory and other assets.

         The $55.25 million 6% convertible subordinated debentures were issued in June 1996 and are due June 15, 2006. The debentures are convertible into common stock of the Company at a conversion price of $24.00 per share, subject to adjustments under certain circumstances, beginning on September 19, 1996. The debentures are not redeemable by the Company prior to June 16, 2000 and, thereafter, the Company may redeem the debentures at various premiums to principal amount. The debentures may also be redeemed at the option of the holder at any time prior to June 16, 2000 if there is a Change in Control (as defined in the indenture) at a price equal to 100% of the principal amount plus accrued interest at the date of redemption.

         The $40.0 million revolving credit facility agreement expires in February 1998. On June 28, 1997, $40.0 million was outstanding under the revolving credit facility and the interest rate was 6.99% based on three-month LIBOR. The revolving credit facility is secured by inventory and other assets.

         The debt agreements contain certain restrictive covenants, including the maintenance of minimum levels of working capital, tangible net worth, limitations on incurring additional indebtedness and restrictions on the amount of net loss the Company can incur. Certain covenants effectively limit the amount of dividends which the Company may pay to the stockholders. The amount of retained earnings on June 28, 1997 not restricted as to payments of cash dividends under the most restrictive covenants in such agreements was approximately $78.8 million. The Company was in compliance with the covenants contained in the agreements on June 28, 1997.

         Long-term debt was 21.1% of the total long-term debt and equity at June 28, 1997 versus 30.3% at June 29, 1996. The decrease was primarily a result of the payment of $13.6 million of private placement notes previously held by unaffiliated insurance companies and an increase in equity due to earnings and the issuance of additional shares of common stock.

         The Company has entered into an agreement to sell $200 million of accounts receivable, with limited recourse, to an unrelated financial institution. The agreement was initially entered into in June 1995 with respect to $100 million of accounts receivable and was amended in January 1997 to sell an additional $100 million of accounts receivable. New qualifying receivables are sold to the financial institution as collections reduce previously sold receivables in order to maintain a balance of $200 million sold receivables. On June 28, 1997, $46.6 million of additional accounts receivable were designated to offset potential obligations under limited recourse provisions; however, historical losses on Company receivables have been substantially less than such additional amount. On June 28, 1997, the interest rate was 6.09%.

         The Company occasionally uses financial instruments to reduce interest rate risk. The Company does not hold or issue financial instruments for trading purposes. On January 17, 1997 the Company entered into a one-year interest rate swap agreement with an unrelated financial institution which resulted in certain floating rate interest payment obligations becoming fixed rate interest payment obligations at 5.82%. The notional amount of the swap agreement was $100 million.

         During the first six months of 1997, the Company used $44.0 million of cash in operations. Inventory increased by $74.1 million during the first six months with a portion of the increase offset by an increase in accounts payable of $68.8 million. Accounts receivable also increased $55.2 million during the first six months of 1997. Inventory increased during the first six months of 1997 as a result of the Company taking advantage of certain major manufacturers inventory incentive programs. Accounts payable increased as a result of the increase in inventory levels. Accounts receivable increased during the first six months primarily as a result of the increase in revenues for the first six months of 1997.

         The Company used $35.9 million in cash for investing activities in the first six months of 1997. Cash of $19.8 million was used to purchase fixtures and equipment and cash of $4.1 million was used for business combinations.

         Net cash provided from financing activities for the first six months of 1997 totaled $79.2 million, of which $100.0 million was provided from the sale of accounts receivable. The financing proceeds were used to reduce short term borrowings of $20.8 million.

         Operating activities used cash of $18.3 million in 1996 compared to $57.7 million in 1995. The primary factor contributing to the change in cash used by operating activities was the net cash provided by inventory and accounts payable. In 1996, inventory increased $31.8 million over 1995 with an offsetting increase in accounts payable of $71.1 million resulting in net cash provided from inventory and accounts payable of $39.3 million. In 1995, inventory increased $124.3 million over 1994 with a portion of the increase financed through an increase in accounts payable of $105.1 million resulting in net cash used in inventory and accounts payable of $19.2 million.

The increase in cash provided by inventory and accounts payable was primarily a result of an increase in inventory turns in addition to the Company's efforts to match accounts payable terms more closely with inventory turns.

         The net cash provided by inventory and accounts payable was primarily offset by an increase in accounts receivable in 1996. Accounts receivable levels increased $123.6 million due to the increased revenues.

         The Company used $61.1 million in cash for investing activities in 1996. Cash of $26.2 million was used to purchase fixtures and equipment and cash of $23.4 million was used for business combinations (See Notes to Consolidated Financial Statements -- Business Combinations).

         Net cash provided by financing for 1996 totaled $90.1 million, of which $63.0 million was provided from notes payable and $55.25 million was provided from the proceeds received from the sale of 6% convertible subordinated debentures. The financing proceeds were partially offset by $30.3 million in payments on long-term borrowings.

         The Company believes the funding expected to be generated from operations and provided by the existing credit facilities and this offering will be sufficient to meet working capital and capital investment needs for the next twelve months.

                                    BUSINESS

         Inacom is a leading single source provider of information technology products and technology management services designed to enhance the productivity of information systems primarily for Fortune 1000 clients. The Company offers a comprehensive range of value added services to manage the entire information system life cycle including: (1) needs assessment and technology planning, (2) technology procurement and configuration, (3) systems integration and systems management, (4) ongoing systems support and distributed support, and (5) asset management. Inacom's expertise includes the integration of voice and data communications. Inacom sells its products and services through a marketing network of 51 Company-owned business centers throughout the United States that focus on serving large corporations. The Company also has a network of approximately 1,000 value added resellers that typically have a regional, industry, or specific product focus. The Company has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada and Mexico to satisfy the technology management needs of its multinational clients. Inacom is the largest purchaser of IBM computer products and believes it is the second largest purchaser of Compaq computer products worldwide.

         Inacom's expertise in procurement, configuration and delivery of PC's, peripherals and software from a wide range of major vendors enables the Company to customize information systems to meet specific client needs. In addition, Inacom provides its clients with numerous benefits including in-depth product knowledge and experience, competitive pricing from its purchasing arrangements and a wide array of services supporting client needs on an on-going basis.

         Management believes that the Company's expertise in procuring, configuring and delivering information technology products and providing technology management services provides a strategic advantage in addressing certain industry trends. In particular, businesses increasingly are seeking to outsource the management and support of their information technology systems with fewer providers. At the same time, the demand for cost-effective, customized technology systems has led a number of manufacturers, including IBM, Compaq and Hewlett-Packard, to move from "build-to-forecast" delivery systems to "build-to-order" programs in which they ship computer components to a limited number of qualified technology providers, including Inacom, for final assembly and configuration. Management also believes that these trends will lead to further consolidation in the highly fragmented technology management services industry. As a result of the Company's experience in integrating acquired businesses, management believes that the Company is well-positioned to take advantage of strategic acquisition opportunities as they arise.

         Inacom's earnings growth has been enhanced by its rapidly expanding services business. In the first six months of fiscal 1997, computer services provided 47.7% of net earnings, more than double the net earnings from the same period in 1996. Computer products contributed 40.8% and communications products and services provided 11.5% of net earnings in the same period. Inacom expects that earnings from services will continue to grow more rapidly than earnings from its other business segments given Inacom's broad offering of services to its clients and the industry trends discussed above.

         Inacom's goals are to grow net earnings and increase economic value added to enhance shareholder value. To achieve these goals, Inacom provides comprehensive solutions to improve the productivity of its clients' information systems. Key elements of the Company's strategy are: (i) to leverage client relationships to continue expanding higher-margin services revenues, (ii) to capitalize on the trend toward build-to-order/configure-to-order systems, (iii) to expand offerings and geographic coverage through strategic acquisitions, and
(iv) to capitalize on the convergence of data and voice communications.

Industry Background

         The markets for corporate information technology products and technology management services are expected to grow at an annual rate of 18% and 15%, respectively, and are projected to reach $44.9 billion and $26.1 billion, respectively, in 2000 according to DataQuest, a Gartner Group company, a leading information technology research firm. In recent years, the computer industry has undergone a significant transformation as personal computers have replaced traditional minicomputer and mainframe systems. The increasing use of personal computers has led to the networking of personal computers into local area networks (LANs), which in turn has resulted in the expansion of shared information through wide area networks (WANs). Networks are typically comprised of servers, personal computers, peripherals, communication devices and software. Networks increase the speed and flexibility of distributing information and the usefulness of such information to end-users. Achieving the optimal technology system, however, is difficult for many businesses due to the complexity of the distributed network environment, the fragmented sources of products and services and the lack of trained personnel to design, deploy and support networks.

         The decision-making process that businesses face when designing, selecting and deploying information technology solutions is becoming more costly and complex. Many businesses increasingly seek to outsource part or all of the management and support of their information technology systems. Businesses must select from an expanding number of product options with shortening life cycles. Businesses seeking to implement enterprise-wide information management solutions often must integrate diverse and incompatible hardware and software environments which have independently evolved within their organizations. Such integration typically requires the design of a new network, the upgrade of existing hardware and software, and the migration to new systems. In addition, a shortage of qualified information technology personnel has limited the ability of many businesses to capitalize on the latest technologies. Many businesses find it increasingly difficult and costly to maintain the internal infrastructure needed to support their networks. As a result of these trends, the outsourcing of computer network management has grown substantially.

         These developments have created a rapidly-growing market for managing distributed technology. Although competition has led to reduced margins in the computer products segment of the industry, the complexity of designing, selecting and deploying information systems has led to an increase in demand for related higher margins technology management services. The demand for cost-effective customized technology systems has driven a significant change in industry delivery methods. The historical method was a "build-to-forecast"
system, in which both manufacturers and providers of computer products maintained inventories based on forecasted client demand. Recently, a number of manufacturers, including IBM, Compaq and Hewlett-Packard, have announced "build-to-order" programs in which they will ship basic computer components to a limited number of technology providers, including Inacom, based on specific client orders, with final assembly and configuration to be performed by the technology providers for delivery to the business client.

Business Strategy

         Inacom's goals are to grow net earnings and increase economic value added to enhance shareholder value. To achieve these goals Inacom provides comprehensive solutions to improve the productivity of its clients' information systems. Key elements of the Company's strategy are as follows.

         Leverage Client Relationships to Continue Expanding Higher-Margin Services Revenues. Inacom's large client base of hardware procurement clients is a substantial source of services revenue. As businesses increasingly seek to outsource systems management functions to fewer providers, the Company believes it can continue to rapidly grow its services revenue. During the first six months of 1997, computer services accounted for approximately 48% of net earnings, compared to 38% in the comparable period one year ago. Services revenue is generally higher margin, and tends to be more predictable and recurring than hardware procurement revenue making it a particularly attractive portion of the business mix. Inacom believes that its demonstrated ability to extend its relationships into the full life cycle of management services provides it with a competitive advantage in the technology management services industry. The Company also believes that the growing outsourcing of computer technology management services along with the Company's focus on faster growing higher-margin services will allow it to grow its services revenues in excess of projected industry growth rate.

         Capitalize on Trend Toward Build-To-Order/Configured-To-Order Systems. Businesses are demanding more efficient, cost-effective procurement and delivery of custom-configured systems. In response to this demand for build-to-order services, Inacom has invested $42 million to automate its three assembly and configuration facilities. The Company believes that these facilities are among the most sophisticated in the industry due to their state-of-the-art infrastructure and information systems. Two of the Company's assembly and configuration facilities have complete build-to-order capabilities and the third assembly and configuration facility will have such capabilities by the end of 1997. Inacom's strategy is to configure network-ready systems for its business clients on behalf of vendors such as IBM, Compaq and Hewlett-Packard. Inacom has been designated as a build-to-order channel participant for each of these three major vendors.

         Expand Service Offerings and Geographic Coverage Through Strategic Acquisitions. Inacom continually seeks to acquire businesses which enhance its service capabilities and allow the Company to build geographic coverage in attractive markets. Inacom has demonstrated its ability to successfully integrate acquired businesses, having acquired eight businesses during the past eighteen months. These acquisitions expanded Inacom's offerings in the areas of procurement, delivery, network integration, network consulting, asset management and asset registry. These acquisitions also enhanced Inacom's geographic coverage in key metropolitan markets across the United States. Management believes that industry trends, including build-to-order, will result in further consolidation in the highly fragmented technology management services industry. Inacom's strategy is to use its experience in integrating acquired businesses to take advantage of strategic acquisition opportunities as they arise.

         Capitalize on Convergence of Data and Voice Communications. The Company also is focusing on opportunities resulting from the convergence of voice and data communications with computer information management systems. Inacom is leveraging its expertise in providing computer services to assist its business clients in integrating communications systems to allow voice/data recognition, remote access, video conferencing, mobile communications and internet access. Currently, Inacom provides its clients with the communications services and products of Lucent Technologies, AT&T, Cisco Systems, 3Com and Intel. The Company believes it is one of the nation's largest independent providers of communications products for Lucent Technologies.

Life Cycle Management by the Company

         As a single source provider of technology products and services, the Company strives to help its clients optimize their information technology investments and control ongoing costs throughout the life cycle of the clients' technology systems. The Company combines a process improvement approach along with tools and practices gained by experience and trained personnel to assist its clients in managing the life cycle and costs of distributed technology.

         Needs Assessment and Technology Planning. Technology planning services involve assisting clients in designing and developing standardized technology platforms. The services include determining standard hardware technology, application software, operating system software and networking platforms. The Company assists its clients with the selection and standardization of manufacturer brands (such as IBM, Compaq, Hewlett-Packard, Microsoft, Lotus and others) and assists its clients in studying the total cost, performance and capabilities of these brands and products.

         Technology planning services performed by the Company also include the development of strategies for deployment of distributed technology systems within its clients' businesses. The Company assists its clients in decisions to lease or purchase, determining replacement cycles and centralizing acquisition processes. To assist clients with technology planning, the Company has developed specific products and programs such as Policy Based ManagementTM, Tactical Enterprise Network AssessmentTM and Enterprise Technology BlueprintTM.

         Technology Procurement and Configuration. Technology procurement and configuration services generally involve coordinating the technology purchase process, requisitioning technology products, processing, tracking and reporting on the status of orders, customizing hardware and software configurations, direct shipment and shipment tracking. The demand for cost-effective customized technology systems has driven a significant change in industry procurement methods including the trend toward build-to-order programs. Inacom believes that only a limited number of technology providers will have the scale and configuration capabilities necessary to meet these manufacturer requirements. Compaq, IBM and Hewlett-Packard have chosen Inacom for participation in their build-to-order programs. Inacom has invested $42 million in its state-of-the-art assembly and delivery systems to provide build-to-order capabilities. The facilities are strategically located in Swedesboro, New Jersey, Omaha, Nebraska, and Ontario, California to provide prompt and cost-effective delivery nationwide.

         The Company also focuses its technology procurement services on shortening the delivery time of technology products, improving compliance to standards in its clients' organizations, assisting in negotiating hardware and software agreements on behalf of its clients, and providing other services that minimize its clients' costs. The Company provides certain clients with on-site technical procurement specialists who assist and manage the technology procurement process at client locations nationwide. These procurement specialists are technically oriented and focus on process improvement and operational efficiencies in the procurement process.

         The Company believes it has a competitive advantage in providing procurement services through the use of its automated state-of-the-art ordering systems. The Company's Inacommerce and Inacommerce PlusTM software provide an easy to use internet-based procurement management system that allows a business client to determine real-time product availability and order status along with a custom configurator to assist the client in designing a technology solution from its desktop computer. The Company's VISIONTM 2000 software also allows a business client to determine daily product availability, custom configure and order its technology solution. The Company's Direct Express delivery program reduces the number of steps in the procurement process by shipping products directly to the location selected by the business client.

         Systems Integration and Systems Management. The Company provides systems integration services to its clients in an effort to assist clients in controlling costs and gaining control of the life cycle of its distributed technology systems. The Company has products and services available to assist, design and support clients' WANs and LANs and to manage software procurement and license control. In addition, the Company can provide solutions to its clients for data storage management, technology security management, capacity planning, data and database management, and internet and intranet connectivity, support and management.

         The Company provides systems management services that assess the current state and future needs of a client's distributed technology network to maximize the value of the client's investment in its networked systems. The systems management services provided through remote management centers assist clients in the control and reliability of LAN/WAN environments, provide a study of adequate network speed and responsive user services and monitor the infrastructure and system capabilities to satisfy clients' current and future needs.

         The Company employs high-end technical systems engineers and systems consultants who perform systems integration services at client locations. These systems engineers and systems consultants, and the project managers who coordinate their activities, are contracted to the client for hourly rates or for fixed-price extended contracts.

         The Company has developed specific products and programs to assist its clients in the systems management function, including Inacom Network PatrolTM and Inacom Network Baseline.TM

         Ongoing Systems Support and Distributed Support. The Company provides its clients ongoing support in their distributed technology systems primarily in two major areas: "break/fix" hardware maintenance and installation, moves, addition and changes ("IMACs"). These functions are similar, but differ in the timing and level of service.

         The Company's break/fix hardware maintenance capabilities are supported directly by the Company's help desk operation, HelpCentralTM. Centralized break/fix hardware maintenance provides coordination, problem solving, tracking and control of the clients' hardware maintenance needs. The Company's national services network, comprised of over 1,500 Company technicians plus over 2,000 technicians in affiliated partner locations provides extensive coverage of clients' distributed technology.

         Similarly, the Company delivers IMAC services to its clients with the same technician delivery infrastructure. These distributed support services are managed through various scheduling and reporting tools that are interrelated with the Company's VISTATM, VISIONTM, Inacommerce,TM and Inacommerce PlusTM information systems. Additionally, the Company provides distributed support services to its clients by providing on-site technical personnel that may be involved in various support activities, including LAN administration, network monitoring, general deskside support and some end-user training.

         The Company also offers convergence solutions centered around wide area data networks, computer and telephone integration, desktop video conferencing, and wireless data communications. These services include specialized support programs, maintenance programs and specialized software. The Company provides communication network services with advanced digital capabilities enabling voice, data and video communications, utilizing AT&T, Frontier and Westinghouse networks. The Company's communication services also include long distance, inbound 800 service, calling cards and teleconferencing featuring account codes and enhanced billing and customized call reports which allow business clients to restrict and track telecommunications activity.

         Asset Management. Asset management services are becoming increasingly important as businesses determine what capabilities their existing technology products have and whether, when and how to upgrade to the latest technology. Asset management services consist of asset registration, tracking and disposal of technology assets as they move throughout the client's organization.

         The Company has developed a comprehensive program called Inacom Asset AdvantageTM that contains tools and process improvement techniques to assist its clients' inventory, track and control distributed technology assets. This program helps clients meet financial, risk management, custodial, warranty, maintenance, service and refreshment objectives. The products, including Inacom Asset Roll-Call,TM can be integrated with HelpCentralTM and also integrated with the other life cycle products and programs to help lower the total ownership cost of clients' technology. Additionally, the Company's Computer Resources International group and Boston Computer Exchange subsidiary provide customized asset registry, asset tracking services and disposal services to its clients.

Marketing Network

         Computer products and services are sold through a marketing network of approximately 1,000 business centers located throughout the United States, of which 51 are Company-owned. Communications products and services are provided through a network of 18 direct sales offices and contractual relationships with approximately 160 dealers. The Company has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada and Mexico to satisfy the technology management needs of its multinational clients.

         The Company's direct sales force in the Company-owned business centers enables the Company to establish relationships with major corporate clients for purposes of marketing the Company's technology management services.

Products and Vendors

         Computer products include microcomputers, workstations, servers, monitors, printers and operating systems software. The Company currently distributes computer products from leading vendors such as Compaq, IBM, Hewlett-Packard, Toshiba, Lexmark, Novell, Microsoft, Oracle, 3Com, SynOptics, Cisco, Intel and Network General. Compaq, IBM and Hewlett-Packard represented greater than 65% and 63% of the Company's net revenues in fiscal 1996 and for the first six months of 1997, respectively. The Company is the largest purchaser of IBM computer products and believes it is the second largest purchaser of Compaq computer products on a world wide basis.

         Communications products and services include phone systems, voice mail, voice processing, data network equipment, multiple small office-home office offerings and maintenance. The Company also offers network services including long distance, 800 service, calling cards, wide area value-added data networking, video conferencing and cellular communications. The products of Lucent Technologies and the services of AT&T constitute approximately

90% of the voice and data systems sold by the Company. The Company believes it is one of the nation's largest independent provider of Lucent Technology business products.

         The Company has negotiated purchase arrangements, including price, delivery, training and support, directly with most major vendors. The Company's extensive vendor relationships allow it to offer over 35,000 products in providing multiple-vendor solutions to meet its business client's needs. The Company's agreements with its vendors are generally on a non-exclusive basis and may be terminated by the vendors on notice typically ranging from 30 to 90 days.

         The agreements with vendors generally contain provisions with respect to product cost, price protection, returns and product allocations; the Company is entitled to price protection with all major vendors on eligible products in the Company's inventory in the event of vendor price reductions. Certain vendors also sponsor payment programs with several financial service organizations to facilitate product sales through the business centers. In addition, the Company's primary vendors provide various incentives for promoting and marketing their products which typically range from 1% to 5% of purchases. The three major forms of vendor incentives received by the Company are co-operative funds, market development funds and vendor rebates. Co-operative funds are earned based upon the sale of the vendor's products and generally must be utilized to offset the costs associated with advertising and promotion pursuant to programs established by the respective vendor. Market development funds are earned based upon the Company's purchases from the vendor and generally must be used for market development activities approved by the respective vendor. Vendor rebates are based upon the Company's attaining purchase volume targets established with the vendor. Rebates generally can be used at the Company's discretion.

International Capabilities

         InaCom International, a subsidiary of the Company, has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada and Mexico to satisfy the technology management needs of its multinational clients. ICG, an affiliation of leading independent organizations in various countries, provides pc-related products and services to international corporate clients. Inacom's capabilities in international project management and local resources of the affiliated members allow Inacom to serve the global needs of its multinational clients' information technology projects. Inacom Latin America, a 60% owned subsidiary of the Company, provides international logistics and configuration services in Mexico, the Caribbean, Central and South America.

Clients

         The Company is not dependent for a material part of its business upon a single or a few clients and the loss of any one client would not have a material adverse effect on the Company's business.

Employees

         At June 28, 1997 the number of employees was 4,309, including 1,813 systems engineers, technicians and service support employees. In addition, at June 28, 1997 the Company had contracted for the services of approximately 600 systems engineers and consultants, and through an alliance with selected independent resellers has access to the services of approximately 2,000 additional services personnel. None of the employees is covered by a collective bargaining agreement. The Company considers its relations with employees to be good.

                                  Competition

         All aspects of the technology management services industry are highly competitive. The technology management industry continues to experience a significant amount of consolidation. In the future Inacom may face fewer but larger and better financed competitors as a consequence of such consolidation. The Company's marketing network competes for potential clients, including national accounts, with numerous resellers and distributors. Several computer manufacturers have expanded their channels of distribution, pricing and product positioning and compete with the Company's marketing network for potential clients. Other competitors operate mail-order or discount stores offering clones of major vendor products. The Company also competes with other computer technology providers in the recruitment and retention of franchisees and independently-owned resellers. The Company competes in the computer services industry with a large number of service providers, including IBM through its Global Services division, Andersen Consulting, CompuCom, EDS, ENTEX, GE Capital Technology Management Service, IKON Offices Solutions and Vanstar. Competition in communication products and services is also intense, and includes entities which are also significant vendors of the Company, such as Lucent Technologies and AT&T. Certain competitors and manufacturers are substantially larger than the Company and have greater financial, technical, service and marketing resources. The Company's marketing network competes primarily on the basis of professionalism and client contact, quality of product line, availability of products, service, after-sale support, price, and quality of end-user training.

Service Mark and Trademark

         The Company holds United States service mark and trademark registrations for the marks "Inacom", "ValCom" and "Inacomp." The Company also has certain state registrations. The Company claims common law rights to the marks based on adoption and use. To the Company's knowledge, there are no pending interference, opposition or cancellation proceedings, or litigation threatened or claimed, with respect to the marks in any jurisdiction.

Government Regulation

         The Company is subject to various federal, state and local laws and regulations affecting businesses generally such as laws and regulations concerning employment, workplace safety and protection of the environment. The Company is also subject to federal and state laws regulating franchise relationships which generally impose registration and/or disclosure requirements on the Company in the offer and sale of franchises and also regulate related advertisements. The Company believes it is in substantial compliance with all such laws and regulations.

                                   MANAGEMENT

         The Company's executive officers and directors are listed below, together with their ages and offices held by them. The Company's Board of Directors consists of nine members elected annually.

    Name                Age                          Position

Bill L. Fairfield     50  Director, President and Chief Executive Officer
David C. Guenthner    47  Executive Vice President and Chief Financial Officer
Michael A. Steffan    45  President, Distribution and Operations, and Secretary
Cris Freiwald         42  President and General Manager, International Division
Robert A. Schultz     54  Group Executive, Information Systems Group
Larry Fazzini         50  Vice President of Corporate Resources
George DeSola         50  Group Executive, Technology Service Group and
                          President, Inacom Communications
Jeffrey A. Hartigan   54  Vice President and Chief Information Officer
Steven Ross           39  President, Reseller Division and Corporate Marketing
Leon Kerkman          38  Vice President, Corporate Controller
Paul Kellenberger     37  Vice President of Planning and Business Development
Joseph Auerbach       80  Director
Mogens C. Bay         48  Director
James Q. Crowe        48  Director
W. Grant Gregory      56  Director
Rick Inatome          43  Director
Joseph Inatome        71  Director
Gary Schwendiman      56  Director
Linda S. Wilson       60  Director

         Bill L. Fairfield has been President, Chief Operating Officer and a director of the Company since March 1985. He was named Chief Executive Officer in September 1987.

         David C. Guenthner was named Executive Vice President and Chief Financial Officer in November 1991. Prior to November 1991, Mr. Guenthner was Senior Vice President of Finance and Chief Financial Officer for the Company.

         Michael A. Steffan was named President of Distribution and Operations in December 1995. Mr. Steffan was responsible for the Reseller Division from December 1994 to December 1995 in addition to his position as President of Distribution and Operations, a position he had held since May 1993. Prior to May 1993, Mr. Steffan was Vice President of Corporate Development and Secretary for the Company.

         Cris Freiwald was named President of the International Division in November 1994. Mr. Freiwald was Vice President of Corporate Development from May 1993 to November 1994. Prior to May 1993, Mr. Freiwald was Director of Business Development.

         Robert A. Schultz was named Group Executive of the Information Systems Group in December 1996. Prior to December 1996, Mr. Schultz was the President and General Manager of Direct Operations, a position he has held since April 1994, and the President and General Manager of Client Services Division, a position he had held from January 1993 to December 1996. Mr. Schultz was responsible for Direct Operations and the Advanced Systems and Services Group for the Company from August 1991 to January 1993.

         Larry Fazzini was named Vice President of Corporate Resources in February 1993 when he joined the Company. Prior to February 1993, Mr. Fazzini was the Director of Human Resources for Sears Business Centers, Inc., a distributor of information technology products and services.

         George DeSola was named Group Executive of the Technology Services Group in December 1996 in addition to his position as President of Inacom Communications, a position he has held since he joined the Company in March 1994. Mr. DeSola was responsible for Corporate Marketing from December 1994 to December 1996 in addition to his position as President of Inacom Communications. Prior to March 1994, Mr. DeSola was the Vice President of Marketing and Customer Service for MCI Communications Corp., a telecommunications company.

         Jeffrey A. Hartigan was named Vice President and Chief Information Officer in May 1995 when he joined the Company. Prior to May 1995, Mr. Hartigan was Vice President of Information Services at Northern Telecommunications Inc. (NORTEL), a telecommunications company.

         Steven Ross was named President of the Reseller Division and Corporate Marketing in December 1996. Prior to December 1996, Mr. Ross was the President of the Reseller Division, a position he has held since he joined the Company in December 1995. Mr. Ross was Vice President of Sales and Business Development at Intelligent Electronics Inc., a distributor of information technology products, from September 1993 to November 1995. Prior to September 1993, Mr. Ross was the Executive Vice President of Ultimate/Allerion Corp., an international systems integrator company.

         Leon Kerkman was named Vice President and Corporate Controller in June 1993. Prior to June 1993, Mr. Kerkman was Corporate Controller, a position he has held since he joined the Company in 1989.

         Paul Kellenberger was named Vice President of Business Development in March 1997 when he joined the Company. Mr. Kellenberger was the Vice President of Worldwide Channels, Computer Group from January 1995 to February 1997 and the General Manager, Canada from February 1994 to December 1994 at Motorola Inc. Prior to February 1994, Mr. Kellenberger was the Director of Marketing, Canada for Digital Equipment Company, an information technology products company.

         Joseph Auerbach is Professor of Business Administration, Emeritus, at the Harvard Business School. He is Counsel to the firm of Sullivan & Worcester, Boston, Massachusetts.

         Mogens C. Bay is the President and Chief Executive Officer of Valmont Industries, Inc. He is a director of ConAgra, Inc.

         James Q. Crowe is the President and Chief Executive Office of Kiewit Diversified Group, Inc. He is a director of Peter Kiewit Sons' Inc., CalEnergy, Inc. and C-TEC Corporation.

         W. Grant Gregory is Chairman of Gregory & Hoenemeyer, Inc., New York and serves as a director of Bozell Inc., Ambac, Inc., Ambac Indemnity Group and HCIA Health Care Inc.

         Rick Inatome is Chairman of the Board of Directors and in 1976 was the co-founder of Inacomp Computer Centers, Inc. and its Chief Executive Officer from 1979 to August 1991. He is a director of Atlantic Premium Brands, American Speedy Print, Liberty BIDCO, Action Technologies, Inc. and Saturn Electronic and Engineering, Inc.

         Joseph Inatome is a co-founder of Inacomp Computer Centers, Inc., and was an executive officer until July 1989, and director until August 1991. He is currently a director of American Speedy Print.

         Gary Schwendiman is Professor of International Studies in the College of Business at the University of Nebraska-Lincoln and was Dean of the College of Business Administration for the University of Nebraska-Lincoln from 1977 to 1994. Mr. Schwendiman serves as a director of The Gallup Organization, Inc. and Security Mutual Life Insurance Co.

         Linda S. Wilson is the President of Radcliffe College. She is a director of Citizens Financial Group and Trustee of Massachusetts General Hospital Corporation.

                            DESCRIPTION OF DEBENTURES

         The following description of the particular terms of the Debentures offered hereby (referred to in the Prospectus as the "Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. See "Events of Default", "Modification of Indentures", "Consolidation, Merger and Sale of Assets", "Other Covenants" and "Discharge and Defeasance" in the Prospectus. The following summary of the Debentures is qualified in its entirety by reference to the Subordinated Indenture referred to in the Prospectus and to the First Supplemental Indenture thereto.

General

         The Debentures will be unsecured general obligations of the Company, subordinate in right of payment to certain other obligations of the Company as described under "Subordination of Debentures," and convertible into Common Stock as described under "Conversion." The Debentures will mature on ____________, 2004. The Debentures will be limited to $50,000,000 aggregate principal amount ($57,500,000 if the over-allotment option is exercised in full). The Company will pay interest on the Debentures semi-annually on _______, and ________, of each year, commencing _______, 1998 at the rate of ____% per annum and will pay interest on the Debentures (except default interest) to the persons who are registered holders of Debentures at the close of business on the preceding _____________ and _______________, respectively. The Company may pay principal and interest by check and may mail an interest check to a holder's registered address. Holders must surrender Debentures to the Paying Agent to collect principal payments.

         The Debentures are represented by a global Debenture in definitive, fully registered form, deposited with The Depository Trust Company ("DTC"). Beneficial interests in the global Debentures will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants.

         The Debentures are issued without coupons in denominations of $1,000 and whole multiples of $1,000. A holder may transfer or exchange Debentures in accordance with the Subordinated Indenture. No service charge will be made for any registration of transfer, exchange or conversion of Debentures, except for any tax or other governmental charges that may be imposed in connection with any transfers, registration of transfers or exchanges. The registrar for the Debentures need not transfer or exchange any Debentures selected for redemption. Also, it need not transfer or exchange any Debentures for a period of 15 days before selecting Debentures to be redeemed. The registered holder of a Debenture may be treated as its owner for all purposes.

         The Trustee currently acts as Registrar, Paying Agent and Conversion Agent. The Company may appoint an additional, or change any, Paying Agent, Registrar or Conversion Agent without notice. The Company may act in any such capacity.

         The Subordinated Indenture does not contain any restrictions on the payment of dividends or on the repurchase of securities of the Company or any financial covenants, nor does the Subordinated Indenture require the Company to maintain any sinking fund or other reserves for repayment of the Debentures.

Conversion

         The holders of the Debentures are entitled at any time before the close of business on the date of maturity of the Debentures, subject to prior redemption or repurchase, to convert the Debentures, or portions thereof (if the portions are $1,000 or whole multiples thereof) into shares of Common Stock at the conversion rate of _____ shares of Common Stock per $1,000 principal amount of Debentures (equivalent to a conversion price of $___ per share), subject to adjustments as described below. Except as described below, no payment or adjustment will be made for accrued interest on a converted Debenture or for dividends on any Common Stock issued on conversion. If any Debenture is converted during the period beginning on (and including) a record date for the payment of interest and ending on (and including) the opening of business on the next succeeding interest payment date, unless such Debenture has been called for redemption on a redemption date or which are repurchasable on a repurchase date occurring, in either case, during such period, then such Debenture must be accompanied by funds equal to the interest payable to the registered holder on such interest payment date on the principal amount so converted. A Debenture converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Debenture being converted will be paid on such interest payment date to the registered holder of such Debenture on the immediately preceding record date. The Company will not issue fractional shares of Common Stock upon conversion of Debentures and instead will deliver a check in lieu of the fractional share based upon the market value of the Common Stock on the last trading day prior to the conversion date. In the case of Debentures called for redemption, conversion rights will expire on the redemption date unless the Company defaults in the payment of the redemption price. In the event any holder exercises its Repurchase Right (as defined below), such holder's conversion right will terminate upon receipt of the written notice of exercise of such Repurchase Right. See "Repurchase at Option of Holders Upon Change in Control."

         The conversion price is subject to adjustment as set forth in the Subordinated Indenture in certain events, including the payment of dividends or distributions on the Common Stock in shares of capital stock; subdivisions or combinations of the Common Stock into a greater or smaller number of shares; a reclassification of the Common Stock resulting in an issuance of any shares of the capital stock of the Company; the distribution of rights or warrants to all holders of Common Stock entitling them to purchase Common Stock at less than the then current market price at that time; and the distribution to all holders of Common Stock of assets or debt securities or any rights or warrants to purchase securities, other than Common Stock, of the Company (other than cash dividends or cash distributions payable out of consolidated net income or retained earnings). No adjustment will be required for rights to purchase Common Stock pursuant to any plan of the Company for reinvestment of dividends or interest, or for a change in the par value of the Common Stock. To the extent that Debentures become convertible into cash, no adjustment will be required thereafter as to cash. No adjustment in the conversion price will be made unless such adjustment would require a change of at least 1% in the conversion price; however, any adjustment that would otherwise be required to be made shall be carried forward and taken into account at the earlier of any subsequent adjustment or three years after the occurrence of the event giving rise to the adjustment. The Company reserves the right to make such reductions in the conversion price in addition to those required in the foregoing provisions as the Company in its discretion shall determine to be advisable in order that certain stock-related distributions hereafter made by the Company to its stockholders shall not be taxable. Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or carrying the right to purchase any of the foregoing.

         If the Company reclassifies the Common Stock or merges into, or transfers or leases substantially all of its assets to, another corporation, the holders of the Debentures then outstanding will be entitled thereafter to convert such Debentures into the kind and amount of shares of capital stock, other securities, cash or other assets which they would have owned immediately after such event had such Debentures been converted immediately before the effective date of the transaction.

         Conversion price adjustments may in certain circumstances result in constructive distributions that could be taxable as dividends under the Internal Revenue Code of 1986, as amended, to holders of Debentures or to holders of Common Stock issued upon conversion thereof.

Optional Redemption

         The Debentures may be redeemed on at least 20 and not more than 60 days notice at the option of the Company, in whole at any time or in part from time to time, at the following redemption prices (expressed as percentages of principal), together with accrued interest to the date fixed for redemption, during the twelve month period beginning _________ in the years set forth below:

                  Year                            Percentage
and thereafter at 100% of the principal amount, plus accrued interest; provided, that no redemption may be made prior to ___________. If less than all the Debentures are to be redeemed, the Trustee will select the Debentures to be redeemed on a pro rata basis, by lot or by any other method the Trustee, in its discretion, deems fair.

Repurchase at Option of Holders Upon Change in Control

          Upon any Change in Control (as defined below) with respect to the Company, each holder of Debentures shall have the right (the "Repurchase Right"), at the holder's option, to require the Company to repurchase all of such holder's Debentures, or a portion thereof which is $1,000 or any integral multiple thereof, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined below) at a price equal to 100% of the principal amount of the Debentures, plus accrued interest, if any, to the Repurchase Date (the "Repurchase Price"). Inacom may, at its option, in lieu of paying the Repurchase Price in cash, pay the Repurchase price in Common Stock valued at 95% of the average of the closing prices of the Common Stock for the five consecutive trading days ending on and including the third trading day preceding the Repurchase Date.

          Within 30 days after the occurrence of a Change in Control, the Company is obligated to mail to all holders of record of the Debentures a notice (the "Company Notice") of the occurrence of such Change in Control and the Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Company Notice to the Trustee and shall cause a copy of such notice to be published in The Wall Street Journal or another newspaper of national circulation. To exercise the Repurchase Right, a holder of Debentures must deliver on or before the 30th day after the date of the Company Notice irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and the Trustee of the holder's exercise of such right together with the Debentures with respect to which the right is being exercised, duly endorsed for transfer.

Change in Control

          A "Change in Control" of the Company means (i) the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such person or group is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage), other than any such acquisition by the Company, any subsidiary of the Company or any employee benefit plan of the Company existing on the date of the Indenture; or
(ii) any consolidation or merger of the Company with or into any other person, any merger of another person into the Company, or any conveyance, sale, transfer, or lease of all or substantially all of the assets (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, and (y) pursuant to which the holders of 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after such transaction and (b) a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock); provided, that a Change of Control shall not be deemed to have occurred if the closing price per share on any five trading days within the period of ten consecutive trading days ending immediately after the later of the date of the Change of Control or the date of the public announcement of the Change of Control (in the case of a Change of Control under the foregoing subclause (i)) or the period of ten consecutive trading days ending immediately prior to the date of the Change of Control (in the case of a Change in Control under the foregoing subclause (ii) shall equal or exceed 105% of the conversion price in effect on such trading day.

          No quantitative or other established meaning has been given to the phrase "all or substantially all" (which appears in the definition of Change in Control) by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of assets conveyed and the proportion of an entity's income derived from the assets conveyed. To the extent the meaning of such phrase is uncertain, uncertainty will exist as to whether or not a Change in Control may have occurred (and, accordingly, whether or not the holders of Debentures will have the right to require the Company to repurchase their Debentures).

          The occurrence of a Change in Control would, in most cases, permit the Company's lenders to require prepayment of some or all amounts outstanding under the Company's short-term and long-term debt agreements. In the event of a Change in Control, any repurchase of the Debentures could, absent payment in full of any amounts outstanding under such credit facilities or waiver, be prevented by the subordination provisions of the Debentures. See "Subordination of Debentures." Failure by the Company to repurchase the Debentures when required will result in an Event of Default with respect to the Debentures whether or not such repurchase is permitted by the subordination provisions. The right to require the Company to repurchase the Debentures could delay or deter a Change in Control of the Company, whether or not such Change in Control were supported by the Board of Directors of the Company.

          If a Change in Control occurs, there can be no assurance that the Company would have sufficient funds or financing to repay any Senior Indebtedness then required to be repaid or to repurchase any or all Debentures then required to be repurchased under the Indenture.

          If an offer is made to repurchase Debentures as a result of a Change in Control, the Company intends to comply with all tender offer rules, including but not limited to Section 13(e) and 14(e) under the Exchange Act and Rules 13c-1 and 14c-1 thereunder, to the extent applicable to such offer.

Subordination of Debentures

          Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, the payment of the principal of and premium, if any, and interest on the Debentures will be subordinated, to the extent provided in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness.

          Except as provided pursuant to a supplemental indenture or a board resolution of the Company, no payment in respect of the Debentures will be made if, at the time of such payment, there exists a default in payment of all or any portion of any Senior Indebtedness, and such default has not been cured or waived in writing or the benefits of this sentence waived in writing by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuation of any event of default (other than a default referred to in the immediately preceding sentence) with respect to any Senior Indebtedness permitting the holders to accelerate the maturity thereof and upon written notice thereof given to the Trustee, with a copy to the Company, by any holder of such Senior Indebtedness or its representative, then, unless and until such an event of default has been cured or waived or has ceased to exist, no payment will be made by the Company with respect to the principal of or interest on the Debentures or to acquire any of the Debentures or on account of the redemption provisions for the Debentures; provided, however, that if the holders of the Senior Indebtedness to which the default relates have not declared such Senior indebtedness to be immediately due and payable within 90 days after the occurrence of such default (or have declared such Senior Indebtedness to be immediately due and payable and within such period rescind such declaration of acceleration), then the Company will resume making any and all required payments in respect of the Debentures (including any missed payments). Only one payment blockage period under the immediately preceding sentence may be commenced within any consecutive 270-day period with respect to the Debentures. No event of default which existed or was continuing on the date of the commencement of any 90-day payment blockage period with respect to the Senior Indebtedness initiating such payment blockage period will be made the basis for the commencement of a second payment blockage period by a Holder or representative of such Senior Indebtedness whether or not within a period of 270 consecutive days unless such event of default has been cured or waived for a period of not less than 90 consecutive days (and, in the case of any such waiver, no payment will be made by the Company to the holders of Senior Indebtedness in connection with such waiver other than amounts due pursuant to the terms of the Senior Indebtedness as in effect at the time of such default).

          Senior Indebtedness is defined in the Subordinated Indenture as Indebtedness (as defined below) of the Company outstanding at any time except
Indebtedness that by its terms is subordinate in right of payment to the Debentures or Indebtedness that is not otherwise senior in right of payment to the Debentures. Senior Indebtedness does not include Indebtedness of the Company to any of its subsidiaries. Indebtedness is defined with respect to any person as the principal of, and premium, if any, and interest on (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities sold by such person for money), (b) all indebtedness incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets (except assets acquired in the ordinary course of conduct of the acquiror's usual business),
(c) guarantees by such person of indebtedness described in clause (a) or (b) of any other person, (d) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee (e) all reimbursement obligations of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (f) all capital lease obligations of such person, and (g) all net obligations of such person under interest rate swap or similar agreements of such person. There are no restrictions in the Subordinated Indenture upon the creation of additional Senior Indebtedness by the Company, or on the creation of any indebtedness by the Company or any of its subsidiaries. As of June 28, 1997, the Company had Senior Indebtedness (excluding accrued interest) of approximately $120 million.

          By reason of the subordination provisions described above, in the event of insolvency, funds which would otherwise be payable to holders of the Debentures will be paid to the holders of Senior Indebtedness to the extent necessary to pay Senior Indebtedness in full. As a result of these payments, general creditors of the Company may recover less, ratably, than holders of Senior Indebtedness and such general creditors may recover more, ratably, than holders of Debentures or other subordinated indebtedness of the Company.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following is a general discussion of certain federal income tax considerations relevant to holders of the Debentures. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations.

          This discussion does not deal with all aspects of federal income taxation that may be relevant to holders of the Debentures or shares of Common Stock and does not deal with tax consequences arising under the laws of any foreign, state or local jurisdiction. This discussion is for general information only, and does not purport to address all of the tax consequences that may be relevant to particular purchasers in light of their personal circumstances, or to certain types of purchasers (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who hold the Debentures or Common Stock in connection with a straddle, foreign corporations and other holders who are not United States persons, citizens or residents) who may be subject to special rules. This discussion assumes that each holder holds the Debentures and the shares of Common Stock received upon conversion thereof as capital assets.

          PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THEIR PARTICIPATION IN THIS OFFERING, OWNERSHIP AND DISPOSITION OF THE DEBENTURES, INCLUDING CONVERSION OF THE DEBENTURES, AND THE EFFECT THAT THEIR PARTICULAR CIRCUMSTANCES MAY HAVE ON SUCH TAX CONSEQUENCES.

Interest on Debentures

          Interest paid on a Debenture will be taxable to a holder as ordinary interest income in accordance with the holder's method of tax accounting at the time that such interest is accrued or (actually or constructively) received. The Company anticipates that the Debentures will not be issued with original issue discount ("OID") within the meaning of the Code.

Adjustment of Conversion Price or Ratio

          The conversion ratio of the Debentures is subject to adjustment under certain circumstances. Section 305 of the Code and the Treasury Regulations issued thereunder may treat the holders of the Debentures as having received a constructive distribution, resulting in ordinary income (subject to a possible dividends-received deduction in the case of corporate holders) to the extent of the Company's current and/or accumulated earnings and profits, if and to the extent that certain adjustments in the conversion ratio (particularly an adjustment to reflect a taxable dividend to holders of Common Stock) increase the proportionate interest of a holder of Debentures in the fully diluted Common Stock, whether or not such holder ever exercises its conversion privilege. The Company does not anticipate paying a cash distribution in the event holders of the Debentures are treated as having received a constructive distribution. Therefore, holders of the Debentures would have to utilize other assets to satisfy any tax liability arising from a constructive distribution. Moreover, if there is not a full adjustment to the conversion ratio of the Debentures to reflect a stock dividend or other event increasing the proportionate interest of the holders of outstanding Common Stock in the assets or earnings and profits of the Company, then such increase in the proportionate interest of the holders of the Common Stock generally will be treated as a distribution to such holders, taxable as ordinary income (subject to a possible dividends-received deduction in the case of corporate holders) to the extent of the Company's current and/or accumulated earnings and profits. The Debentures contain provisions intended to cause a full adjustment to the conversion ratio of the Debentures, and in addition the Board of Directors may reduce, in its discretion, the conversion price as it deems advisable to avoid or diminish any such adverse consequence to holders of Common Stock. Accordingly, the holders of Common Stock should not be deemed to receive any such taxable dividend distribution under Section 305 of the Code. See "Description of Debentures Conversion."

Sale or Exchange of Debentures or Shares of Common Stock

          In general, a holder of a Debenture will recognize gain or loss upon the sale, redemption, retirement or other disposition of the Debenture measured by the difference between the amount of cash and the fair market value of any property received (except to the extent attributable to the payment of accrued interest) and the holder's adjusted tax basis in the Debenture. A holder's tax basis in a Debenture generally will equal the cost of the Debenture to the holder increased by the amount of market discount, if any, previously taken into income by the holder or decreased by any bond premium theretofore amortized by the holder with respect to the Debenture. In general, each holder of Common Stock into which the Debentures have been converted will recognize gain or loss upon the sale, exchange, redemption, or other disposition of the Common Stock under rules similar to those applicable to the Debentures. Special rules may apply to redemptions of Common Stock which may result in the amount paid being treated as a dividend. Subject to the market discount rules discussed below, the gain or loss on the disposition of the Debentures or shares of Common Stock will be capital gain or loss and, for individuals will be mid-term gain or loss if the Debentures or shares of Common Stock have been held for more than one year but not more than 18 months at the time of such disposition, subject to a maximum federal tax rate of 28 percent. If the Debentures or shares of Common Stock have been held by an individual taxpayer for more than 18 months at the time of disposition, then such individual's adjusted net capital gain therefrom is subject to a maximum federal tax rate of 20 percent (and in tax years beginning after December 31, 2000, an 18 percent maximum federal tax rate will apply to such gain if the holding period for the Debentures or shares of Common Stock is more than 5 years).

Conversion into Common Stock

          A holder of a Debenture will not recognize gain or loss on the conversion of the Debenture into shares of Common Stock, except to the extent that the Common Stock issued upon the conversion is attributable to accrued interest on the Debenture. The holder's aggregate tax basis in the shares of Common Stock received upon conversion of the Debenture will be equal to the holder's aggregate basis in the Debenture exchanged therefor (less any portion thereof allocable to cash received in lieu of a fractional share). The holding period of the shares of Common Stock received by the holder upon conversion of the Debenture will include the period during which the holder held the Debenture prior to the conversion.

          Cash received in lieu of a fractional share of Common Stock should be treated as a payment in exchange for such fractional share. Gain or loss recognized on the receipt of cash paid in lieu of such fractional shares generally will equal the difference between the amount of cash received and the amount of tax basis allocable to the fractional shares.

Market Discount

          The resale of a Debenture may be affected by the "market discount" provisions of the Code. For this purpose, the market discount on a Debenture will generally be equal to the amount, if any, by which the stated redemption price at maturity of the Debenture immediately after its acquisition exceeds the holder's tax basis in the Debenture. Subject to a de minimis exception, these provisions generally require a holder of a Debenture acquired at a market discount to treat as ordinary income any gain recognized on the disposition of such Debenture to the extent of the "accrued market discount" on such Debenture at the time of disposition. In general, market discount on a Debenture will be treated as accruing on a straight-line basis over the term of such Debenture, or, at the election of the holder, under a constant yield method.

          In addition, any holder of a Debenture acquired at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Debenture until the Debenture is disposed of in a taxable transaction. The foregoing rule will not apply if the holder elects to include accrued market discount in income currently.

          If a holder acquires a Debenture at a market discount and receives Common Stock upon conversion of the Debenture, the amount of accrued market discount with respect to the converted Debenture through the date of the conversion should be treated as ordinary income on the disposition of the Common Stock.

Dividends on Shares of Common Stock

          Distributions on shares of Common Stock will constitute dividends for federal income tax purposes to the extent of current or accumulated earnings and profits of the Company as determined under federal income tax principles. Dividends paid to holders that are corporations may qualify for the dividends-received deduction. Individuals, partnerships, trusts, and certain corporations, including certain foreign corporations, are not entitled to the dividends-received deduction.

          To the extent, if any, that a holder receives a distribution on shares of Common Stock that would otherwise constitute a dividend for federal income tax purposes but that exceeds current and accumulated earnings and profits of the Company, such distribution will be treated first as a non-taxable return of capital reducing the holder's basis in the shares of Common Stock. Any such distribution in excess of the holder's basis in the shares of Common Stock will be treated as a capital gain.

Information Reporting and Backup Withholding

          Information reporting and backup withholding may apply to payments of interest or dividends on or the proceeds of the sale or other disposition of the Debentures or shares of Common Stock made by the Company with respect to certain noncorporate holders. Such holders generally will be subject to backup withholding at a rate of 31% unless the recipient of such payment supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the holder's federal income tax, upon furnishing the required information.

                                  LEGAL MATTERS

          The validity of the Securities offered hereby have been passed upon for the Company by McGrath, North, Mullin & Kratz, P.C., Omaha, Nebraska and for the Underwriters by Katten Muchin & Zavis, Chicago, Illinois.

                                     EXPERTS

          The consolidated financial statements and schedule of InaCom Corp. as of December 28, 1996 and December 30, 1995, and for each of the years in the three-year period ended December 28, 1996, have been included herein and incorporated by reference in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



                                           INACOM CORP. AND SUBSIDIARIES

                                    INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                         AND FINANCIAL STATEMENT SCHEDULE

                                                                                                               Page
CONSOLIDATED ANNUAL FINANCIAL STATEMENTS (Audited)

         Independent Auditors' Report.....................................................................      F-2

         Consolidated Statements of Operations-- Three-Year Period Ended December 28, 1996................      F-3

         Consolidated Balance Sheets-- December 28, 1996 and December 30, 1995............................      F-4

         Consolidated Statements of Stockholders' Equity -- Three-Year Period
                  Ended December 28, 1996.................................................................      F-5

         Consolidated Statements of Cash Flows-- Three-Year Period Ended December 28, 1996................      F-6

         Notes to Consolidated Financial Statements-- Three-Year Period Ended December 28, 1996...........      F-7

         SCHEDULE-- Valuation and Qualifying Accounts............................................              F-16


CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTER AND
SIX MONTHS ENDED JUNE 28, 1997 (Unaudited)

         Condensed and Consolidated Balance Sheets-- June 28, 1997 and December 28, 1996.........              F-17

         Condensed and Consolidated Statement of Operations -- Thirteen Weeks Ended June 28, 1997
                  and June 29, 1996 and Twenty-Six Weeks Ended June 28, 1997 and June 29, 1996............     F-18

         Condensed and Consolidated Statement of Cash Flows -- Twenty-Six Weeks Ended June 28, 1997
                  and June 29, 1996.......................................................................     F-19

         Notes to Condensed and Consolidated Financial Statements -- Twenty-Six Weeks Ended
                  June 28, 1997...........................................................................     F-20

         All other schedules have been omitted as the required information is inapplicable or the information is included in the consolidated financial statements or related notes.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
InaCom Corp.:




         We have audited the accompanying consolidated financial statements of InaCom Corp. and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InaCom Corp. and subsidiaries at December 28, 1996 and December 30, 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 28, 1996, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.






                              KPMG PEAT MARWICK LLP




Omaha, Nebraska
February 21, 1997



                                           INACOM CORP. AND SUBSIDIARIES
                                       Consolidated Statements of Operations
                                     Three-year period ended December 28, 1996
                                   (Amounts in thousands, except per share data)

    ..........................................................           1996             1995             1994
                                                                     -----------      ------------     ------------
Revenues:
    Computer products.........................................       $ 2,885,019         2,047,215        1,680,397
    Computer services.........................................           136,888            95,476           85,406
    Communications products and services......................            80,148            57,653           34,736
                                                                     -----------      ------------     ------------
    ..........................................................         3,102,055         2,200,344        1,800,539
                                                                     -----------      ------------     ------------

Direct costs:
    Computer products.........................................         2,722,368         1,924,829        1,571,700
    Computer services.........................................            33,660            27,877           32,900
    Communications products and services......................            62,668            43,832           27,220
                                                                     -----------      ------------     ------------
    ..........................................................         2,818,696         1,996,538        1,631,820
                                                                     -----------      ------------     ------------
    Gross margin..............................................           283,359           203,806          168,719
Selling, general and administrative expenses .................           231,235           169,338          160,437
                                                                     -----------      ------------     ------------

    Operating income..........................................            52,124            34,468            8,282
Interest expense..............................................            20,405            14,635           12,031
                                                                     -----------      ------------     ------------

    Earnings (loss) before income taxes ......................            31,719            19,833          (3,749)
Income tax expense (benefit)..................................            12,986             8,126          (1,493)
                                                                     -----------      ------------     -----------

    Net earnings (loss).......................................       $    18,733            11,707          (2,256)

Earnings (loss) per share:
    Primary...................................................       $      1.76              1.14            (.22)
    Fully diluted.............................................       $      1.64              1.14            (.22)

Common shares and equivalents outstanding:
    Primary...................................................            10,600            10,300           10,300
    Fully diluted.............................................            12,000            10,300           10,300

See accompanying notes to consolidated financial statements.

                                                        F-3

                                           INACOM CORP. AND SUBSIDIARIES
                                            Consolidated Balance Sheets
                                      December 28, 1996 and December 30, 1995
                                     (Amounts in thousands, except share data)

              Assets                                                                  1996               1995
              ------                                                              -----------        -----------
Current assets:
    Cash and cash equivalents.........................................            $    31,410             20,690
    Accounts receivable, less allowance for doubtful
         accounts of $4,385 in 1996 and $3,537 in 1995................                288,407            160,306
    Deferred income taxes.............................................                  3,554              4,202
    Inventories.......................................................                386,592            352,948
    Other current assets..............................................                  2,335              1,794
                                                                                  -----------        -----------
         Total current assets.........................................                712,298            539,940
                                                                                  -----------        -----------
Property and equipment, at cost.......................................                116,970             85,922
    Less accumulated depreciation.....................................                 57,845             44,421
                                                                                  -----------        -----------
         Net property and equipment...................................                 59,125             41,501
                                                                                  -----------        -----------
Other assets, net of accumulated amortization.........................                 27,531             17,831
Cost in excess of net assets of business acquired,
    net of accumulated amortization...................................                 48,646             24,966
                                                                                  -----------        -----------
         .............................................................            $   847,600            624,238
    Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable..................................................            $   406,753            331,221
    Notes payable and current installments of long-term debt..........                140,770             83,526
    Income taxes payable..............................................                  3,531                384
Other current liabilities.............................................                 60,941             33,869
                                                                                  -----------        -----------
         Total current liabilities....................................                611,995            449,000
                                                                                  -----------        -----------
Long-term debt, excluding current installments........................                 55,250             23,667
Other long-term liabilities...........................................                     73                 --
Deferred income taxes.................................................                  3,452              2,796

Stockholders' equity:
    Capital stock:
         Class A preferred stock of $1 par value.
         Authorized 1,000,000 shares; none issued.....................                     --                 --
         Common stock of $.10 par value.  Authorized
         30,000,000 shares; issued 10,850,008 shares
         in 1996 and 10,040,000 in 1995...............................                  1,085              1,004
    Additional paid-in capital........................................                 98,153             89,528
         Retained earnings............................................                 77,607             58,874
                                                                                  -----------        -----------
         .............................................................                176,845            149,406
    Less:
    Cost of common shares in treasury of 19,989 in 1995...............                     --              (161)
    Unearned restricted stock.........................................                   (15)              (470)
                                                                                  -----------        -----------
         Total stockholders' equity...................................                176,830            148,775
                                                                                  -----------        -----------
Commitments and contingent liabilities................................
         .............................................................            $   847,600            624,238
See accompanying notes to consolidated financial statements.

                                                        F-4



                                           INACOM CORP. AND SUBSIDIARIES
                                  Consolidated Statements of Stockholders' Equity
                                     Three-year period ended December 28, 1996
                                     (Amounts in thousands, except share data)

                                                         Additional                           Unearned       Total
                                              Common      paid-in    Retained    Treasury    restricted  stockholders'
                                               stock      capital    earnings      stock       stock         equity

Balance at December 25, 1993.......           $ 1,004     88,928        49,423     (2,034)       (830)       136,491

Net loss...........................                -          -         (2,256)        -           -          (2,256)

Issuance of 3,400 treasury shares
as director compensation...........                -          11            -          30          -              41

Issuance of 35,253 treasury
shares under stock option plans....                -         209            -         310          -             519

Issuance of 16,800 treasury shares
as stock awards, net of forfeitures                -         166            -         161        468             795
                                                 ---       --------      -----       -----       ---       ---------

Balance at December 31, 1994.......             1,004     89,314        47,167     (1,533)       (362)       135,590

Net earnings.......................                -          -         11,707         -           -          11,707

Issuance of 4,400 treasury shares
as director compensation...........                -          (1)           -          39          -              38

Issuance of 89,993 treasury
shares under stock option plans....                -         240            -         790          -           1,030

Issuance of 61,800 treasury shares
as stock awards, net of forfeitures                 -        (25)           -         543       (108)            410
                                                  ---     -------        -----      ------       ---       ---------

Balance at December 30, 1995.......             1,004     89,528        58,874       (161)      (470)        148,775

Net earnings.......................                -          -         18,733         -           -          18,733

Issuance of 691,131 shares in connection
with business combinations.........               69       6,581            -          -           -           6,650

Issuance of 132,966 treasury and common
shares under stock option plans....               12       1,956            -         161          -           2,129

Issuance of 3,400 shares
as director compensation...........                -          60            -          -           -              60

Issuance of 2,500 shares
as stock awards, net of forfeitures                -          28            -          -         455             483
                                                  --     -------       ------        ---         ---       ---------

Balance at December 28, 1996.......           $ 1,085     98,153        77,607         -          (15)       176,830

See accompanying notes to consolidated financial statements.

                                                           F-5


                                           INACOM CORP. AND SUBSIDIARIES
                                       Consolidated Statements of Cash Flows
                                     Three-year period ended December 28, 1996
                                              (Amounts in thousands)


                                                                         1996             1995            1994
                                                                      -----------     -----------      -------

Cash flows from operating activities:
     Net earnings (loss).......................................       $    18,733          11,707           (2,256)
     Adjustments to reconcile net earnings (loss) to
       net cash provided (used) by operating activities:
         Depreciation and amortization.........................            21,814          19,059           19,766
         Changes in assets and liabilities, net
           of effects from business combinations:
              Accounts receivable..............................          (123,648)        (75,333)         (22,496)
              Inventories......................................           (31,794)       (124,296)         (41,783)
              Other current assets.............................                97            (610)             463
              Accounts payable.................................            71,162         105,100          122,961
              Other liabilities................................            20,896           5,444            5,983
              Income taxes.....................................             4,451           1,195           (2,192)
                                                                      -----------     -----------      -----------
                  Net cash provided (used) by
                     operating activities......................           (18,289)        (57,734)          80,446
                                                                      -----------     -----------      -----------
Cash flows from investing activities:
     Additions to property and equipment.......................           (26,240)        (10,346)         (14,910)
     Business combinations.....................................           (23,386)             -                -
     Payments from (advances of) notes receivable..............               446          (1,872)             917
     Other, including advances to affiliates...................           (11,950)         (1,051)          (1,816)
                                                                      -----------     -----------      -----------
                  Net cash used in investing activities........           (61,130)        (13,269)         (15,809)
                                                                      -----------     -----------      -----------

Cash flows from financing activities:
     Principal payments on long-term debt .....................           (30,334)         (6,667)              -
     Proceeds from receivables sold............................                -          100,000               -
     Proceeds from (payments of) notes payable.................            63,094         (13,184)         (81,314)
     Proceeds from long-term debt..............................            55,250              -            17,000
     Proceeds from the exercise of employee stock options......             2,129           1,030              519
                                                                      -----------     -----------      -----------
                  Net cash provided by (used in)
                     financing activities......................            90,139          81,179          (63,795)
                                                                      -----------     -----------      -----------

Net increase in cash and cash equivalents......................            10,720          10,176              842

Cash and cash equivalents, beginning of year...................            20,690          10,514            9,672
                                                                      -----------     -----------      -----------

Cash and cash equivalents, end of year.........................       $    31,410          20,690           10,514

See accompanying notes to consolidated financial statements.

                                                       F-6

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Organization

         The consolidated financial statements include the accounts of InaCom Corp. (Company) and its wholly-owned subsidiaries. The Company is a leading provider of management technology services which include technology procurement and distribution of microcomputer systems, workstations, networking and telecommunications equipment, systems integration and support services. All significant intercompany balances and transactions have been eliminated in consolidation.

         (b)      Accounts Receivable

         The Company entered into an agreement in June 1995 (which agreement was amended and restated in August 1995) to sell $100 million of accounts receivable, with limited recourse, to an unrelated financial institution. New qualifying receivables are sold to the financial institution as collections reduce previously sold receivables in order to maintain a balance of $100 million sold receivables. On December 28, 1996, $37.3 million of additional accounts receivable were designated to offset potential obligations under limited recourse provisions; however, historical losses on Company receivables have been substantially less than such additional amount. At December 28, 1996, the implicit interest rate on the receivable sale transaction was 5.9%. On January 13, 1997, the agreement was amended to sell an additional $100 million of accounts receivable.

         (c)      Inventories

         Inventories are stated at the lower of cost (first-in, first-out) or market and consist of computer hardware, software, voice and data equipment and related materials.

         (d)      Other Assets

         Other assets include vendor authorization rights and long-term notes receivable. Vendor authorization rights are being amortized over 10 years.

         (e)      Cost in Excess of Net Assets of Business Acquired

         The excess of the cost over the carrying value of assets of business acquired is being amortized over 20 years. The Company assesses the recoverability of intangible assets by determining whether the amortization of the asset balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

         (f)      Depreciation

         Depreciation is provided over the estimated useful lives of the respective assets ranging from 3 to 31 years using the straight-line method.

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


         (g)      Income Taxes

                  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (h)      Earnings/(Loss) Per Common Share

         Primary earnings/(loss) per share of common stock have been computed on the basis of the weighted average number of shares of common stock outstanding after giving effect to equivalent common shares from dilutive stock options. Fully diluted earnings/(loss) per share further assumes the conversion of the Company's convertible subordinated debentures for the period they were outstanding.

         (i)      Revenue and Expense Recognition

         The Company recognizes revenue from product sales upon shipment to the customer. Revenues from consulting and other services are recognized as the Company performs the services. Revenues from maintenance and extended warranty agreements are recognized ratably over the term of the agreement. Extended warranty costs are accounted for on an accrual basis and are recognized under the sales method.

         (j)      Marketing Development Funds

         Primary vendors of the Company provide various incentives, in cash or credit against obligations, for promoting and marketing their product offerings. The funds or credits received are based on the purchases or sales of the vendor's products and are earned through performance of specific marketing programs or upon completion of objectives outlined by the vendors. Funds or credits earned are applied to direct costs or selling, general and administrative expenses depending on the objectives of the program. Funds or credits from the Company's primary vendors typically range from 1% to 3% of purchases.

         (k)      Risks and Uncertainties

         Financial instruments which potentially expose the Company to a concentration of credit risk principally consist of accounts receivable. The Company sells product to a large number of customers in many different industries and geographies. To minimize credit concentration risk, the Company utilizes several financial services organizations which purchase accounts receivable and perform ongoing credit evaluations of its customers' financial conditions.

         The  Company's   business  is  dependent  in  large  measure  upon  its
relationship with key vendors since a substantial portion of the Company's revenue is derived from the sales of the products of such key vendors.
Termination of, or a material change to the Company's agreements with these vendors, or a material decrease in the level of marketing development programs offered by manufacturers, or an insufficient or interrupted supply of vendors' product would have a material adverse effect on the Company's business.

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


         Management   of  the  Company  has  made  a  number  of  estimates  and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         (l)      Disclosures About Fair Value of Financial Instruments

         The carrying amounts for cash and cash equivalents, accounts receivable, accounts payable and notes payable approximate fair value because of the short maturity of these instruments. The fair values of each of the Company's long-term debt instruments are based on the amount of future cash flows associated with each instrument discounted using the Company's current borrowing rate for similar debt instruments of comparable maturity. The estimated fair value of the Company's long-term debt at December 28, 1996 approximates book value.

         (m)      Cash Equivalents

         For purposes of the consolidated statements of cash flows, the Company considers cash and temporary cash investments with a maturity of three months or less to be cash equivalents.

2.       BUSINESS COMBINATIONS

         During 1996, the Company completed several acquisitions. In April 1996, the Company acquired Technology Express, a network integrator in the Nashville, Tennessee market for consideration of approximately $4.8 million in cash and 89,286 shares of common stock in a transaction accounted for as a purchase. The excess purchase price over the estimated fair value of the net assets acquired was $6.2 million and is being amortized using the straight-line method over 20 years.

         In August 1996, the Company acquired Computer Access International for consideration including approximately $7.6 million in cash and 238,209 shares of common stock in a transaction accounted for as a purchase. The excess purchase price over the estimated fair value of the net assets acquired was $8.0 million and is being amortized using the straight line method over 20 years.

         In December 1996, the Company acquired Gorham Clark, Inc., a network consulting business in New York, New York for consideration of approximately $12.0 million in cash in a transaction accounted for as a purchase. The Company may also issue up to a maximum of 122,278 shares of common stock over the next two years, contingent upon future results of the acquired business. The excess purchase price over the estimated fair value of the net assets acquired was $10.0 million and is being amortized using the straight-line method over 20 years.

         In December 1996, the Company acquired all the issued and outstanding shares of Perigee Communications Inc. of Minneapolis, Minnesota and Networks, Inc. of Miami, Florida for 272,726 and 90,910 shares of common stock, respectively, in transactions accounted for as "poolings of interest." The Company's consolidated financial statements for the year ended December 28, 1996 include the fourth fiscal quarters' activity for the acquired businesses. Prior period consolidated financial statements were not restated as the results of operations would not have been materially different than those previously reported by the Company. The effect of the immaterial poolings was to increase stockholders' equity by approximately $643,000.

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)



         If the above business combinations had occurred on December 26, 1993, the pro forma operations of the Company would not have been materially different than that reported in the accompanying consolidated statements of operations.

3.       PROPERTY AND EQUIPMENT

         A summary of property and equipment follows:

                                                   1996                  1995
                                                   ----                  ----
Land, buildings and improvements.............   $   13,911               10,541
Furniture, fixtures and equipment............       27,875               18,392
Computer equipment      .....................       53,239               35,340
Computer parts held for repair and exchange..       21,945               21,649
                                                ----------        -------------
                                                $  116,970               85,922

4.       INCOME TAXES

         Income tax expense (benefit) consists of the following:

                                             1996            1995         1994
                                          ----------      ----------    --------
                  Current:
                  Federal.............    $    10,195          6,151        487
                        State.........         1,488             943         92
                  Deferred:
                        Federal.......         1,209             897     (1,789)
                        State.........            94             135       (283)
                                          ----------      ----------    --------
                                          $    12,986          8,126     (1,493)

The reconciliation of the statutory Federal income tax rate and the effective tax rate are as follows:

                                               1996       1995       1994
                                            ----------   -----     --------
Statutory Federal income tax rate .....        35.0%      35.0%      34.0%
State income taxes, net of
         Federal benefit ..............         3.2        3.6        4.7
         Other ........................         2.8        2.4        1.1
                                               ----       ----       ----
                                               41.0%      41.0%      39.8%

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                     ....................................                1996             1995
                                                                     ------------     --------
                  Deferred tax assets:
                     Valuation reserves..................            $      5,726            3,324
                     Accrued expenses not deducted until paid               2,188            1,275
                     Other...............................                  -                     2
                                                                     ------------     ------------
                     Total deferred tax assets...........                   7,914            4,601
                                                                     ------------     ------------

                  Deferred tax liabilities:

                     Vendor discounts....................                   2,766          -
                     Depreciation........................                   4,241            2,725
                     Other...............................                     805              470
                                                                     ------------     ------------
                     Total deferred tax liabilities......                   7,812            3,195
                                                                     ------------     ------------
                     Net deferred tax assets.............            $        102            1,406

There was no valuation allowance for deferred tax assets at December 28, 1996 or December 30, 1995.

5.       NOTES PAYABLE AND LONG-TERM DEBT

         The Company's primary sources of liquidity are provided through a working capital financing agreement for $350.0 million, a revolving credit facility of $40.0 million and convertible subordinated debentures of $55.25 million. The $350.0 million working capital financing agreement, which is provided by an unrelated financial services organization, expires June 29, 1998. At December 28, 1996, $100.8 million was outstanding under the working capital line and the interest rate was 7.4% based on LIBOR. The working capital financing agreement is secured by accounts receivable and inventories.

         The Company entered into a revolving credit facility agreement in February 1996 with an unrelated financial institution. The $40.0 million revolving credit facility agreement expires in February 1998. At December 28, 1996, $40.0 million was outstanding under the revolving credit facility and the interest rate was 6.8% based on LIBOR. The revolving credit facility is secured by accounts receivable and inventories.

         The working capital financing agreement and the revolving credit facility agreement contain certain restrictive covenants, including the maintenance of minimum levels of working capital, tangible net worth, limitations on incurring additional indebtedness and restrictions on the amount of net loss that the Company can incur. The Company was in compliance with the covenants contained in the agreements at December 28, 1996.

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


         A summary of long-term debt follows:
                                                                                   1996              1995
                                                                               ------------      ------------
         Private placement notes (a)..............................             $         -             30,334
         Convertible subordinated debentures (b)..................                   55,250                 -
                                                                               ------------      ------------
                 Total long-term debt.............................                   55,250            30,334
         Less current installments................................                       -              6,667
                                                                               ------------      -------------

                 Long-term debt, excluding current installments...             $     55,250            23,667

         (a)      The  private   placement   notes  were  held  by  unaffiliated
                  insurance companies. The balances of the notes were paid in full in December 1996.

         (b) In June 1996, the Company issued $55.25 million of 6.0% convertible subordinated debentures due June 15, 2006. The debentures are convertible into common stock of the Company at a conversion price of $24.00 per share, subject to adjustments under certain circumstances, beginning on September 19, 1996. The debentures are not redeemable by the Company prior to June 16, 2000 and thereafter the Company may redeem the debentures at various premiums to principal amount. The debentures may also be redeemed at the option of the holder at any time prior to June 16, 2000 if there is a Change in Control (as defined in the indenture) at a price equal to 100% of the principal amount plus accrued interest at the date of redemption. The net proceeds from the sale of the 6% debentures were used to reduce a portion of the outstanding balance of the working capital financing agreement which carried an interest rate at the time of the debenture sale of 7.3%.

6.       CREDIT ARRANGEMENTS

         The Company has floor plan agreements to take advantage of vendor financing programs. The agreements were secured by $122.7 million of the
Company's inventory at December 28, 1996 and $111.9 million at December 30, 1995. The Company has entered into dealer working capital financing agreements with several financial services organizations which purchase, primarily, accounts receivable from the Company. The Company had contingent liabilities of $1.8 million at December 28, 1996 and $7.9 million at December 30, 1995 relating to these agreements.

7.       LEASES

         The Company operates in leased premises which include the general offices, warehouse facilities and Company-owned branches. Operating lease terms range from monthly to ten years and generally provide for renewal options. Rent expense for operating leases was approximately $12.0 million, $9.8 million, and $8.6 million for the three years ended December 28, 1996, respectively.

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


         Future minimum operating lease obligations for the years 1997 through 2001 are $12.6 million, $10.6 million, $8.9 million, $6.6 million and $5.7 million, respectively. It is anticipated that leases will be renewed or replaced as they expire such that future lease obligations will approximate rent expense for 1996.

8.       EMPLOYEE RETIREMENT BENEFIT PLAN

         The Company maintains a qualified savings plan under Section 401(k) of the Internal Revenue Code (IRC) which covers substantially all full-time employees. Annual contributions to the qualified plan, based on participant's annual pay, are made by the Company. Participants may also elect to make contributions to the plan. Employee contributions are matched by the Company up to limits prescribed by the IRC. Company contributions to the plan approximated $3.3 million in 1996, $2.4 million in 1995 and $1.8 million in 1994.

         The Company maintains a nonqualified savings plan for employees whose benefits under the qualified savings plans are reduced because of limitations under Federal tax laws. Contributions made to this plan were not material.

9.       LITIGATION

         The Company is involved in a limited number of legal actions. Management believes that the ultimate resolution of all pending litigation will not have a material adverse effect on the Company's consolidated financial statements.

10.      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

         Interest and income taxes paid are summarized as follows:

                       .................................       1996             1995               1994
                                                           -----------       -----------        -------
                  Interest paid.........................   $    19,611          14,054            12,599
                  Income taxes paid.....................         8,176           6,931               890

         Components  of  cash  used  for   acquisitions   as  reflected  in  the
consolidated statements of cash flows are summarized as follows:

                                                                                            1996

                  Fair value of assets acquired                                        $     41,965
                  Liabilities assumed                                                       (11,436)
                  Fair value of common stock issued                                          (7,143)
                                                                                       -------------

                  Cash paid at closing, net of cash acquired                           $     23,386

                                      F-13

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


11.      STOCK OPTION AND AWARD PROGRAMS

         The Company has two stock plans approved by the shareholders in 1994 and 1990, and a nonqualified stock option plan approved by shareholders in 1987. Options granted under the stock plans may be either nonqualified or incentive stock options. The option price, vesting period and term under the stock plans and the nonqualified stock option plan are set by the Compensation Committee of the Board of Directors of the Company. The option price may not be less than the fair market value per share at the time the option is granted. The vesting period of options granted typically ranges from 2 to 3 years, and the term of any option granted may not exceed ten years. The stock plans also permit the issuance of restricted or bonus stock awards by the Compensation Committee. At December 28, 1996, the Company had approximately 80,000 shares available for issuance pursuant to subsequent grants under the plans.

         Additional information as to shares subject to options is as follows:

                                                                                                    Weighted
                                                                                                     average
                                                                Number of       Exercise price       exercise
                                                                  options         per option           price
         Options outstanding at December 25, 1993                   684,000    $  5.85 to 19.75        13.73
              Granted                                               193,500       8.00 to 12.00        10.20
              Exercised                                            (35,000)       7.25 to 14.62        11.74
              Canceled                                             (42,000)       7.02 to 14.50        12.21
                                                              -------------

         Options outstanding at December 31, 1994                   800,500       5.85 to 19.75        13.01

              Granted                                               157,000       9.56 to 14.69         9.82
              Exercised                                            (90,000)       7.25 to 12.00        10.26
              Canceled                                             (68,500)       5.85 to 14.63        12.45
                                                              -------------

         Options outstanding at December 30, 1995                   799,000       5.85 to 19.75        12.76

              Granted                                                36,500               35.56        35.56
              Exercised                                           (133,000)       5.85 to 14.63        10.77
              Canceled                                             (21,000)       5.85 to 14.63         9.56
                                                              -------------

         Options outstanding at December 28, 1996                   681,500       8.00 to 35.56        14.47

         Exercisable at December 28, 1996                           428,000    $  8.00 to 19.75        12.74



                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


         The Company accounts for stock options in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Accordingly, the Company has not recognized compensation expense for its options granted in 1995 and 1996. In 1996, the Company adopted FASB Statement No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. FASB Statement No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net earnings and earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in FASB Statement No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of FASB Statement No. 123.

         The per share weighted-average fair value of stock options granted during 1996 and 1995 was $30.96 and $7.83, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1996 - expected dividend yield 0.0%, risk-free interest rate of 6.1%, expected volatility factor of 192.9%, and an expected life of 2.5 years; 1995 - expected dividend yield 0.0%, risk-free interest rate of 5.7%, expected volatility factor of 133.8%, and an expected life of 3.7 years.

         Since the Company applies APB Opinion No. 25 in accounting for its plans, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company recorded compensation cost based on the fair value at the grant date for its stock options under FASB Statement No. 123, the Company's net earnings for 1996 and 1995 would have been reduced by approximately 1.9% and 0.6%, respectively, and the Company's earnings per share, fully diluted, for 1996 and 1995 would have been reduced by approximately 1.2% and 0.9%, respectively.

         Pro forma net income reflects only options granted in 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under FASB Statement No. 123 is not reflected in the pro forma net earnings amounts presented above, because compensation cost is reflected over the options' vesting period of two and three years for the 1996 and 1995 options, respectively. Compensation costs for options granted prior to January 1, 1995 are not considered.

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)

                                                                                                           SCHEDULE

                          INACOM CORP. AND SUBSIDIARIES
                        Valuation and Qualifying Accounts
                             (Amounts in thousands)


                                                       Balance at       Charged to        Amounts        Balance
                                                        beginning       costs and         written         at end
                                                        of period       expenses          off(1)         of period
                                                       ----------       --------       -----------       ---------
Fiscal year ended December 28, 1996 -
    Allowance for doubtful accounts..............      $    3,537           1,626              778         4,385

Fiscal year ended December 30, 1995 -
    Allowance for doubtful accounts..............      $    2,626           2,308            1,397         3,537

Fiscal year ended December 31, 1994 -
    Allowance for doubtful accounts..............      $    2,784           1,691            1,849         2,626

     (1)  The deductions from reserves are net of recoveries.


                          INACOM CORP. AND SUBSIDIARIES

                    CONDENSED AND CONSOLIDATED BALANCE SHEETS

                                   (Unaudited)

                             (Amounts in Thousands)

                                                                                       June 28,      December 28,
                                                                                         1997          1996
                                                      ASSETS
Current assets:
    Cash and cash equivalents...............................................        $      30,720         31,410
    Accounts receivable, net................................................              257,358        288,407
    Inventories.............................................................              464,145        386,592
    Other current assets....................................................                8,843          5,889
                                                                                    -------------   ------------
         Total current assets...............................................              761,066        712,298
                                                                                    -------------   ------------
Other assets, net...........................................................               45,513         27,531
Cost in excess of net assets of business acquired, net of
   accumulated amortizations................................................               68,659         48,646
Property and equipment, net.................................................               69,674         59,125
                                                                                    -------------   ------------
             ...............................................................        $     944,912        847,600

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable........................................................        $     479,746        406,753
    Notes payable...........................................................              120,000        140,770
    Other current liabilities...............................................               79,451         64,472
                                                                                    -------------   ------------
         Total current liabilities..........................................              679,197        611,995
                                                                                    -------------   ------------

Long-term debt..............................................................               55,250         55,250
Other long-term liabilities.................................................                3,453          3,525

Stockholders' equity:
    Capitol stock:
         Class A preferred stock of $1 par value
             Authorized 1,000,000 shares; none issued.......................                   --             --
         Common stock of $.10 par value.  Authorized 30,000,000 shares;
             issued 11,537,315 in 1997 and 10,850,008 shares in 1996........                1,153          1,085
         Additional paid-in capital.........................................              116,298         98,153
         Retained earnings..................................................               89,561         77,607
                                                                                    -------------   ------------
             ...............................................................              207,012        176,845
    Less:
         Unearned restricted stock..........................................                   --           (15)
                                                                                    -------------   ------------
         Total stockholders' equity.........................................              207,012        176,830
                                                                                    -------------   ------------
             ...............................................................        $     944,912        847,600

See accompanying notes to consolidated financial statements.

                          INACOM CORP. AND SUBSIDIARIES

               CONDENSED AND CONSOLIDATED STATEMENT OF OPERATIONS

                                   (Unaudited)

                  (Amounts in Thousands, Except Per Share Data)

                                                           Thirteen Weeks Ended          Twenty-Six Weeks Ended
                                                          June 28,        June 29,       June 28,         June 29,

                                                           1997            1996           1997             1996
                                                       -------------  -------------   -------------       ---------
Revenues:
     Computer products...............................  $    884,952         718,585   $   1,657,705        1,316,307
     Computer services...............................        60,607          30,201         108,238           58,340
     Communication products and services.............        26,655          21,074          47,961           37,294
                                                       ------------   -------------   -------------   --------------
          Total......................................       972,214         769,860       1,813,904        1,411,941
                                                       ------------   -------------   -------------   --------------

Direct costs:
     Computer products...............................       836,876         677,760       1,565,625        1,241,991
     Computer services...............................        14,881           7,347          28,380           15,550
     Communications products and services............        21,583          16,620          37,782           29,086
                                                       ------------   -------------   -------------   --------------
     ................................................       873,340         701,727       1,631,787        1,286,627
                                                       ------------   -------------   -------------   --------------
Gross margin.........................................        98,874          68,133         182,117          125,314
Selling, general and administrative expenses.........        80,354          55,588         147,671          102,829
                                                       ------------   -------------   -------------   --------------
Operating income.....................................        18,520          12,545          34,446           22,485

Interest expense.....................................         7,148           5,046          14,184            9,919
                                                       ------------   -------------   -------------   --------------
Earnings before income tax...........................        11,372           7,499          20,262           12,566
Income tax expense ..................................         4,663           3,075           8,308            5,152
                                                       ------------   -------------   -------------   --------------

Net earnings.........................................  $      6,709           4,424   $      11,954            7,414

Earnings per share
     Primary.........................................  $        .58             .43   $        1.04              .72
     Fully diluted...................................  $        .52             .42             .94              .71

     Common shares and equivalents outstanding
        Primary......................................        11,600          10,300          11,500           10,300
        Fully diluted................................        13,900          10,700          13,800           10,500




See accompanying notes to consolidated financial statements.

                          INACOM CORP. AND SUBSIDIARIES

               CONDENSED AND CONSOLIDATED STATEMENT OF CASH FLOWS

                                   (Unaudited)

                             (Amounts in Thousands)

                                                                                              Twenty-Six Weeks Ended
                                                                                            June 28,        June 29,
                                                                                              1997            1996
Cash flows from operating activities:

    Net earnings .....................................................................    $    11,954           7,414
    Adjustments to reconcile net earnings to net cash used in operating activities:
        Depreciation and amortization.................................................         14,256           9,720
        Increase in accounts receivable...............................................        (55,200)        (41,182)
        (Increase) decrease in inventories............................................        (74,070)         48,585
        Increase in other current assets..............................................         (2,599)           (395)
        Increase (decrease) in accounts payable.......................................         68,840         (69,691)
        (Decrease) increase in other long-term liabilities............................            (83)            226
        (Decrease) increase in other current liabilities..............................         (7,107)         13,219
                                                                                          -----------       ---------

             Net cash used in operating activities....................................        (44,009)        (32,104)
                                                                                          -----------       ---------

Cash flows from investing activities:

    Additions to property and equipment...............................................        (19,836)        (10,016)
    Proceeds from notes receivable....................................................            100           1,605
    Business combinations.............................................................         (4,100)             --
    Increase in other assets..........................................................        (12,085)        (10,472)
                                                                                          -----------       ---------
        Net cash used in investing activities.........................................        (35,921)        (18,883)
                                                                                          -----------       ---------

Cash flows from financing activities:

    Proceeds from receivables sold....................................................        100,000              --
    (Payments of) proceeds from short-term debt.......................................        (20,770)          5,741
    Payments of long-term debt........................................................             --          (6,667)
    Proceeds from sale of convertible subordinated debentures.........................             --          55,250
    Proceeds from exercise of stock options...........................................             10             808
                                                                                          -----------       ---------

        Net cash provided by financing activities.....................................         79,240          55,132
                                                                                          -----------       ---------

Net (decrease) increase in cash and cash equivalents..................................           (690)          4,145

Cash and cash equivalents, beginning of the period....................................         31,410          20,690

Cash and cash equivalents, end of the period..........................................    $    30,720          24,835

See accompanying notes to consolidated financial statements.

                          INACOM CORP. AND SUBSIDIARIES
            NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.  CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

    The condensed and consolidated financial statements are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. The condensed and consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's Annual Report to Stockholders incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996. The results of operations for the thirteen and twenty-six weeks ended June 28, 1997 are not necessarily indicative of the results for the entire fiscal year ending December 27, 1997.

2.  ACCOUNTS RECEIVABLE

    The Company has entered into an agreement to sell $200 million of accounts receivable, with limited recourse, to an unrelated financial institution. The agreement was initially entered into in June 1995 with respect to $100 million of accounts receivable and was amended in January 1997 to sell an additional $100 million of accounts receivable. New qualifying receivables are sold to the financial institution as collections reduce previously sold receivables in order to maintain a balance of $200 million sold receivables. On June 27, 1997, $46.6 million of additional accounts receivable were designated to offset potential obligations under limited recourse provisions; however, historical losses on Company receivables have been substantially less than such additional amount. On June 28, 1997, the interest rate was 6.09%.

3.  INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of computer hardware, software, voice and data equipment and related materials.

4.  EARNINGS PER COMMON SHARE

    Primary earnings per share of common stock have been computed on the basis of the weighted average number of shares of common stock outstanding after giving effect to equivalent common shares from dilutive stock options. Fully diluted earnings per share further assumes the conversion of the Company's convertible subordinated debentures for the period they were outstanding.

5.  MARKETING DEVELOPMENT FUNDS

    Primary vendors of the Company provide various incentives, in cash or credit against obligations, for promoting and marketing their product offerings. The funds or credits received are based on the purchases or sales of the vendor's products and are earned through performance of specific marketing programs or upon completion of objectives outlined by the vendors. Funds or credits earned are applied to direct costs or selling, general and administrative expenses depending on the objectives of the program. Funds or credits from the Company's primary vendors typically range from 1% to 3% of purchases from these vendors.

6.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    For purposes of the condensed and consolidated statement of cash flows, the Company considers cash and cash investments with a maturity of three months or less to be cash equivalents.

    Interest and income taxes paid are summarized as follows (dollars in thousands):
                                     1997            1996
                                   --------         ------

Interest paid..................   $ 14,310         $ 9,924
Income taxes paid..............      7,574           1,126

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, Inacom has agreed to sell to each of the Underwriters named below, and each of such Underwriters, for whom Goldman, Sachs & Co., J.P. Morgan Securities Inc. and PaineWebber Incorporated are acting as representatives, has severally agreed to purchase from Inacom, the respective amount of Debentures set forth opposite its name below:
                                                     Principal
    Underwriter                                       Amount
Goldman, Sachs & Co....................
J.P. Morgan Securities Inc. ...........
PaineWebber Incorporated...............
------------------------...............            ------------
         Total                                      $50,000,000

         Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Debentures offered hereby, if any are taken.

         The Underwriters propose to offer the Debentures in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession of ___% of the principal amount. The Underwriters may allow, and such dealers may reallow, a concession not in excess of ___% of the principal amount to certain brokers and dealers. After the Debentures are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

         Inacom has granted the Underwriters an option exercisable for 30 days after the date of this Prospectus Supplement to purchase up to an aggregate of $7,500,000 additional principal amount of the Debentures solely to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof which the principal amount of Debentures to be purchased by each of them, as shown in the foregoing table, bears to the Debentures offered hereby.

         Inacom and its directors and executive officers have agreed during the period beginning from the date of this Prospectus Supplement and continuing to and including the date 90 days after the date of this Prospectus Supplement, not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities of Inacom that are substantially similar to the shares of the Common Stock, or any other security convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock or any such similar securities, except for (i) shares of Common Stock issuable pursuant to convertible debt securities, warrants and stock options outstanding on the date of this Prospectus Supplement, (ii) shares of Common Stock (or securities convertible or exchangeable in to Common Stock) to be issued solely in connection with acquisitions, (iii) the shares of Common Stock offered in the concurrent offering of Common Stock and (iv) the Debentures offered hereby without the prior written consent of the Underwriters. The Company has agreed to give Goldman, Sachs & Co. prompt notice of any issuance of Common Stock in private placements in connection with acquisitions and not to register such Common Stock for sale or resale during the period beginning from the date of this Prospectus Supplement and continuing to and including the date 90 days after the date of this Prospectus Supplement.

         In connection with this offering, the Underwriters may purchase and sell Debentures or Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions in connection with this offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Debentures; and syndicate short positions involve the sale by the Underwriters of a greater number of Debentures than they are required to purchase from the Company in this offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Debentures sold in this offering for their account, may be reclaimed by the syndicate if such Debentures are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Debentures, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the NYSE or otherwise.

         Inacom has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

No person has been authorized to give any information or
to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities to which it relates, or an offer to sell or the solicitation of an offer to buy such Securities, in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in
the affairs of the Company since the date hereof or that
the information contained herein is correct as of any time subsequent to the date hereof.
         -----------------

                     TABLE OF CONTENTS
                                                                          Page
                              Prospectus Supplement
Prospectus Summary............................                             S-3
Risk Factors..................................                             S-6
Use of Proceeds...............................                             S-9
Price Range of Company Stock
  and Dividend Policy.........................                            S-10
Capitalization................................                            S-11
Selected Consolidated Financial Data..........                            S-12
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations...............................                            S-13
Business..                                                                S-21
Management....................................                            S-28
Description of Debentures.....................                            S-33
Certain Federal Income Tax Consequences.......                            S-37
Legal Matters.................................                            S-40
Experts.......................................                            S-40
Index to Consolidated Financial
  Statements and Financial Statement
  Schedule....................................                             F-1
Underwriting..................................                             U-1

                                   Prospectus
Available Information.........................                               2
Incorporation of Certain
 Documents By Reference.......................                               3
The Company...................................                               4
Use of Proceeds...............................                               5
Ratios of Earnings to Fixed Charges...........                               6
Description of Debt Securities................                               7
Description of Capital Stock..................                              12
Plan of Distribution..........................                              15
Legal Matters.................................                              16
Experts.......................................                              16












                                   $50,000,000


                                  InaCom Corp.

                               _____% CONVERTIBLE
                             SUBORDINATED DEBENTURES
                                  DUE ____ 2004





                                 --------------


                                   PROSPECTUS
                                ___________, 1997

                                  -------------

                              Goldman, Sachs & Co.
                                J.P. Morgan & Co.
                            PaineWebber Incorporated



           ----------------------------------------------------------

           ----------------------------------------------------------

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1997
                    PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _____________ 1997
                                3,000,000 SHARES
                                  InaCom Corp.
                                  COMMON STOCK
                           (par value $.10 per share)
                              --------------------
         All of the shares of Common Stock offered hereby are being offered by InaCom Corp.

         Concurrently with this offering, the Company is offering its ___% Convertible Subordinated Debentures due __________, 2004 in the aggregate amount of $50,000,000 under a separate Debenture Prospectus. Neither offering is conditioned upon consummation of the other offering. See "Debentures Offering".

     SEE "RISK FACTORS" ON PAGES S-6 TO S-9 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK.

     The Common Stock is listed on the New York Stock Exchange under the symbol "ICO." On September 26, 1997, the last reported sales price of the Common Stock on the New York Stock Exchange was $37.25 per share. See "Price Range of Common Stock."
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
                   RELATES. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                            ------------------------

                                               Initial Public          Underwriting                 Proceeds To
                                               Offering Price           Discount(1)                 Company(2)
Per Share..........................          $                        $                          $
Total(3)...........................          $                        $                          $

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2)  Before deduction of expenses estimated at $165,000 payable by the Company.
(3) The Company has granted the Underwriters an option exercisable for 30 days after the date hereof to purchase up to 450,000 additional shares of Common Stock at the initial public offering price per share, less the underwriting discount. If such option is exercised in full, the total initial public offering price, underwriting discount and proceeds to Inacom will be $ _________, $__________ and $__________, respectively. See "Underwriting."

                            ------------------------

     The shares offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the shares will be ready for delivery in book-entry form only through the facilities of the Depository Trust Company in New York, New York, on or about __________, 1997, against payment therefor in immediately available funds.

Goldman, Sachs & Co.
                               J.P. Morgan & Co.
                                                        PaineWebber Incorporated
                            ------------------------

     The date of this Prospectus Supplement is ___________, 1997.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Photo collage of five photos in arrow shapes pointing clockwise at the adjacent photo.

Caption:  Needs Assessment and Technology Planning
Photo of two men and one woman discussing a company's information technology needs.

Caption:  Technology Procurement and Configuration
Photo of two technicians configuring computers at Inacom's Ontario, California production facility.

Caption:  Systems Integration and Systems Management
Photo of a technician working at a client company's technology nerve center.

Caption:  Ongoing Systems Support and Distributed Support
Photo of a technician at Inacom's new Technology Services Center in Omaha, Nebraska assisting a technology client.

Caption:  Asset Management
Photo of a bar code and tracking system used to manage technology assets.


         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

================================================================================
                               PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by the more detailed information and Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus Supplement and Prospectus or incorporated by reference. Except as otherwise indicated herein, all information in this Prospectus Supplement and Prospectus assumes no exercise of the Underwriters' over-allotment option.

                                   The Company

         InaCom Corp. (the "Company" or "Inacom") is a leading single source provider of information technology products and technology management services designed to enhance the productivity of information systems primarily for Fortune 1000 clients. The Company offers a comprehensive range of value added services to manage the entire information system life cycle including: (1) needs assessment and technology planning, (2) technology procurement and configuration, (3) systems integration and systems management, (4) ongoing systems support and distributed support, and (5) asset management. Inacom's expertise includes the integration of voice and data communications. Inacom sells its products and services through a marketing network of 51 Company-owned business centers throughout the United States that focus on serving large corporations. The Company also has a network of approximately 1,000 value added resellers that typically have a regional, industry, or specific product focus. The Company has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada and Mexico to satisfy the technology management needs of its multinational clients. Inacom is the largest purchaser of IBM computer products and believes it is the second largest purchaser of Compaq computer products worldwide.

         Inacom's expertise in procurement, configuration and delivery of PC's, peripherals and software from a wide range of major vendors enables the Company to customize information systems to meet specific client needs. In addition, Inacom provides its clients with numerous benefits including in-depth product knowledge and experience, competitive pricing from its purchasing arrangements and a wide array of services supporting client needs on an on-going basis.

         Management believes that the Company's expertise in procuring, configuring and delivering information technology products and providing technology management services provides a strategic advantage in addressing certain industry trends. In particular, businesses increasingly are seeking to outsource the management and support of their information technology systems with fewer providers. At the same time, the demand for cost-effective, customized technology systems has led a number of manufacturers, including IBM, Compaq and Hewlett-Packard, to move from "build-to-forecast" delivery systems to "build-to-order" programs in which they ship computer components to a limited number of qualified technology providers, including Inacom, for final assembly and configuration. Management also believes that these trends will lead to further consolidation in the highly fragmented technology management services industry. As a result of the Company's experience in integrating acquired businesses, management believes that the Company is well-positioned to take advantage of strategic acquisition opportunities as they arise.

         Inacom's earnings growth has been enhanced by its rapidly expanding services business. In the first six months of fiscal 1997, computer services provided 47.7% of net earnings, more than double the net earnings from the same period in 1996. Computer products contributed 40.8% and communications products and services provided 11.5% of net earnings in the same period. Inacom expects that earnings from services will continue to grow more rapidly than earnings from its other business segments given Inacom's broad offering of services to its clients and the industry trends discussed above.

         Inacom's goals are to grow net earnings and increase economic value added to enhance shareholder value. To achieve these goals, Inacom provides comprehensive solutions to improve the productivity of its clients' information systems. Key elements of the Company's strategy are: (i) to leverage client relationships to continue expanding higher-margin services revenues, (ii) to capitalize on the trend toward build-to-order/configure-to-order systems, (iii) to expand offerings and geographic coverage through strategic acquisitions, and
(iv) to capitalize on the convergence of data and voice communications.

================================================================================
                                  The Offering

Common Stock, $.10 par value
(the "Common Stock")...........   3,000,000 shares

Common Stock Outstanding
after the Offering.............   14,566,707 shares(1)

Use of Proceeds................   To repay, in part, indebtedness and for
                                  general corporate purposes. See "Use of
                                  Proceeds."

Trading Symbol.................   The Common Stock is traded on the New
                                  York Stock Exchange ("NYSE") under the
                                  symbol "ICO".

(1) Does not include (i) 1,132,948 additional shares reserved for issuance pursuant to currently outstanding options under the Company's 1997, 1994 and 1990 stock plans and 1987 nonqualified stock option plan, (ii) 2,302,084 additional shares reserved for issuance pursuant to the conversion of the Company's 6% Convertible Subordinated Debentures due June 15, 2006 or (iii) such additional shares which will be reserved for issuance pursuant to the conversion of the Company's ___% Convertible Subordinated Debentures due _________, 2004 which the Company is offering concurrently with this offering of Common Stock.
================================================================================

================================================================================
                       Summary Consolidated Financial Data

                      (in thousands, except per share data)

                                                    Fiscal Year Ended December                          Twenty-Six Weeks Ended

                                                                                                       June 29,        June 28,
                                    1992           1993          1994          1995         1996         1996            1997
                                   ------         ------        ------        ------       ------       ------          -----
Statement of Operations Data:

Revenues.....................   $   1,014,466   $ 1,545,227   $ 1,800,539   $ 2,200,344   $3,102,055  $ 1,411,941   $     1,813,904

Earnings (loss) before income taxes    17,959        19,693       (3,749)        19,833      31,719        12,566            20,262

Net earnings (loss)..........          10,734        11,975       (2,256)        11,707      18,733         7,414            11,954

Earnings (loss) per share,      $        1.25   $      1.26   $    (0.22)   $      1.14   $    1.64   $      0.71   $          0.94
fully diluted

Weighted average shares outstanding,    8,566         9,500        10,300        10,300      12,000        10,500            13,800
fully diluted................

Balance Sheet Data:                                                                                     June 28, 1997

                                                                                                          As            As Adjusted
                                                                                           Actual     Adjusted(1)       Pro Forma(2)

Working capital........................................................................    $ 81,869   $   187,473       $   235,723

Total assets...........................................................................     944,912       944,912           980,516

Long-term debt.........................................................................      55,250        55,250           105,250

Stockholders' equity...................................................................     207,012       312,616           312,616


(1) As adjusted to give effect to the sale of Common Stock offered hereby.

(2) As adjusted to give effect to the sale of Common Stock offered hereby and the sale of the debentures, as described in the following paragraph, and the application of the estimated net proceeds of both offerings. See "Use of Proceeds".

                               Debenture Offering

         Concurrently with the offering, the Company is offering, by separate prospectus, $50,000,000 of its ___% Convertible Subordinated Debentures due ________, 2004 (the "Debentures") (up to $57,500,000 of Debentures if the underwriters' over-allotment option is exercised in full). The consummation of the offering of the Common Stock made hereby is not conditioned upon the consummation of the Debentures offering.


================================================================================

                                  RISK FACTORS

         The Prospectus and this Prospectus Supplement, including documents incorporated by reference herein, contain certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including factors described in "Risk Factors" herein and in documents incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as believed, estimated or expected.

Dependence Upon Key Vendors

         Inacom's business is dependent in large measure upon its relationship with key vendors. A substantial portion of Inacom's computer products revenue is derived from the sales of the products of key vendors, including Compaq, IBM and Hewlett-Packard. During the fiscal year ended December 28, 1996, sales of Compaq, IBM and Hewlett-Packard products accounted for approximately 26%, 24% and 15%, respectively, of the Company's revenues. Inacom derives a substantial portion of its communications products and services revenue from the sale of Lucent Technologies products and AT&T services. Although Inacom considers its relationships with its key vendors to be good, there can be no assurance that these relationships will continue as presently in effect or that changes in marketing approach by one or more such key vendors and other suppliers would not adversely affect Inacom. Inacom's agreements with these vendors are on a non-exclusive basis and may be terminated by the vendors on notice typically ranging from 30 to 90 days. Termination of, or a material change to, or a nonrenewal of Inacom's agreements with Compaq, IBM and Hewlett-Packard, a material decrease in the level of marketing development programs offered by computer vendors, or an insufficient or interrupted supply of vendors' product would have a material adverse effect on Inacom's business. See "Business -- Products and Vendors."

Impact of Vendor Incentive Funds

         The key vendors of Inacom provide various incentives for promoting and marketing their product offerings. Funds or credits received by Inacom are based either on the sales of the vendor's products through the independent reseller and Inacom-owned channels, or on Inacom's purchases from the respective vendor. The three major forms of vendor incentives received by Inacom are co-operative funds, market development funds and vendor rebates. The funds or credits are earned through performance of specific marketing programs or upon completion of objectives outlined by the vendors. These funds or credits from Inacom's primary vendors typically range from 1% to 5% of purchases by Inacom. A material decrease in the level of vendor incentive funding or credits would have a material adverse effect on Inacom's business. See "Business -- Products and Vendors."

Inventory Management Risks

         The personal computer industry is characterized by rapid product improvement and technological change resulting in relatively short product life cycles and rapid product obsolescence, which can place inventory at considerable valuation risk. Inacom's information technology suppliers generally provide price protection intended to reduce the risk of inventory devaluation. However, many of these suppliers have announced plans to reduce the number of days for which they will provide price protection. There can be no assurance that vendors will continue such policies or that unforeseen new product developments and related inventory obsolescence will not materially adversely affect Inacom's business.

Build-to-Order Delivery Model

         The  system  used by  major  manufacturers,  such as  IBM,  Compaq  and
Hewlett-Packard to deliver computer systems to business clients through technology providers such as Inacom is changing from a build-to-forecast model to a build-to-order model. See "Business - Industry". The potential advantages to technology providers such as Inacom from such a system -- reduced inventory requirements, improved margins and market share gains -- involve potential disadvantages including a decrease in the number of days of price protection available from the manufacturers and the requirement that Inacom meet strict manufacturer final assembly qualification standards. The failure of Inacom to meet the manufacturer qualification standards, or the inability of Inacom to manage its inventory to levels to meet client demands and within the manufacturer's price protection limits, could have a material adverse effect on Inacom's business.

Dependence Upon Key Management and Technical Personnel

         Inacom's success depends to a significant extent on its ability to attract and retain key personnel. Inacom is particularly dependent on its senior management team and technical personnel. Inacom's strategy for growth in the sale of computer services and communication services depends on its ability to attract and retain qualified technical personnel, including systems engineers and communications specialists. Competition for technical personnel is intense and no assurance can be given that Inacom will be able to recruit and retain such personnel. The failure to recruit and retain senior management and technical personnel could have a material adverse effect on Inacom's business.

Management of Expanding Operations and Increased Service Focus

         The Company's growth resulting from expanding operations and its increased focus on the complete life cycle technological needs of its business clients places significant demands on the Company's management, operational and technical resources. Such growth and increased life cycle service focus are expected to continue to challenge the Company's sales, marketing, technical and support personnel and senior management. The Company's future performance will depend in part on its ability to manage expanding operations and to adapt its operational systems to respond to changes in its business. In particular, the Company's success will depend upon its key management and technical personnel. See "Dependence Upon Key Management and Technical Personnel" above. The failure of the Company to effectively manage its growth and increased life cycle service focus effectively or to train its technical field personnel could have a material adverse effect on Inacom's business.

Funding Requirements; Interest Rate Sensitivity

         Inacom's business requires significant working capital to finance product inventory and accounts receivable. Inacom has funded its inventory and working capital requirements through an inventory and working capital financing agreement, a revolving credit facility and the public sale of debentures. The borrowings under these agreements typically bear a floating rate of interest. Due to the Company's significant working capital needs, an increase in interest rates could have a material adverse effect on Inacom's results of operation. There can be no assurance that sufficient equity or debt financing will be available on terms acceptable to Inacom or that Inacom will be able to refinance its existing indebtedness. The inability of Inacom to refinance its existing indebtedness or to obtain a sufficient amount of alternative financing would have a material adverse effect on Inacom's business.

Risks of Financial Leverage

         The Company's business requires significant working capital and the primary sources of such working capital are provided through an inventory and working capital financing agreement, the $55.25 million in aggregate principal amount of 6% convertible subordinated debentures issued in June 1996, and a revolving credit facility of $40.0 million. On June 28, 1997, $80.0 million was outstanding under the working capital portion of the inventory and working capital financing agreement and the interest rate was 7.5% based on three-month LIBOR. The inventory and working capital agreement expires in June 1998. The debentures are unsecured subordinated debt of the Company. On June 28, 1997, $40.0 million was outstanding under the revolving credit facility and the interest rate was 6.99% based on three-month LIBOR. The revolving credit facility expires in February 1998. The degree to which the Company is leveraged could have important consequences to holders of the Common Stock, including the following: (i) the Company's ability to obtain other financing in the future may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness; and (iii) a high degree of leverage may make the Company more vulnerable to economic downturns and may limit the ability to withstand competitive pressures. The Company's ability to make scheduled payments on or, to the extent not restricted pursuant to the terms thereof, to refinance its indebtedness depends on its financial and operating performance, which is subject to prevailing economic conditions and to financial, business and other factors beyond its control.

Competition

         All aspects of the technology management services industry are highly competitive. The technology management services industry continues to experience a significant amount of consolidation. In the future Inacom may face fewer but larger and better financed competitors as a consequence of such consolidation. Inacom competes for potential clients, including national accounts, with numerous resellers, distributors and service providers. Several computer manufacturers have expanded their channels of delivery, pricing and product positioning and compete with Inacom's marketing network for potential clients. Other competitors operate mail-order or discount stores offering clones of major vendor products. Inacom also competes with computer technology providers in the recruitment and retention of franchisees and independently-owned resellers. Inacom competes in the computer services division with a large number of service providers, including IBM through its Global Services division, Andersen
Consulting, EDS, CompuCom Systems, ENTEX, GE Capital Technology Management Services, IKON Office Solutions and Vanstar Corp. Competition in the communications products and services industry is also intense, and includes entities which are also significant vendors of Inacom, such as Lucent Technologies and AT&T. Certain competitors and manufacturers are substantially larger than Inacom and have greater financial, technical, service and marketing resources. The level of future sales and earnings achieved by Inacom in any period may be adversely affected by a number of competitive factors, including an increase in direct sales by vendors to independent resellers and/or clients and increased computer client preference for mail-order or discount store purchases of clones of major vendor products.

Acquisitions

         Inacom's strategy includes effecting acquisitions and strategic relationships in selected geographic market and service areas. Acquisitions involve a number of special risks, including the incorporation of acquired products and services into Inacom's offerings, the potential loss of key employees of the acquired business, the valuation of the acquired business, the incurrence of additional debt and the financial impact of goodwill amortization. Inacom expects to issue equity securities to consummate certain acquisitions, which may cause dilution to current stockholders. No assurance can be given that Inacom will have adequate resources to consummate acquisitions, integrate the acquired businesses or that any such acquisitions will be successful in enhancing Inacom's business.

Dependence on Information Systems

         The Company depends on a variety of information systems to provide it with a competitive advantage. Although the Company has not in the past experienced significant failures or down time of its proprietary procurement and delivery system or any of its other information systems, any such failure or significant down time could prevent the Company from taking orders and/or shipping product and could prevent clients from accessing price and product availability information from the Company. In such event, the Company could be at a severe disadvantage in determining appropriate product pricing or the adequacy of inventory levels or in reacting to rapidly changing market conditions. A failure of the Company's information systems which impacts any of these functions could have a material adverse effect on the Company's business. In addition, the inability of the Company to attract and retain the highly-skilled personnel required to implement, maintain, and operate its centralized information processing system and the Company's other information systems could have a material adverse effect on the Company's business.

Gross Margin Risks

         Gross margins from the sale of computer products have declined over the past several years as a result of computer product price reductions and intense competition. Inacom has responded by reducing operating expenses as a percentage of revenue and by focusing on sales of higher-margin computer services and communication services. There can be no assurance that gross margins for computer products will not continue to decline or that Inacom will be successful in reducing operating expenses as a percentage of revenue. Furthermore, there can be no assurance that gross margins for computer services and communications services will not also decline or that Inacom will be able to continue to successfully grow and compete in such service markets.

Certain Anti-Takeover Effects

         Certain provisions of the Company's Certificate of Incorporation and Delaware law may be deemed to have anti-takeover effects. The Company's Certificate of Incorporation provides that the Board of Directors may issue additional shares of Common Stock or establish one or more classes or a series of Preferred Stock with such designations, relative voting rights, dividend rights, liquidation and other rights that the Board of Directors fixes without stockholder approval. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law which prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. See "Description of Capital -- Preferred Stock" and "Description of Capital Stock -- Section 203 of the Delaware General Corporation Law" in the Prospectus.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the Common Stock (assuming an offering price of $37.25 per share, the last reported share price of the Common Stock on the NYSE on September 26, 1997) and the Debentures being offered concurrently are expected to be $105,604,000 and $48,250,000, respectively ($121,444,000 and $55,488,000, respectively if the Underwriters' over-allotment options for the offerings are exercised in full), after deducting the discounts and commissions and the estimated offering expenses payable by the Company. The Company currently anticipates that approximately $120,000,000 of such net proceeds will be used to repay, in part, borrowings under the Company's short-term revolving lines of credit which borrowings are made for working capital purposes and can be reborrowed at any time. The reduction in short-term borrowings will strengthen the Company's balance sheet and provide the Company with additional debt capacity to grow its business internally and through acquisitions. Borrowings outstanding under such lines of credit were $80 million and $40 million at June 28, 1997 and the annual interest rate was 7.5% and 6.99%, respectively. The balance of the net proceeds will be used for general corporate purposes. See "Capitalization."

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         Prior to September 12, 1997, the Common Stock traded in the over-the-counter market and was quoted on the NASDAQ National Market under the symbol "INAC". The Common Stock commenced trading on the NYSE on September 12, 1997, under the symbol "ICO." The following table sets forth the quarterly high and low sales prices for the Common Stock as reported by the NASDAQ prior to September 12, 1997 and by the NYSE thereafter.

                                                        High          Low
                                                      ----------  -----------
Fiscal Year Ended December 30, 1995
          First Quarter........................    $     9.38     $      7.00
          Second Quarter.......................         14.25            8.25
          Third Quarter........................         15.25           12.25
          Fourth Quarter.......................         15.12            9.50

Fiscal Year Ended December 28, 1996
          First Quarter........................    $    18.50     $     13.25
          Second Quarter ......................         24.25           15.38
          Third Quarter........................         35.88           15.38
          Fourth Quarter.......................         39.25           29.50

Fiscal Year Ending December 27, 1997
          First Quarter........................    $    40.63     $     20.63
          Second Quarter.......................         32.88           20.00
          Third Quarter........................         37.63           29.75
          Fourth Quarter
            (through October __, 1997).........          [--]            [--]

         On September, 26, 1997 the last reported sales price of the Common Stock on the NYSE was $37.25. As of August 1, 1997 the Company estimates that there were approximately 5,300 beneficial holders of the Company's Common Stock.

         The Company has never declared or paid a cash dividend to stockholders. The Company's Board of Directors presently intends to retain all earnings to finance the expansion of the Company's operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors considered relevant by the Company's Board of Directors. Certain of the Company's debt agreements restrict the amount of dividends which may be paid by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Liquidity and Capital Resources."

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at June 28, 1997, and as adjusted to give effect to the application of estimated net proceeds of $105,604,000 from the sale by the Company of the Common Stock and $48,250,000 from the sale by the Company of the Debentures. The information set forth below should be read in conjunction with the Consolidated Financial Statements and Notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                    June 28, 1997
                                                                                                   As Adjusted
                                                                   Actual        As Adjusted(1)    Pro Forma(2)
                                                                                (in thousands)
Cash and cash equivalent..................................      $       30,720   $     30,720     $     64,574
                                                                ==============   ============     ============

Short-term debt...........................................      $      120,000   $     14,396              ---
                                                                ==============   ============     ============

Long-term debt............................................      $       55,250   $     55,250     $    105,250

Stockholders' equity:
    Capital stock:
       Class A preferred stock, $1 par value;
       authorized 1,000,000 shares; none issued...........                  --             --               --
    Common stock, $.10 par value; authorized
       30,000,000 shares; 11,537,315 shares
       issued and outstanding; 14,537,315 shares issued
       and outstanding as adjusted(3).....................               1,153          1,453            1,453
    Additional paid-in capital............................             116,298        221,602          221,602
    Retained earnings.....................................              89,561         89,561           89,561
                                                                --------------   ------------     ------------

       Total stockholders' equity.........................             207,012        312,616          312,616
                                                                --------------   ------------     ------------

          Total capitalization............................      $      262,262   $    367,866     $    417,866
                                                                ==============   ============     ============

(1) As adjusted to give effect to the sale of the Common Stock offered hereby.

(2) Assumes consummation of the offering of the Debentures concurrently with the consummation of the offering of Common Stock.

(3) Does not include (i) 1,132,948 additional shares reserved for issuance pursuant to currently outstanding options under the Company's 1997, 1994 and 1990 stock plans and 1987 nonqualified stock option plan, (ii) 2,302,084 additional shares reserved for issuance pursuant to the conversion of the Company's 6% Convertible Subordinated Debentures due June 15, 2006 or (iii) such additional shares which will be reserved for issuance pursuant to the conversion of the Company's ____% Convertible Subordinated Debentures due _____________, 2004 which the Company is offering concurrently with this offering of Common Stock.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The selected consolidated financial data under the captions "Statement of Operations Data" and "Balance Sheet Data" are derived from the Company's Annual Reports on Form 10-K for each of the years ended December 26, 1992, December 25, 1993, December 31, 1994, December 30, 1995 and December 28, 1996 which have been audited by KPMG Peat Marwick LLP, independent public accountants, and such data as of and for the twenty-six weeks ended June 29, 1996 and June 28, 1997 have been derived from the Company's unaudited Quarterly Reports on Form 10-Q. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto, and the independent auditors' report and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                       Selected Consolidated Financial Data
                                       (in thousands, except per share data)

                                                    Fiscal Year Ended December                Twenty-Six Weeks Ended
                                                                                                  June 29,   June 28,
                                        1992        1993        1994        1995        1996        1996        1997
                                    --------------------------------------------------------------------------------
Statement of Operations Data:
     Revenues......................  $1,014,466 $1,545,227 $1,800,539 $2,200,344   $3,102,055  $1,411,941  $1,813,904
     Direct costs..................     895,276  1,375,796  1,631,820  1,996,538    2,818,696   1,286,627   1,631,787
                                     ----------  --------- ---------- ----------   ----------  ----------  ----------
     Gross margin..................     119,190    169,431    168,719    203,806      283,359     125,314     182,117
     Selling, general and
       administrative expenses.....      93,267    141,142    160,437    169,338      231,235     102,829     147,671
                                     ----------  ---------  ---------  ---------   ----------  ----------  ----------
     Operating income..............      25,923     28,289      8,282     34,468       52,124      22,485      34,446
     Interest expense..............       7,964      8,596     12,031     14,635       20,405       9,919      14,184
                                     ----------  ---------  ---------  ---------   ----------    --------   ---------
     Earnings (loss) before income
       taxes.......................      17,959     19,693     (3,749)    19,833       31,719      12,566      20,262
     Income tax expense (benefit)..       7,225      7,947     (1,493)     8,126       12,986       5,152       8,308
     Cumulative effect of change in
       accounting for taxes........          --        229         --         --           --          --          --
                                      ---------  ---------   --------  ---------    ---------    --------   ---------
     Net earnings (loss)...........   $  10,734  $  11,975  $  (2,256) $  11,707    $  18,733    $  7,414   $  11,954
                                      =========  =========  =========  =========    =========    ========   =========
     Earnings (loss) per share,
       fully diluted...............   $    1.25  $    1.26  $   (0.22) $    1.14    $    1.64    $    .71   $     .94
                                      =========  =========  ========== =========    =========    ========   =========
     Weighted average shares
       outstanding, fully diluted..       8,566      9,500      10,300    10,300       12,000      10,500      13,800
                                      =========  =========  ========== =========    =========    ========   =========

Balance Sheet Data:
     Working capital...............   $  65,901  $  67,936  $   78,759 $  90,940    $ 100,303    $135,408   $  81,869
     Total assets..................     288,365    456,894     519,875   624,238      847,600     631,854     944,912
     Long-term debt................      36,800     20,000      30,333    23,667       55,250      68,850      55,250
     Stockholders' equity..........   $ 101,275  $ 136,491  $  135,590 $ 148,775    $ 176,830    $158,313   $ 207,012


                                     Certain Data As A Percentage of Revenues


                                                    Fiscal Year Ended December                Twenty-Six Weeks Ended
                                                                                                June 29,   June 28,
                                         1992      1993       1994       1995        1996        1996        1997
                                      ------     ------     -------    ------     -------       ------     ------
Revenues...........................    100.0%     100.0%      100.0%    100.0%      100.0%       100.0%     100.0%
Direct costs.......................     88.3       89.0        90.6      90.7        90.8         91.1       90.0
                                      ------     ------     -------    ------     -------       ------     ------
Gross margin.......................     11.7       11.0         9.4       9.3         9.2          8.9       10.0
Selling, general and administrative
  expenses                               9.2        9.1         8.9       7.7         7.5          7.3        8.1
                                      ------     ------     -------    ------     -------       ------     ------
Operating income...................      2.5        1.9         0.5       1.6         1.7          1.6        1.9
Interest expense...................      0.8        0.6         0.7       0.7         0.7          0.7        0.8
                                      ------     ------     -------    ------     -------       ------     ------
Earnings (loss) before income tax..      1.7        1.3        (0.2)      0.9         1.0          0.9        1.1
Income tax expense (benefit).......      0.7        0.5        (0.1)      0.4         0.4          0.4        0.4
                                      ------     ------     -------    ------     -------       ------     ------
Net earnings (loss)................      1.0%       0.8%       (0.1)%     0.5%        0.6%         0.5%       0.7%
                                      ======     ======     =======    ======     =======       ======     ======

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                                    Overview

         Inacom is a leading single source provider of information technology products and technology management services designed to enhance the productivity of information systems, primarily for Fortune 1000 clients. The Company offers a comprehensive range of value added services to manage the entire information system life cycle including: (1) needs assessment and technology planning, (2) technology procurement and configuration, (3) systems integration and systems management, (4) ongoing systems support and distributed support, and (5) asset management.

         The Company generates revenue, gross margin and earnings by providing products and services to its clients throughout the life cycle of a computer system. These revenues, gross margin and earnings are comprised of three main classifications; (i) computer product sales, (ii) computer services and (iii) communication products and services and are provided through the Company's marketing network which consists of Company-owned business centers and independent value added resellers. Computer product sales are derived from the sale of microcomputer systems, workstations and related products. Computer services are derived from the sale of technology procurement services, system integration services and system support services. Communication products and services are derived from the sale of voice and data equipment, long distance
services  and  convergence  technology  through  the  Company's   communications
division.

         The Company recognizes revenue from computer product sales upon shipment to its clients. Revenues from consulting and other computer services are recognized as the Company performs the services. Revenues from maintenance and extended warranty agreements are recognized ratably over the term of the agreement. Extended warranty costs are accounted for on an accrual basis and are recognized under the sales method.

Results of Operations

         The following table sets forth, for the indicated periods, revenues, gross margins and net earnings of the Company segmented by the three main classifications.

                                                            Summary of Operating Results
                                                                   (in thousands)

                                          Fiscal Year Ended December        Twenty-Six Weeks Ended     Thirteen Weeks Ended
                                                                                June 29,   June 28,     June 29,     June 28,
                                        1994(1)        1995       1996(2)         1996       1997         1996         1997
                                        -------        ----       -------         ----       ----         ----         ----
     Revenues:
        Computer products.......     $1,680,397    $2,047,215   $2,885,019   $1,316,307   $1,657,705  $  718,585   $ 884,952
        Computer services.......         85,406        95,476      136,888       58,340      108,238      30,201      60,607
        Communication products
          and services..........         34,736        57,653       80,148       37,294       47,961      21,074      26,655
                                     ----------    ----------   ----------   ----------   ---------   ----------   ---------
                  Total.........     $1,800,539    $2,200,344   $3,102,055   $1,411,941   $1,813,904  $  769,860   $ 972,214
                                     ==========    ==========   ==========   ==========   ==========  ==========   =========
     Gross margin:
        Computer products.......     $  113,797    $  122,386   $  162,651   $   74,316   $   92,080   $   40,825   $  48,076
        Computer services.......         52,506        67,599      103,228       42,790       79,858       22,854      45,726
        Communication products
          and services..........          7,516        13,821       17,480        8,208       10,179        4,454       5,072
                                     ----------    ----------   ----------   ----------    ---------   ----------   ---------
                  Total.........     $  173,819    $  203,806   $  283,359   $  125,314   $  182,117   $   68,133   $  98,874
                                     ==========    ==========   ==========   ==========   ==========   ==========   =========
     Net earnings (loss):
        Computer products.......     $    (659)    $    5,418   $    9,703   $    4,102   $    4,883   $    2,545   $   2,550
        Computer services.......          2,527         5,272        7,381        2,796        5,691        1,669       3,464
        Communication products
          and services..........             77         1,017        1,649          516        1,380          210         695
                                     ----------    ----------   ----------   ----------   ----------   ----------   ---------
                  Total.........     $    1,945    $   11,707   $   18,733   $    7,414   $   11,954   $    4,424   $   6,709
                                     ==========    ==========   ==========   ==========   ==========   ==========   =========

(1) Gross margin and net earnings exclude the impact of non-recurring charges recognized in the second quarter of 1994. (2) Net earnings include the impact of non-recurring charges of $991,000 in the fourth quarter of 1996.

         The following table sets forth, for the indicated periods, the percentage mix of revenue and net earnings of the Company by the three main classifications.

                                                            Percentage Mix of Revenues and Net Earnings

                                          Fiscal Year Ended December        Twenty-Six Weeks Ended     Thirteen Weeks Ended
                                                                               June 29,      June 28    June 29,     June 28,
                                         1994(1)        1995        1996(2)      1996         1997        1996         1997
                                         -------        ----        -------      ----         ----        ----         ----
     Revenues:
        Computer products.......          93.3%         93.1%        93.0%       93.3%        91.4%       93.4%       91.1%
        Computer services.......           4.7           4.3          4.4         4.1          6.0         3.9         6.2
        Communication products
          and services..........           2.0           2.6          2.6         2.6          2.6         2.7         2.7
                                          -------      -------       -------    --------     --------    --------     -----
                  Total.........          100.0%        100.0%       100.0%      100.0%       100.0%      100.0%      100.0%
                                          =======      =======       =======    ========     ========    ========     =====
     Net earnings:
        Computer products.......          (33.9)%       46.3%        51.8%       55.3%        40.8%       57.5%       38.0%
        Computer services.......          129.9         45.0         39.4        37.7         47.7        37.7        51.6
        Communication products
          and services..........           4.0           8.7          8.8         7.0         11.5         4.8        10.4
                                          -------      -------       -------    --------     --------    --------     -----
                  Total.........          100.0%        100.0%        100.0%     100.0%       100.0%      100.0%      100.0%
                                          =======      =======       =======    ========     ========    ========     =====

     The following table sets forth, for the indicated periods, the gross margin percentage of the three main classifications and the consolidated gross margin percentage.

                                                  Gross Margin Percentages

                                          Fiscal Year Ended December        Twenty-Six Weeks Ended     Thirteen Weeks Ended
                                                                               June 29,      June 28    June 29,     June 28,
                                         1994(1)        1995        1996(2)      1996         1997        1996         1997
                                         -------        ----        -------      ----         ----        ----         ----
     Gross margin:
        Computer products.......           6.8%          6.0%         5.6%        5.7%         5.6%        5.7%        5.4%
        Computer services.......          61.5          70.8         75.4        73.4         73.8        75.7        75.5
        Communication products
          and services..........          21.6          24.0         21.8        22.0         21.2        21.1        19.0

     Consolidated gross margin..           9.7           9.3          9.1         8.9         10.0         8.9        10.2

(1)  Gross margin and net earnings exclude the impact of  non-recurring  charges recognized in the second quarter of 1994.
(2)  Net earnings include the impact of non-recurring charges of $991,000 in the fourth quarter of 1996.

Second Quarter and First Six Months of 1997 Compared to
Second Quarter and First Six Months of 1996

         Revenues. Revenues for the second quarter and first six months of 1997 increased $202.4 million or 26.3% and $402.0 million or 28.5% over the second quarter and first six months of 1996, respectively. Revenue growth resulted primarily from computer product sales which increased $166.4 million or 23.2% and $341.4 million or 25.9% over the second quarter and first six months of 1996, respectively. Revenues from computer services increased $30.4 million or 100.7% and $49.9 million or 85.5% over the second quarter and first six months of 1996, respectively. Revenues from communication products and services increased $5.6 million or 26.5% and $10.7 million or 28.6% over the second quarter and first six months of 1996, respectively.

         Revenues increased primarily as a result of an increase in products shipped directly to the end-user client, overall industry growth and the acquisitions completed by the Company during 1996 and 1997. The increase in revenues related to the acquisitions was approximately $27.5 million and $52.3 million over the second quarter and first six months of 1996, respectively. The increase in computer product sales resulted primarily from an increase in sales through the Company-owned business centers ($129.1 million or 39.2% and $222.2 million or 35.9% over the second quarter and first six months of 1996, respectively) and through an increase in sales through the independent reseller channel ($49.0 million or 12.0% and $136.1 million or 18.7% over the second quarter and first six months of 1996, respectively).

         Revenues from computer services increased as a result of increased sales efforts for such service offerings, the inclusion of these services with increasing computer product sales and the recent acquisitions completed by the Company. The increase in computer services sales resulted primarily from an increase in sales through the Company-owned business centers ($15.0 million or 65.4% and $24.8 million or 55.9% over the second quarter and first six months of 1996, respectively). The increase in computer services revenues related to acquisitions was approximately $9.4 million and $13.4 million over the second quarter and first six months of 1996, respectively. Revenues from communication products and services increased as a result of broad based growth from the communications product offerings.

         Gross Margins. The increase in the Company's gross margin percentages for the first six months of 1997 versus the same period in 1996 was primarily a result of the increase in mix of higher-margin computer services and communications products and services versus lower-margin computer products. The decrease in gross margin percentage for computer products resulted primarily from a decrease in the margin percentage on computer product sales through the Company-owned business centers and the independent reseller channel in the first six months of 1997 versus the same period in 1996. The increase in gross margin percentage for computer services resulted from an increase in the mix of services to include more higher-margin systems integration services versus support and technology procurement services. The decrease in gross margin percentage for the communication products and services resulted from an increase in mix of revenues to include more lower-margin communications product sales as compared to higher-margin long distance and non-product services.

         Selling, General And Administrative Expenses. Selling, general and administrative (SG&A) expenses for the second quarter and first six months of 1997 increased $24.8 million or 44.6% and $44.8 million or 43.6% over the second quarter and first six months of 1996, respectively. SG&A as a percentage of revenue was 8.3% in the second quarter of 1997 versus 7.2% in the second quarter of 1996, and 8.1% for the first six months of 1997 versus 7.3% for the first six months of 1996. The increase in spending and the related increase in SG&A as a percentage of revenues resulted primarily from the costs of handling the increased services revenues. During the third quarter of 1996 the Company continued to invest in the infrastructure by opening a center in Ontario, California to facilitate "build-to-order" and cost-effective configuration and delivery to the Company's clients. The Company incurred additional costs during the second quarter and first six months of 1997 related to integrating the acquisitions completed in the fourth quarter of 1996 and acquisitions completed in the first and second quarters of 1997. The increase in SG&A related to acquisitions was approximately $6.1 million and $7.5 million over the second quarter and first six months of 1996, respectively.

         Interest Expense. Interest expense for the second quarter and first six months of 1997 was $7.1 million and $14.2 million, respectively, versus interest expense for the second quarter and first six months of 1996 of $5.0 million and $9.9 million, respectively. Interest expense increased primarily due to higher average daily borrowings. Average daily borrowings for the second quarter and first six months of 1997 were $124.1 million and $118.3 million more than the average borrowings for the second quarter and first six months of 1996, respectively. The weighted average borrowing rate for the second quarter of 1997 increased approximately 6 basis points over the second quarter of 1996 and decreased 15 basis points for the first six months of 1997 versus the first six months of 1996. The increase in the average daily borrowings resulted primarily from financing an increase in accounts receivable resulting from the increase in revenues, and an increase in inventory levels. The weighted average daily borrowing interest rate increased for the second quarter of 1997 primarily due to an increase in LIBOR rates in 1997 versus 1996. The average daily borrowing interest rate decreased for the first six months of 1997 versus the same period in 1996 primarily because the Company sold an additional $100 million of accounts receivable in January 1997, which as of June 28, 1997 had an interest rate of 6.09%, and issued $55.25 million of 6% convertible subordinated debentures in June 1996 (see "Liquidity and Capital Resources"). The funding from the sale of $100 million in accounts receivable and the issuance of $55.25 million of convertible bonds was used to decrease the borrowings outstanding on the inventory and working capital credit line which on June 28, 1997 had an interest rate of 7.5%.

         Net Earnings. Net earnings for the quarter ending June 28, 1997 increased 51.7% to $6.7 million compared with net earnings of $4.4 million for the second quarter of 1996. Net earnings per share for the second quarter of 1997 increased to $.52 per fully diluted share from the $.42 per fully diluted share reported for the same period in 1996. Net earnings for the first six months of 1997 increased 61.2% to $12.0 million compared with net earnings of $7.4 million for the first six months of 1996. Net earnings per share for the first six months of 1997 increased to $.94 per fully diluted share from the $.71 per fully diluted share reported for the same period in 1996. Net earnings from computer services for the quarter ending June 28, 1997 increased 107.5% to $3.5 million compared with net earnings from computer services of $1.7 million for the same period in 1996 and constituted 51.6% in the aggregate of net earnings of the Company for such period.

1996 Compared to 1995

         Revenues. Revenues for 1996 increased $901.7 million or 41.0% to $3.1 billion when comparing the fiscal year ended December 28, 1996 with the fiscal year ended December 30, 1995. Revenue growth resulted primarily from computer product sales which increased $837.8 million or 40.9% during 1996. Revenues from computer services increased $41.4 million or 43.4% over 1995. Revenues from communication products and services increased $22.5 million or 39.0% in 1996.

         Revenues increased primarily as a result of an increase in products shipped directly to the end-user client, overall industry growth, the sale of products to new independent resellers and the acquisitions completed by the Company-owned business centers. The increase in revenues related to the acquisitions was approximately $49.4 million for 1996. The increase in computer product sales resulted from an increase in sales through the independent reseller channel ($563.5 million or 50.9% over 1995) and through an increase in sales through the Company-owned business centers ($291.7 million or 29.4% over 1995). Revenues from computer services increased as a result of increased sales efforts for such service offerings and the inclusion of these services with increasing computer product sales. Revenues from communication products and services increased as a result of broad based growth from the communications product and service offerings.

         Gross Margins. The decrease in the Company's gross margin percentage for 1996 is primarily a result of the decrease in the gross margin percentage on computer products, which resulted primarily from a greater proportion of lower-margin independent reseller channel sales in 1996 versus higher-margin computer product sales in the Company-owned business centers.

         The increase in gross margin percentage for computer services resulted from an increase in the mix of services to include more higher-margin systems integration services versus the support and technology procurement services. The decrease in gross margin percentage for the communication products and services resulted from an increase in mix of revenues which included more lower-margin communications product sales as compared to the higher-margin long distance and non-product services.

         Selling, General and Administrative Expenses. Selling, general and administrative (SG&A) expenses increased $61.9 million or 36.6% in 1996. SG&A as a percentage of revenue was 7.5% in 1996 versus 7.7% in 1995. Excluding the impact of non-recurring charges recognized in the fourth quarter of 1996, SG&A expenses increased $60.2 million or 35.6% in 1996. SG&A as a percentage of revenue, excluding the impact of the non-recurring charges recognized in the fourth quarter of 1996, was 7.4% in 1996 versus 7.7% in 1995.

         The increase in spending resulted primarily from the costs of handling the increased product, services and communications revenues. The Company also continued to invest in the infrastructure by opening a center in Ontario, California to enable "build-to-order" configuration and delivery, during the third quarter of 1996. The Company incurred additional costs during the year related to integrating the current year's acquisitions. The decrease in SG&A as a percentage of revenue resulted from leverage achieved through operational efficiencies resulting from current and prior period investments in distribution center automation, information systems and computer service offerings.

         Interest Expense. Interest expense for 1996 increased by $5.8 million to $20.4 million. Interest expense increased due to higher average daily borrowings. Average daily borrowings for 1996 were $114.4 million more than the average borrowings during 1995. The average daily borrowing interest rate decreased approximately 0.8 percentage points from 1995. The increase in the average daily borrowings resulted from the Company's decision in the first quarter of 1996 to take advantage of early pay discounts offered by some of the Company's major vendors as well as an increase in accounts receivable and inventory. The increase in accounts receivable is a result of an increase in sales. The decrease in the average daily borrowing interest rate resulted from the Company selling $100 million of accounts receivable in June 1995 and the issuance of $55.25 million of 6% convertible subordinated debentures in June 1996 (see "Liquidity and Capital Resources").

         Net Earnings. Net earnings for 1996 increased 60% to $18.7 million, which includes non-recurring charges of $991,000, compared with net earnings of $11.7 million for 1995. Net earnings per share increased to $1.64 per fully diluted share, which includes non-recurring charges of $0.09 per share, from the $1.14 per fully diluted share reported for 1995.

         Business Combination and Non-Recurring Charges. In December 1996, the Company effected two business combinations accounted for as poolings of interest transactions. The overall impact of the combinations with relation to the financial statements taken as a whole are not material and thus prior periods for the Company have not been restated to reflect the business combinations. The Company recognized non-recurring charges of $991,000 related to the business combinations during the fourth quarter of 1996. The effect of the immaterial poolings was to increase stockholders' equity by approximately $643,000.

1995 Compared To 1994

         Revenues. Computer product sales increased $366.8 million or 21.8% to $2.0 billion during 1995. Computer services increased $10.1 million or 11.8% to $95.5 million during 1995. Communications products and services revenue increased $22.9 million or 66% to $57.7 million during 1995.

         Revenues from computer product sales increased as a result of broad based growth within both the independent reseller channel and the Company-owned business centers. Revenues from the independent reseller channel increased as a result of growth within the Company's existing reseller channel, an increase in products shipped directly to the end-user and an increase in second source revenue. Second source revenue is generated from sales to independent resellers who are not Inacom resellers by contract. These revenues are primarily a result of "open sourcing" pursuant to which certain manufacturers, beginning in 1994, lessened or eliminated requirements from independent resellers to purchase product from one source. Revenues from the Company-owned business centers increased as a result of broad-based growth across all regional locations.
Computer services revenue increased as a result of the increase in computer product sales. Revenues from communication products and services increased as a result of broad-based growth within the Company's communications division.

         Gross Margins. Computer product margins increased $8.6 million or 7.6% to $122.4 million during 1995 and the gross margin percentage, exclusive of non-recurring charges recognized in the second quarter of 1994, decreased 0.8 percentage points to 6.0% in 1995. Computer services margins increased $15.1 million or 28.7% to $67.6 million during 1995 and the gross margin percentage, exclusive of non-recurring charges recognized in the second quarter of 1994, increased 9.3 percentage points to 70.8% in 1995. Communications product and services margins increased $6.3 million or 83.9% to $13.8 million during 1995 and the gross margin percentage increased 2.4 percentage points to 24.0% in 1995. Computer products margin was 60.1% of total 1995 gross margin versus 65.5% of total 1994 gross margin. Computer services gross margin was 33.2% of total 1995 gross margin versus 30.2% of total 1994 gross margin. Communications products and services gross margin was 6.7% of total 1995 gross margin versus 4.3% of total 1994 gross margin.

         The increase in gross margin dollars for computer products was a result of the increase in revenues. The decline in gross margin percentage for computer products was a result of market pricing pressures related to open sourcing, which began in the independent reseller channel during the second quarter of 1994, and an overall decline in hardware margins realized on end user sales. The increase in gross margin dollars and gross margin percentage for computer services resulted from the increased revenues and an increase in mix of services revenues to include more higher margin systems integration services versus the support and technology procurement services. The increase in gross margin dollars and gross margin percentage for the communication products and services was a result of the increased revenues and the increase in the mix of revenues to include more higher margin long distance and services.

         Selling, General and Administrative Expenses. Selling, general and administrative (SG&A) expenses increased $8.9 million or 5.6% to $169.3 million in 1995. As a percentage of revenue, these expenses decreased 1.2 percentage points from 8.9% in 1994 to 7.7% in 1995. Excluding the impact of 1994 non-recurring charges, SG&A expenses increased $10.9 million or 6.9% during 1995. SG&A as a percentage of revenue, excluding the impact of non-recurring charges recognized in the second quarter of 1994, decreased 1.1 percentage points during 1995.

         The increase in SG&A during 1995 resulted primarily from increased spending partially offset by an increase in market development funds earned from various vendors and credited against SG&A. The increase in spending was primarily a result of employee increases and contract labor expenses to support the increasing service revenue component of the Company-owned business centers. The increase in vendor funds earned resulted from attainment of program objectives outlined by vendors primarily driven by higher revenues in 1995. The decrease in SG&A as a percentage of revenue during 1995 resulted from operational efficiencies achieved through investments in distribution center automation and information systems.

         Interest Expense. Net interest expense for 1995 increased by $2.6 million to $14.6 million. The increase was due primarily to the increase in the average daily borrowing interest rate. The Company's average daily borrowing interest rate for 1995 increased approximately 1.3 percentage points during the year while the average daily borrowings decreased to $178.8 million in 1995 from $201.9 million in 1994.

         Net Earnings. For the reasons described above, the net earnings for 1995 were $11.7 million compared to a net loss of $2.3 million in 1994 which includes non-recurring charges of $4.2 million; an increase of $14.0 million. Earnings per share for 1995 were $1.14 compared to a loss per share of $0.22 in 1994 which includes non-recurring charges of $.41 per share.

Recent Accounting Pronouncement


         In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per share" which revises the calculation and presentation provisions of Accounting Principals Board Opinion 15 and related interpretations. Statement No. 128 is effective for the Company's fiscal year ending December 28, 1997. Retroactive application will be required. The Company believes the adoption of Statement 128 will not have a significant effect on its reported earnings per share.

LIQUIDITY AND CAPITAL RESOURCES

         The Company's primary sources of liquidity are provided through an inventory and working capital financing agreement of $550.0 million (increased from $350.0 million as of June 27, 1997), convertible subordinated debentures of $55.25 million, and a revolving credit facility of $40.0 million.

         The $550 million facility provided by IBM Credit Corp. can be used by the Company at its discretion, subject to a borrowing base, for its working capital needs and inventory purchases. The inventory and working capital financing agreement was amended in 1997 and expires June 29, 1998. On June 28, 1997, $338.8 million was outstanding under the inventory and working capital financing agreement. Of this amount, $258.8 million was related to non-interest bearing trade accounts payable. The balance of $80.0 million was related to working capital with an interest rate of 7.5% based on three-month LIBOR. This inventory and working capital financing agreement is secured by inventory and other assets.

         The $55.25 million 6% convertible subordinated debentures were issued in June 1996 and are due June 15, 2006. The debentures are convertible into common stock of the Company at a conversion price of $24.00 per share, subject to adjustments under certain circumstances, beginning on September 19, 1996. The debentures are not redeemable by the Company prior to June 16, 2000 and, thereafter, the Company may redeem the debentures at various premiums to principal amount. The debentures may also be redeemed at the option of the holder at any time prior to June 16, 2000 if there is a Change in Control (as defined in the indenture) at a price equal to 100% of the principal amount plus accrued interest at the date of redemption.

         The $40.0 million revolving credit facility agreement expires in February 1998. On June 28, 1997, $40.0 million was outstanding under the revolving credit facility and the interest rate was 6.99% based on three-month LIBOR. The revolving credit facility is secured by inventory and other assets.

         The debt agreements contain certain restrictive covenants, including the maintenance of minimum levels of working capital, tangible net worth, limitations on incurring additional indebtedness and restrictions on the amount of net loss the Company can incur. Certain covenants effectively limit the amount of dividends which the Company may pay to the stockholders. The amount of retained earnings on June 28, 1997 not restricted as to payments of cash dividends under the most restrictive covenants in such agreements was approximately $78.8 million. The Company was in compliance with the covenants contained in the agreements on June 28, 1997.

         Long-term debt was 21.1% of the total long-term debt and equity at June 28, 1997 versus 30.3% at June 29, 1996. The decrease was primarily a result of the payment of $13.6 million of private placement notes previously held by unaffiliated insurance companies and an increase in equity due to earnings and the issuance of additional shares of common stock.

         The Company has entered into an agreement to sell $200 million of accounts receivable, with limited recourse, to an unrelated financial institution. The agreement was initially entered into in June 1995 with respect to $100 million of accounts receivable and was amended in January 1997 to sell an additional $100 million of accounts receivable. New qualifying receivables are sold to the financial institution as collections reduce previously sold receivables in order to maintain a balance of $200 million sold receivables. On June 28, 1997, $46.6 million of additional accounts receivable were designated to offset potential obligations under limited recourse provisions; however, historical losses on Company receivables have been substantially less than such additional amount. On June 28, 1997, the interest rate was 6.09%.

         The Company occasionally uses financial instruments to reduce interest rate risk. The Company does not hold or issue financial instruments for trading purposes. On January 17, 1997 the Company entered into a one-year interest rate swap agreement with an unrelated financial institution which resulted in certain floating rate interest payment obligations becoming fixed rate interest payment obligations at 5.82%. The notional amount of the swap agreement was $100 million.

         During the first six months of 1997, the Company used $44.0 million of cash in operations. Inventory increased by $74.1 million during the first six months with a portion of the increase offset by an increase in accounts payable of $68.8 million. Accounts receivable also increased $55.2 million during the first six months of 1997. Inventory increased during the first six months of 1997 as a result of the Company taking advantage of certain major manufacturers inventory incentive programs. Accounts payable increased as a result of the increase in inventory levels. Accounts receivable increased during the first six months primarily as a result of the increase in revenues for the first six months of 1997.

         The Company used $35.9 million in cash for investing activities in the first six months of 1997. Cash of $19.8 million was used to purchase fixtures and equipment and cash of $4.1 million was used for business combinations.

         Net cash provided from financing activities for the first six months of 1997 totaled $79.2 million, of which $100.0 million was provided from the sale of accounts receivable. The financing proceeds were used to reduce short term borrowings of $20.8 million.

         Operating activities used cash of $18.3 million in 1996 compared to $57.7 million in 1995. The primary factor contributing to the change in cash used by operating activities was the net cash provided by inventory and accounts payable. In 1996, inventory increased $31.8 million over 1995 with an offsetting increase in accounts payable of $71.1 million resulting in net cash provided from inventory and accounts payable of $39.3 million. In 1995, inventory increased $124.3 million over 1994 with a portion of the increase financed through an increase in accounts payable of $105.1 million resulting in net cash used in inventory and accounts payable of $19.2 million. The increase in cash provided by inventory and accounts payable was primarily a result of an increase in inventory turns in addition to the Company's efforts to match accounts payable terms more closely with inventory turns.

         The net cash provided by inventory and accounts payable was primarily offset by an increase in accounts receivable in 1996. Accounts receivable levels increased $123.6 million due to the increased revenues.

         The Company used $61.1 million in cash for investing activities in 1996. Cash of $26.2 million was used to purchase fixtures and equipment and cash of $23.4 million was used for business combinations (See Notes to Consolidated Financial Statements -- Business Combinations).

         Net cash provided by financing for 1996 totaled $90.1 million, of which $63.0 million was provided from notes payable and $55.25 million was provided from the proceeds received from the sale of 6% convertible subordinated debentures. The financing proceeds were partially offset by $30.3 million in payments on long-term borrowings.

         The Company believes the funding expected to be generated from operations and provided by the existing credit facilities and this offering will be sufficient to meet working capital and capital investment needs for the next twelve months.

                                    BUSINESS

         Inacom is a leading single source provider of information technology products and technology management services designed to enhance the productivity of information systems primarily for Fortune 1000 clients. The Company offers a comprehensive range of value added services to manage the entire information system life cycle including: (1) needs assessment and technology planning, (2) technology procurement and configuration, (3) systems integration and systems management, (4) ongoing systems support and distributed support, and (5) asset management. Inacom's expertise includes the integration of voice and data communications. Inacom sells its products and services through a marketing network of 51 Company-owned business centers throughout the United States that focus on serving large corporations. The Company also has a network of approximately 1,000 value added resellers that typically have a regional, industry, or specific product focus. The Company has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada and Mexico to satisfy the technology management needs of its multinational clients. Inacom is the largest purchaser of IBM computer products and believes it is the second largest purchaser of Compaq computer products worldwide.

         Inacom's expertise in procurement, configuration and delivery of PC's, peripherals and software from a wide range of major vendors enables the Company to customize information systems to meet specific client needs. In addition, Inacom provides its clients with numerous benefits including in-depth product knowledge and experience, competitive pricing from its purchasing arrangements and a wide array of services supporting client needs on an on-going basis.

         Management believes that the Company's expertise in procuring, configuring and delivering information technology products and providing technology management services provides a strategic advantage in addressing certain industry trends. In particular, businesses increasingly are seeking to outsource the management and support of their information technology systems with fewer providers. At the same time, the demand for cost-effective, customized technology systems has led a number of manufacturers, including IBM, Compaq and Hewlett-Packard, to move from "build-to-forecast" delivery systems to "build-to-order" programs in which they ship computer components to a limited number of qualified technology providers, including Inacom, for final assembly and configuration. Management also believes that these trends will lead to further consolidation in the highly fragmented technology management services industry. As a result of the Company's experience in integrating acquired businesses, management believes that the Company is well-positioned to take advantage of strategic acquisition opportunities as they arise.

         Inacom's earnings growth has been enhanced by its rapidly expanding services business. In the first six months of fiscal 1997, computer services provided 47.7% of net earnings, more than double the net earnings from the same period in 1996. Computer products contributed 40.8% and communications products and services provided 11.5% of net earnings in the same period. Inacom expects that earnings from services will continue to grow more rapidly than earnings from its other business segments given Inacom's broad offering of services to its clients and the industry trends discussed above.

         Inacom's goals are to grow net earnings and increase economic value added to enhance shareholder value. To achieve these goals, Inacom provides comprehensive solutions to improve the productivity of its clients' information systems. Key elements of the Company's strategy are: (i) to leverage client relationships to continue expanding higher-margin services revenues, (ii) to capitalize on the trend toward build-to-order/configure-to-order systems, (iii) to expand offerings and geographic coverage through strategic acquisitions, and
(iv) to capitalize on the convergence of data and voice communications.

Industry Background

         The markets for corporate information technology products and technology management services are expected to grow at an annual rate of 18% and 15%, respectively, and are projected to reach $44.9 billion and $26.1 billion, respectively, in 2000 according to DataQuest, a Gartner Group company, a leading information technology research firm. In recent years, the computer industry has undergone a significant transformation as personal computers have replaced traditional minicomputer and mainframe systems. The increasing use of personal computers has led to the networking of personal computers into local area networks (LANs), which in turn has resulted in the expansion of shared information through wide area networks (WANs). Networks are typically comprised of servers, personal computers, peripherals, communication devices and software. Networks increase the speed and flexibility of distributing information and the usefulness of such information to end-users. Achieving the optimal technology system, however, is difficult for many businesses due to the complexity of the distributed network environment, the fragmented sources of products and services and the lack of trained personnel to design, deploy and support networks.

         The decision-making process that businesses face when designing, selecting and deploying information technology solutions is becoming more costly and complex. Many businesses increasingly seek to outsource part or all of the management and support of their information technology systems. Businesses must select from an expanding number of product options with shortening life cycles. Businesses seeking to implement enterprise-wide information management solutions often must integrate diverse and incompatible hardware and software environments which have independently evolved within their organizations. Such integration typically requires the design of a new network, the upgrade of existing hardware and software, and the migration to new systems. In addition, a shortage of qualified information technology personnel has limited the ability of many businesses to capitalize on the latest technologies. Many businesses find it increasingly difficult and costly to maintain the internal infrastructure needed to support their networks. As a result of these trends, the outsourcing of computer network management has grown substantially.

         These developments have created a rapidly-growing market for managing distributed technology. Although competition has led to reduced margins in the computer products segment of the industry, the complexity of designing, selecting and deploying information systems has led to an increase in demand for related higher margins technology management services. The demand for cost-effective customized technology systems has driven a significant change in industry delivery methods. The historical method was a "build-to-forecast"
system, in which both manufacturers and providers of computer products maintained inventories based on forecasted client demand. Recently, a number of manufacturers, including IBM, Compaq and Hewlett-Packard, have announced "build-to-order" programs in which they will ship basic computer components to a limited number of technology providers, including Inacom, based on specific client orders, with final assembly and configuration to be performed by the technology providers for delivery to the business client.

Business Strategy

         Inacom's goals are to grow net earnings and increase economic value added to enhance shareholder value. To achieve these goals Inacom provides comprehensive solutions to improve the productivity of its clients' information systems. Key elements of the Company's strategy are as follows.

         Leverage Client Relationships to Continue Expanding Higher-Margin Services Revenues. Inacom's large client base of hardware procurement clients is a substantial source of services revenue. As businesses increasingly seek to outsource systems management functions to fewer providers, the Company believes it can continue to rapidly grow its services revenue. During the first six months of 1997, computer services accounted for approximately 48% of net earnings, compared to 38% in the comparable period one year ago. Services revenue is generally higher margin, and tends to be more predictable and recurring than hardware procurement revenue making it a particularly attractive portion of the business mix. Inacom believes that its demonstrated ability to extend its relationships into the full life cycle of management services provides it with a competitive advantage in the technology management services industry. The Company also believes that the growing outsourcing of computer technology management services along with the Company's focus on faster growing higher-margin services will allow it to grow its services revenues in excess of the projected industry growth rate.

         Capitalize on Trend Toward Build-To-Order/Configured-To-Order Systems. Businesses are demanding more efficient, cost-effective procurement and delivery of custom-configured systems. In response to this demand for build-to-order services, Inacom has invested $42 million to automate its three assembly and configuration facilities. The Company believes that these facilities are among the most sophisticated in the industry due to their state-of-the-art infrastructure and information systems. Two of the Company's assembly and configuration facilities have complete build-to-order capabilities and the third assembly and configuration facility will have such capabilities by the end of 1997. Inacom's strategy is to configure network-ready systems for its business clients on behalf of vendors such as IBM, Compaq and Hewlett-Packard. Inacom has been designated as a build-to-order channel participant for each of these three major vendors.

         Expand Service Offerings and Geographic Coverage Through Strategic Acquisitions. Inacom continually seeks to acquire businesses which enhance its service capabilities and allow the Company to build geographic coverage in attractive markets. Inacom has demonstrated its ability to successfully integrate acquired businesses, having acquired eight businesses during the past eighteen months. These acquisitions expanded Inacom's offerings in the areas of procurement, delivery, network integration, network consulting, asset management and asset registry. These acquisitions also enhanced Inacom's geographic coverage in key metropolitan markets across the United States. Management believes that industry trends, including build-to-order, will result in further consolidation in the highly fragmented technology management services industry. Inacom's strategy is to use its experience in integrating acquired businesses to take advantage of strategic acquisition opportunities as they arise.

         Capitalize on Convergence of Data and Voice Communications. The Company is focusing on opportunities resulting from the convergence of voice and data communications with computer information management systems. Inacom is leveraging its expertise in providing computer services to assist its business clients in integrating communications systems to allow voice/data recognition, remote access, video conferencing, mobile communications and internet access. Currently, Inacom provides its clients with the communications services and products of Lucent Technologies, AT&T, Cisco Systems, 3Com and Intel. The Company believes it is one of the nation's largest independent provider of communications products for Lucent Technologies.

Life Cycle Management by the Company

         As a single source provider of technology products and services, the Company strives to help its clients optimize their information technology investments and control ongoing costs throughout the life cycle of the clients' technology systems. The Company combines a process improvement approach along with tools and practices gained by experience and trained personnel to assist its clients in managing the life cycle and costs of distributed technology.

         Needs Assessment and Technology Planning. Technology planning services involve assisting clients in designing and developing standardized technology platforms. The services include determining standard hardware technology, application software, operating system software and networking platforms. The Company assists its clients with the selection and standardization of manufacturer brands (such as IBM, Compaq, Hewlett-Packard, Microsoft, Lotus and others) and assists its clients in studying the total cost, performance and capabilities of these brands and products.

         Technology planning services performed by the Company also include the development of strategies for deployment of distributed technology systems within its clients' businesses. The Company assists its clients in decisions to lease or purchase, determining replacement cycles and centralizing acquisition processes. To assist clients with technology planning, the Company has developed specific products and programs such as Policy Based ManagementTM, Tactical Enterprise Network AssessmentTM and Enterprise Technology BlueprintTM.

         Technology Procurement and Configuration. Technology procurement and configuration services generally involve coordinating the technology purchase process, requisitioning technology products, processing, tracking and reporting on the status of orders, customizing hardware and software configurations, direct shipment and shipment tracking. The demand for cost-effective customized technology systems has driven a significant change in industry procurement methods including the trend toward build-to-order programs. Inacom believes that only a limited number of technology providers will have the scale and configuration capabilities necessary to meet these manufacturer requirements. Compaq, IBM and Hewlett-Packard have chosen Inacom for participation in their build-to-order programs. Inacom has invested $42 million in its state-of-the-art assembly and delivery systems to provide build-to-order capabilities. The facilities are strategically located in Swedesboro, New Jersey, Omaha, Nebraska, and Ontario, California to provide prompt and cost-effective delivery nationwide.

         The Company also focuses its technology procurement services on shortening the delivery time of technology products, improving compliance to standards in its clients' organizations, assisting in negotiating hardware and software agreements on behalf of its clients, and providing other services that minimize its clients' costs. The Company provides certain clients with on-site technical procurement specialists who assist and manage the technology procurement process at client locations nationwide. These procurement specialists are technically oriented and focus on process improvement and operational efficiencies in the procurement process.

         The Company believes it has a competitive advantage in providing procurement services through the use of its automated state-of-the-art ordering systems. The Company's Inacommerce and Inacommerce PlusTM software provide an easy to use internet-based procurement management system that allows a business client to determine real-time product availability and order status along with a custom configurator to assist the client in designing a technology solution from its desktop computer. The Company's VISIONTM 2000 software also allows a business client to determine daily product availability, custom configure and order its technology solution. The Company's Direct Express delivery program reduces the number of steps in the procurement process by shipping products directly to the location selected by the business client.

         Systems Integration and Systems Management. The Company provides systems integration services to its clients in an effort to assist clients in controlling costs and gaining control of the life cycle of its distributed technology systems. The Company has products and services available to assist, design and support clients' WANs and LANs and to manage software procurement and license control. In addition, the Company can provide solutions to its clients for data storage management, technology security management, capacity planning, data and database management, and internet and intranet connectivity, support and management.

         The Company provides systems management services that assess the current state and future needs of a client's distributed technology network to maximize the value of the client's investment in its networked systems. The systems management services provided through remote management centers assist clients in the control and reliability of LAN/WAN environments, provide a study of adequate network speed and responsive user services and monitor the infrastructure and system capabilities to satisfy clients' current and future needs.

         The Company employs high-end technical systems engineers and systems consultants who perform systems integration services at client locations. These systems engineers and systems consultants, and the project managers who coordinate their activities, are contracted to the client for hourly rates or for fixed-price extended contracts.

         The Company has developed specific products and programs to assist its clients in the systems management function, including Inacom Network PatrolTM and Inacom Network Baseline.TM

         Ongoing Systems Support and Distributed Support. The Company provides its clients ongoing support in their distributed technology systems primarily in two major areas: "break/fix" hardware maintenance and installation, moves, addition and changes ("IMACs"). These functions are similar, but differ in the timing and level of service.

         The Company's break/fix hardware maintenance capabilities are supported directly by the Company's help desk operation, HelpCentralTM. Centralized break/fix hardware maintenance provides coordination, problem solving, tracking and control of the clients' hardware maintenance needs. The Company's national services network, comprised of over 1,500 Company technicians plus over 2,000 technicians in affiliated partner locations provides extensive coverage of clients' distributed technology.

         Similarly, the Company delivers IMAC services to its clients with the same technician delivery infrastructure. These distributed support services are managed through various scheduling and reporting tools that are interrelated with the Company's VISTATM, VISIONTM, Inacommerce,TM and Inacommerce PlusTM information systems. Additionally, the Company provides distributed support services to its clients by providing on-site technical personnel that may be involved in various support activities, including LAN administration, network monitoring, general deskside support and some end-user training.

         The Company also offers convergence solutions centered around wide area data networks, computer and telephone integration, desktop video conferencing, and wireless data communications. These services include specialized support programs, maintenance programs and specialized software. The Company provides communication network services with advanced digital capabilities enabling voice, data and video communications, utilizing AT&T, Frontier and Westinghouse networks. The Company's communications services also include long distance, inbound 800 service, calling cards and teleconferencing featuring account codes and enhanced billing and customized call reports which allow business clients to restrict and track telecommunications activity.

         Asset Management. Asset management services are becoming increasingly important as businesses determine what capabilities their existing technology products have and whether, when and how to upgrade to the latest technology. Asset management services consist of asset registration, tracking and disposal of technology assets as they move throughout the client's organization.

         The Company has developed a comprehensive program called Inacom Asset AdvantageTM that contains tools and process improvement techniques to assist its clients' inventory, track and control distributed technology assets. This program helps clients meet financial, risk management, custodial, warranty, maintenance, service and refreshment objectives. The products, including Inacom Asset Roll-Call,TM can be integrated with HelpCentralTM and also integrated with the other life cycle products and programs to help lower the total ownership cost of clients' technology. Additionally, the Company's Computer Resources International group and Boston Computer Exchange subsidiary provide customized asset registry, asset tracking services and disposal services to its clients.

Marketing Network

         Computer products and services are sold through a marketing network of approximately 1,000 business centers located throughout the United States, of which 51 are Company-owned. Communications products and services are provided through a network of 18 direct sales offices and contractual relationships with approximately 160 dealers. The Company has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada and Mexico to satisfy the technology management needs of its multinational clients.

         The Company's direct sales force in the Company-owned business centers enables the Company to establish relationships with major corporate clients for purposes of marketing the Company's technology management services.

Products and Vendors

         Computer products include microcomputers, workstations, servers, monitors, printers and operating systems software. The Company currently distributes computer products from leading vendors such as Compaq, IBM, Hewlett-Packard, Toshiba, Lexmark, Novell, Microsoft, Oracle, 3Com, SynOptics, Cisco, Intel and Network General. Compaq, IBM and Hewlett-Packard represented greater than 65% and 63% of the Company's net revenues in fiscal 1996 and for the first six months of 1997, respectively. The Company is the largest purchaser of IBM computer products and believes it is the second largest purchaser of Compaq computer products on a world wide basis.

         Communications products and services include phone systems, voice mail, voice processing, data network equipment, multiple small office-home office offerings and maintenance. The Company also offers network services including long distance, 800 service, calling cards, wide area value-added data networking, video conferencing and cellular communications. The products of Lucent Technologies and the services of AT&T constitute approximately

90% of the voice and data systems sold by the Company. The Company believes it is one of the nation's largest independent resellers of Lucent Technology business products.

         The Company has negotiated purchase arrangements, including price, delivery, training and support, directly with most major vendors. The Company's extensive vendor relationships allow it to offer over 35,000 products in providing multiple-vendor solutions to meet its business client's needs. The Company's agreements with its vendors are generally on a non-exclusive basis and may be terminated by the vendors on notice typically ranging from 30 to 90 days.

         The agreements with vendors generally contain provisions with respect to product cost, price protection, returns and product allocations; the Company is entitled to price protection with all major vendors on eligible products in the Company's inventory in the event of vendor price reductions. Certain vendors also sponsor payment programs with several financial service organizations to facilitate product sales through the business centers. In addition, the Company's primary vendors provide various incentives for promoting and marketing their products which typically range from 1% to 5% of purchases. The three major forms of vendor incentives received by the Company are co-operative funds, market development funds and vendor rebates. Co-operative funds are earned based upon the sale of the vendor's products and generally must be utilized to offset the costs associated with advertising and promotion pursuant to programs established by the respective vendor. Market development funds are earned based upon the Company's purchases from the vendor and generally must be used for market development activities approved by the respective vendor. Vendor rebates are based upon the Company's attaining purchase volume targets established with the vendor. Rebates generally can be used at the Company's discretion.

International Capabilities

         InaCom International, a subsidiary of the Company, has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada and Mexico to satisfy the technology management needs of its multinational clients. ICG, an affiliation of leading independent organizations in various countries, provides pc-related products and services to international corporate clients. Inacom's capabilities in international project management and local resources of the affiliated members allow Inacom to serve the global needs of its multinational clients' information technology projects. Inacom Latin America, a 60% owned subsidiary of the Company, provides international logistics and configuration services in Mexico, the Caribbean, Central and South America.

Clients

     The Company is not dependent for a material part of its business upon a single or a few clients and the loss of any one client would not have a material adverse effect on the Company's business.

Employees

         At June 28, 1997 the number of employees was 4,309, including 1,813 systems engineers, technicians and service support employees. In addition, at June 28, 1997 the Company had contracted for the services of approximately 600 systems engineers and consultants, and through an alliance with selected independent resellers has access to the services of approximately 2,000 additional services personnel. None of the employees is covered by a collective bargaining agreement. The Company considers its relations with employees to be good.

Competition

         All aspects of the technology management services industry are highly competitive. The technology management industry continues to experience a significant amount of consolidation. In the future Inacom may face fewer but larger and better financed competitors as a consequence of such consolidation. The Company's marketing network competes for potential clients, including national accounts, with numerous resellers and distributors. Several computer manufacturers have expanded their channels of distribution, pricing and product positioning and compete with the Company's marketing network for potential clients. Other competitors operate mail-order or discount stores offering clones of major vendor products. The Company also competes with other computer technology providers in the recruitment and retention of franchisees and independently-owned resellers. The Company competes in the computer services industry with a large number of service providers, including IBM through its Global Services division, Andersen Consulting, CompuCom, EDS, ENTEX, GE Capital Technology Management Service, IKON Offices Solutions and Vanstar. Competition in communication products and services is also intense, and includes entities which are also significant vendors of the Company, such as Lucent Technologies and AT&T. Certain competitors and manufacturers are substantially larger than the Company and have greater financial, technical, service and marketing resources. The Company's marketing network competes primarily on the basis of professionalism and client contact, quality of product line, availability of products, service, after-sale support, price, and quality of end-user training.

Service Mark and Trademark

         The Company holds United States service mark and trademark registrations for the marks "Inacom", "ValCom" and "Inacomp." The Company also has certain state registrations. The Company claims common law rights to the marks based on adoption and use. To the Company's knowledge, there are no pending interference, opposition or cancellation proceedings, or litigation threatened or claimed, with respect to the marks in any jurisdiction.

Government Regulation

         The Company is subject to various federal, state and local laws and regulations affecting businesses generally such as laws and regulations concerning employment, workplace safety and protection of the environment. The Company is also subject to federal and state laws regulating franchise relationships which generally impose registration and/or disclosure requirements on the Company in the offer and sale of franchises and also regulate related advertisements. The Company believes it is in substantial compliance with all such laws and regulations.

                                   MANAGEMENT

         The Company's executive officers and directors are listed below, together with their ages and offices held by them. The Company's Board of Directors consists of nine members elected annually.

    Name                        Age                          Position
Bill L. Fairfield               50               Director, President and Chief Executive Officer
David C. Guenthner              47               Executive Vice President and Chief Financial Officer
Michael A. Steffan              45               President, Distribution and Operations, and Secretary
Cris Freiwald                   42               President and General Manager, International Division
Robert A. Schultz               54               Group Executive, Information Systems Group
Larry Fazzini                   50               Vice President of Corporate Resources
George DeSola                   50               Group Executive, Technology Service Group and President,
                                                 Inacom Communications
Jeffrey A. Hartigan             54               Vice President and Chief Information Officer
Steven Ross                     39               President, Reseller Division and Corporate Marketing
Leon Kerkman                    38               Vice President, Corporate Controller
Paul Kellenberger               37               Vice President of Planning and Business Development
Joseph Auerbach                 80               Director
Mogens C. Bay                   48               Director
James Q. Crowe                  48               Director
W. Grant Gregory                56               Director
Rick Inatome                    43               Director
Joseph Inatome                  71               Director
Gary Schwendiman                56               Director
Linda S. Wilson                 60               Director

         Bill L. Fairfield has been President, Chief Operating Officer and a director of the Company since March 1985. He was named Chief Executive Officer in September 1987.

         David C. Guenthner was named Executive Vice President and Chief Financial Officer in November 1991. Prior to November 1991, Mr. Guenthner was Senior Vice President of Finance and Chief Financial Officer for the Company.

         Michael A. Steffan was named President of Distribution and Operations in December 1995. Mr. Steffan was responsible for the Reseller Division from December 1994 to December 1995 in addition to his position as President of Distribution and Operations, a position he had held since May 1993. Prior to May 1993, Mr. Steffan was Vice President of Corporate Development and Secretary for the Company.

         Cris Freiwald was named President of the International Division in November 1994. Mr. Freiwald was Vice President of Corporate Development from May 1993 to November 1994. Prior to May 1993, Mr. Freiwald was Director of Business Development.

         Robert A. Schultz was named Group Executive of the Information Systems Group in December 1996. Prior to December 1996, Mr. Schultz was the President and General Manager of Direct Operations, a position he has held since April 1994, and the President and General Manager of Client Services Division, a position he had held from January 1993 to December 1996. Mr. Schultz was responsible for Direct Operations and the Advanced Systems and Services Group for the Company from August 1991 to January 1993.

         Larry Fazzini was named Vice President of Corporate Resources in February 1993 when he joined the Company. Prior to February 1993, Mr. Fazzini was the Director of Human Resources for Sears Business Centers, Inc., a distributor of information technology products and services.

         George DeSola was named Group Executive of the Technology Services Group in December 1996 in addition to his position as President of Inacom Communications, a position he has held since he joined the Company in March 1994. Mr. DeSola was responsible for Corporate Marketing from December 1994 to December 1996 in addition to his position as President of Inacom Communications. Prior to March 1994, Mr. DeSola was the Vice President of Marketing and Customer Service for MCI Communications Corp., a telecommunications company.

         Jeffrey A. Hartigan was named Vice President and Chief Information Officer in May 1995 when he joined the Company. Prior to May 1995, Mr. Hartigan was Vice President of Information Services at Northern Telecommunications Inc. (NORTEL), a telecommunications company.

         Steven Ross was named President of the Reseller Division and Corporate Marketing in December 1996. Prior to December 1996, Mr. Ross was the President of the Reseller Division, a position he has held since he joined the Company in December 1995. Mr. Ross was Vice President of Sales and Business Development at Intelligent Electronics Inc., a distributor of information technology products, from September 1993 to November 1995. Prior to September 1993, Mr. Ross was the Executive Vice President of Ultimate/Allerion Corp., an international systems integrator company.

         Leon Kerkman was named Vice President and Corporate Controller in June 1993. Prior to June 1993, Mr. Kerkman was Corporate Controller, a position he has held since he joined the Company in 1989.

         Paul Kellenberger was named Vice President of Business Development in March 1997 when he joined the Company. Mr. Kellenberger was the Vice President of Worldwide Channels, Computer Group from January 1995 to February 1997 and the General Manager, Canada from February 1994 to December 1994 at Motorola Inc. Prior to February 1994, Mr. Kellenberger was the Director of Marketing, Canada for Digital Equipment Company, an information technology products company.

         Joseph Auerbach is Professor of Business Administration, Emeritus, at the Harvard Business School. He is Counsel to the firm of Sullivan & Worcester, Boston, Massachusetts.

         Mogens C. Bay is the President and Chief Executive Officer of Valmont Industries, Inc. He is a director of ConAgra, Inc.

         James Q. Crowe is the President and Chief Executive Office of Kiewit Diversified Group, Inc. He is a director of Peter Kiewit Sons' Inc., CalEnergy, Inc. and C-TEC Corporation.

         W. Grant Gregory is Chairman of Gregory & Hoenemeyer, Inc., New York and serves as a director of Bozell Inc., Ambac, Inc., Ambac Indemnity Group and HCIA Health Care Inc.

         Rick Inatome is Chairman of the Board of Directors and in 1976 was the co-founder of Inacomp Computer Centers, Inc. and its Chief Executive Officer from 1979 to August 1991. He is a director of Atlantic Premium Brands, American Speedy Print, Liberty BIDCO, Action Technologies, Inc. and Saturn Electronic and Engineering, Inc.

         Joseph Inatome is a co-founder of Inacomp Computer Centers, Inc., and was an executive officer until July 1989, and director until August 1991. He is currently a director of American Speedy Print.

         Gary Schwendiman is Professor of International Studies in the College of Business at the University of Nebraska-Lincoln and was Dean of the College of Business Administration for the University of Nebraska-Lincoln from 1977 to 1994. Mr. Schwendiman serves as a director of The Gallup Organization, Inc. and Security Mutual Life Insurance Co.

         Linda S. Wilson is the President of Radcliffe College. She is a director of Citizens Financial Group and Trustee of Massachusetts General Hospital Corporation.

                                  LEGAL MATTERS

         The validity of the Securities offered hereby have been passed upon for the Company by McGrath, North, Mullin & Kratz, P.C., Omaha, Nebraska and for the Underwriters by Katten Muchin & Zavis, Chicago, Illinois.

                                     EXPERTS

         The consolidated financial statements and schedule of InaCom Corp. as of December 28, 1996 and December 30, 1995, and for each of the years in the three-year period ended December 28, 1996, included herein and incorporated by reference in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                           INACOM CORP. AND SUBSIDIARIES

                                    INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                         AND FINANCIAL STATEMENT SCHEDULE

                                                                                                               Page
CONSOLIDATED ANNUAL FINANCIAL STATEMENTS (Audited)

         Independent Auditors' Report.....................................................................      F-2

         Consolidated Statements of Operations-- Three-Year Period Ended December 28, 1996.......               F-3

         Consolidated Balance Sheets-- December 28, 1996 and December 30, 1995............................      F-4

         Consolidated Statements of Stockholders' Equity -- Three-Year Period
                  Ended December 28, 1996.................................................................      F-5

         Consolidated Statements of Cash Flows-- Three-Year Period Ended December 28, 1996................      F-6

         Notes to Consolidated Financial Statements-- Three-Year Period Ended December 28, 1996...........      F-7

         SCHEDULE-- Valuation and Qualifying Accounts............................................              F-16


CONSOLIDATED FINANCIAL STATEMENTS FOR THE QUARTER AND
SIX MONTHS ENDED JUNE 28, 1997 (Unaudited)

         Condensed and Consolidated Balance Sheets-- June 28, 1997 and December 28, 1996.........              F-17

         Condensed and Consolidated Statement of Operations -- Thirteen Weeks Ended June 28, 1997
                  and June 29, 1996 and Twenty-Six Weeks Ended June 28, 1997 and June 29, 1996............     F-18

         Condensed and Consolidated Statement of Cash Flows -- Twenty-Six Weeks Ended June 28, 1997
                  and June 29, 1996.......................................................................     F-19

         Notes to Condensed and Consolidated Financial Statements -- Twenty-Six Weeks Ended
                  June 28, 1997...........................................................................     F-20

         All other schedules have been omitted as the required information is inapplicable or the information is included in the consolidated financial statements or related notes.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
InaCom Corp.:




         We have audited the accompanying consolidated financial statements of InaCom Corp. and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InaCom Corp. and subsidiaries at December 28, 1996 and December 30, 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 28, 1996, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.






                              KPMG PEAT MARWICK LLP




Omaha, Nebraska
February 21, 1997



                                           INACOM CORP. AND SUBSIDIARIES
                                       Consolidated Statements of Operations
                                     Three-year period ended December 28, 1996
                                   (Amounts in thousands, except per share data)


                                                                       1996             1995             1994
                                                                     -----------      ------------     ------------
Revenues:
    Computer products.........................................       $ 2,885,019         2,047,215        1,680,397
    Computer services.........................................           136,888            95,476           85,406
    Communications products and services......................            80,148            57,653           34,736
                                                                     -----------      ------------     ------------
    ..........................................................         3,102,055         2,200,344        1,800,539
                                                                     -----------      ------------     ------------

Direct costs:
    Computer products.........................................         2,722,368         1,924,829        1,571,700
    Computer services.........................................            33,660            27,877           32,900
    Communications products and services......................            62,668            43,832           27,220
                                                                     -----------      ------------     ------------
    ..........................................................         2,818,696         1,996,538        1,631,820
                                                                     -----------      ------------     ------------
    Gross margin..............................................           283,359           203,806          168,719
Selling, general and administrative expenses .................           231,235           169,338          160,437
                                                                     -----------      ------------     ------------

    Operating income..........................................            52,124            34,468            8,282
Interest expense..............................................            20,405            14,635           12,031
                                                                     -----------      ------------     ------------

    Earnings (loss) before income taxes ......................            31,719            19,833          (3,749)
Income tax expense (benefit)..................................            12,986             8,126          (1,493)
                                                                     -----------      ------------     -----------

    Net earnings (loss).......................................       $    18,733            11,707          (2,256)

Earnings (loss) per share:
    Primary...................................................       $      1.76              1.14            (.22)
    Fully diluted.............................................       $      1.64              1.14            (.22)

Common shares and equivalents outstanding:
    Primary...................................................            10,600            10,300           10,300
    Fully diluted.............................................            12,000            10,300           10,300

See accompanying notes to consolidated financial statements.

                                       F-3



                                           INACOM CORP. AND SUBSIDIARIES
                                            Consolidated Balance Sheets
                                      December 28, 1996 and December 30, 1995
                                     (Amounts in thousands, except share data)

              Assets                                                                  1996               1995
              ------                                                              -----------        --------
Current assets:
    Cash and cash equivalents.........................................            $    31,410             20,690
    Accounts receivable, less allowance for doubtful
         accounts of $4,385 in 1996 and $3,537 in 1995................                288,407            160,306
    Deferred income taxes.............................................                  3,554              4,202
    Inventories.......................................................                386,592            352,948
    Other current assets..............................................                  2,335              1,794
                                                                                  -----------        -----------
         Total current assets.........................................                712,298            539,940
                                                                                  -----------        -----------
Property and equipment, at cost.......................................                116,970             85,922
    Less accumulated depreciation.....................................                 57,845             44,421
                                                                                  -----------        -----------
         Net property and equipment...................................                 59,125             41,501
                                                                                  -----------        -----------
Other assets, net of accumulated amortization.........................                 27,531             17,831
Cost in excess of net assets of business acquired,
    net of accumulated amortization...................................                 48,646             24,966
                                                                                  -----------        -----------
         .............................................................            $   847,600            624,238
    Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable..................................................            $   406,753            331,221
    Notes payable and current installments of long-term debt..........                140,770             83,526
    Income taxes payable..............................................                  3,531                384
Other current liabilities.............................................                 60,941             33,869
                                                                                  -----------        -----------
         Total current liabilities....................................                611,995            449,000
                                                                                  -----------        -----------
Long-term debt, excluding current installments........................                 55,250             23,667
Other long-term liabilities...........................................                     73                 --
Deferred income taxes.................................................                  3,452              2,796

Stockholders' equity:
    Capital stock:
         Class A preferred stock of $1 par value.
         Authorized 1,000,000 shares; none issued.....................                     --                 --
         Common stock of $.10 par value.  Authorized
         30,000,000 shares; issued 10,850,008 shares
         in 1996 and 10,040,000 in 1995...............................                  1,085              1,004
    Additional paid-in capital........................................                 98,153             89,528
         Retained earnings............................................                 77,607             58,874
                                                                                  -----------        -----------
         .............................................................                176,845            149,406
    Less:
    Cost of common shares in treasury of 19,989 in 1995...............                     --              (161)
    Unearned restricted stock.........................................                   (15)              (470)
                                                                                  -----------        -----------
         Total stockholders' equity...................................                176,830            148,775
                                                                                  -----------        -----------
Commitments and contingent liabilities................................
         .............................................................            $   847,600            624,238
See accompanying notes to consolidated financial statements.

                                       F-4



                                           INACOM CORP. AND SUBSIDIARIES
                                  Consolidated Statements of Stockholders' Equity
                                     Three-year period ended December 28, 1996
                                     (Amounts in thousands, except share data)

                                                         Additional                           Unearned       Total
                                              Common      paid-in    Retained    Treasury    restricted  stockholders'
                                               stock      capital    earnings      stock       stock         equity

Balance at December 25, 1993.......           $ 1,004     88,928        49,423     (2,034)       (830)       136,491

Net loss...........................                -          -         (2,256)        -           -          (2,256)

Issuance of 3,400 treasury shares
as director compensation...........                -          11            -          30          -              41

Issuance of 35,253 treasury
shares under stock option plans....                -         209            -         310          -             519

Issuance of 16,800 treasury shares
as stock awards, net of forfeitures                -         166            -         161        468             795
                                                  ---       --------      ----      ------       ---       ---------

Balance at December 31, 1994.......             1,004     89,314        47,167     (1,533)       (362)       135,590

Net earnings.......................                -          -         11,707         -           -          11,707

Issuance of 4,400 treasury shares
as director compensation...........                -          (1)           -          39          -              38

Issuance of 89,993 treasury
shares under stock option plans....                -         240            -         790          -           1,030

Issuance of 61,800 treasury shares
as stock awards, net of forfeitures                -         (25)           -         543       (108)            410
                                                  ---       -------      -----       -----        ---      ---------

Balance at December 30, 1995.......             1,004     89,528        58,874       (161)       (470)       148,775

Net earnings.......................                -          -         18,733         -           -          18,733

Issuance of 691,131 shares in connection
with business combinations.........               69       6,581            -          -           -           6,650

Issuance of 132,966 treasury and common
shares under stock option plans....               12       1,956            -         161          -           2,129

Issuance of 3,400 shares
as director compensation...........                -          60            -          -           -              60

Issuance of 2,500 shares
as stock awards, net of forfeitures                -          28            -          -          455            483
                                                 ---       ------       ------        ---         ---      ---------

Balance at December 28, 1996.......           $ 1,085     98,153        77,607         -          (15)       176,830

See accompanying notes to consolidated financial statements.

                                       F-5



                                           INACOM CORP. AND SUBSIDIARIES
                                       Consolidated Statements of Cash Flows
                                     Three-year period ended December 28, 1996
                                              (Amounts in thousands)


                                                                         1996             1995              1994
                                                                      -----------     -----------        ----------

Cash flows from operating activities:
     Net earnings (loss).......................................       $    18,733          11,707           (2,256)
     Adjustments to reconcile net earnings (loss) to
       net cash provided (used) by operating activities:
         Depreciation and amortization.........................            21,814          19,059           19,766
         Changes in assets and liabilities, net
           of effects from business combinations:
              Accounts receivable..............................          (123,648)        (75,333)         (22,496)
              Inventories......................................           (31,794)       (124,296)         (41,783)
              Other current assets.............................                97            (610)             463
              Accounts payable.................................            71,162         105,100          122,961
              Other liabilities................................            20,896           5,444            5,983
              Income taxes.....................................             4,451           1,195           (2,192)
                                                                      -----------     -----------      -----------
                  Net cash provided (used) by
                     operating activities......................           (18,289)        (57,734)          80,446
                                                                      -----------     -----------      -----------
Cash flows from investing activities:
     Additions to property and equipment.......................           (26,240)        (10,346)         (14,910)
     Business combinations.....................................           (23,386)             -                -
     Payments from (advances of) notes receivable..............               446          (1,872)             917
     Other, including advances to affiliates...................           (11,950)         (1,051)          (1,816)
                                                                      -----------     -----------      -----------
                  Net cash used in investing activities........           (61,130)        (13,269)         (15,809)
                                                                      -----------     -----------      -----------

Cash flows from financing activities:
     Principal payments on long-term debt .....................           (30,334)         (6,667)              -
     Proceeds from receivables sold............................                -          100,000               -
     Proceeds from (payments of) notes payable.................            63,094         (13,184)         (81,314)
     Proceeds from long-term debt..............................            55,250              -            17,000
     Proceeds from the exercise of employee stock options......             2,129           1,030              519
                                                                      -----------     -----------      -----------
                  Net cash provided by (used in)
                     financing activities......................            90,139          81,179          (63,795)
                                                                      -----------     -----------      -----------

Net increase in cash and cash equivalents......................            10,720          10,176              842

Cash and cash equivalents, beginning of year...................            20,690          10,514            9,672
                                                                      -----------     -----------      -----------

Cash and cash equivalents, end of year.........................       $    31,410          20,690           10,514

See accompanying notes to consolidated financial statements.

                                       F-6

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Organization

         The consolidated financial statements include the accounts of InaCom Corp. (Company) and its wholly-owned subsidiaries. The Company is a leading provider of management technology services which include technology procurement and distribution of microcomputer systems, workstations, networking and telecommunications equipment, systems integration and support services. All significant intercompany balances and transactions have been eliminated in consolidation.

         (b)      Accounts Receivable

         The Company entered into an agreement in June 1995 (which agreement was amended and restated in August 1995) to sell $100 million of accounts receivable, with limited recourse, to an unrelated financial institution. New qualifying receivables are sold to the financial institution as collections reduce previously sold receivables in order to maintain a balance of $100 million sold receivables. On December 28, 1996, $37.3 million of additional accounts receivable were designated to offset potential obligations under limited recourse provisions; however, historical losses on Company receivables have been substantially less than such additional amount. At December 28, 1996, the implicit interest rate on the receivable sale transaction was 5.9%. On January 13, 1997, the agreement was amended to sell an additional $100 million of accounts receivable.

         (c)      Inventories

         Inventories are stated at the lower of cost (first-in, first-out) or market and consist of computer hardware, software, voice and data equipment and related materials.

         (d)      Other Assets

         Other assets include vendor authorization rights and long-term notes receivable. Vendor authorization rights are being amortized over 10 years.

         (e)      Cost in Excess of Net Assets of Business Acquired

         The excess of the cost over the carrying value of assets of business acquired is being amortized over 20 years. The Company assesses the recoverability of intangible assets by determining whether the amortization of the asset balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

         (f)      Depreciation

         Depreciation is provided over the estimated useful lives of the respective assets ranging from 3 to 31 years using the straight-line method.

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


         (g)      Income Taxes

         Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (h)      Earnings/(Loss) Per Common Share

         Primary earnings/(loss) per share of common stock have been computed on the basis of the weighted average number of shares of common stock outstanding after giving effect to equivalent common shares from dilutive stock options. Fully diluted earnings/(loss) per share further assumes the conversion of the Company's convertible subordinated debentures for the period they were outstanding.

         (i)      Revenue and Expense Recognition

         The Company recognizes revenue from product sales upon shipment to the customer. Revenues from consulting and other services are recognized as the Company performs the services. Revenues from maintenance and extended warranty agreements are recognized ratably over the term of the agreement. Extended warranty costs are accounted for on an accrual basis and are recognized under the sales method.

         (j)      Marketing Development Funds

         Primary vendors of the Company provide various incentives, in cash or credit against obligations, for promoting and marketing their product offerings. The funds or credits received are based on the purchases or sales of the vendor's products and are earned through performance of specific marketing programs or upon completion of objectives outlined by the vendors. Funds or credits earned are applied to direct costs or selling, general and administrative expenses depending on the objectives of the program. Funds or credits from the Company's primary vendors typically range from 1% to 3% of purchases.

         (k)      Risks and Uncertainties

         Financial instruments which potentially expose the Company to a concentration of credit risk principally consist of accounts receivable. The Company sells product to a large number of customers in many different industries and geographies. To minimize credit concentration risk, the Company utilizes several financial services organizations which purchase accounts receivable and perform ongoing credit evaluations of its customers' financial conditions.

         The  Company's   business  is  dependent  in  large  measure  upon  its
relationship with key vendors since a substantial portion of the Company's revenue is derived from the sales of the products of such key vendors.
Termination of, or a material change to the Company's agreements with these vendors, or a material decrease in the level of marketing development programs offered by manufacturers, or an insufficient or interrupted supply of vendors' product would have a material adverse effect on the Company's business.

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


         Management   of  the  Company  has  made  a  number  of  estimates  and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         (l)      Disclosures About Fair Value of Financial Instruments

         The carrying amounts for cash and cash equivalents, accounts receivable, accounts payable and notes payable approximate fair value because of the short maturity of these instruments. The fair values of each of the Company's long-term debt instruments are based on the amount of future cash flows associated with each instrument discounted using the Company's current borrowing rate for similar debt instruments of comparable maturity. The estimated fair value of the Company's long-term debt at December 28, 1996 approximates book value.

         (m)      Cash Equivalents

         For purposes of the consolidated statements of cash flows, the Company considers cash and temporary cash investments with a maturity of three months or less to be cash equivalents.

2.       BUSINESS COMBINATIONS

         During 1996, the Company completed several acquisitions. In April 1996, the Company acquired Technology Express, a network integrator in the Nashville, Tennessee market for consideration of approximately $4.8 million in cash and 89,286 shares of common stock in a transaction accounted for as a purchase. The excess purchase price over the estimated fair value of the net assets acquired was $6.2 million and is being amortized using the straight-line method over 20 years.

         In August 1996, the Company acquired Computer Access International for consideration including approximately $7.6 million in cash and 238,209 shares of common stock in a transaction accounted for as a purchase. The excess purchase price over the estimated fair value of the net assets acquired was $8.0 million and is being amortized using the straight line method over 20 years.

         In December 1996, the Company acquired Gorham Clark, Inc., a network consulting business in New York, New York for consideration of approximately $12.0 million in cash in a transaction accounted for as a purchase. The Company may also issue up to a maximum of 122,278 shares of common stock over the next two years, contingent upon future results of the acquired business. The excess purchase price over the estimated fair value of the net assets acquired was $10.0 million and is being amortized using the straight-line method over 20 years.

         In December 1996, the Company acquired all the issued and outstanding shares of Perigee Communications Inc. of Minneapolis, Minnesota and Networks, Inc. of Miami, Florida for 272,726 and 90,910 shares of common stock, respectively, in transactions accounted for as "poolings of interest." The Company's consolidated financial statements for the year ended December 28, 1996 include the fourth fiscal quarters' activity for the acquired businesses. Prior period consolidated financial statements were not restated as the results of operations would not have been materially different than those previously reported by the Company. The effect of the immaterial poolings was to increase stockholders' equity by approximately $643,000.

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)



         If the above business combinations had occurred on December 26, 1993, the pro forma operations of the Company would not have been materially different than that reported in the accompanying consolidated statements of operations.

3.       PROPERTY AND EQUIPMENT

         A summary of property and equipment follows:
                                                            1996          1995
                                                            ----          ----
Land, buildings and improvements ...................      $ 13,911        10,541
Furniture, fixtures and equipment ..................        27,875        18,392
Computer equipment .................................        53,239        35,340
Computer parts held for repair and exchange ........        21,945        21,649
                                                          --------      --------
                                                          $116,970        85,922


4.       INCOME TAXES

         Income tax expense (benefit) consists of the following:

                                          1996            1995           1994
                                     ----------      ----------        --------
Current:
Federal .......................         $10,195           6,151             487
      State ...................           1,488             943              92
Deferred:
      Federal .................           1,209             897          (1,789)
      State ...................              94             135            (283)
                                        -------         -------         -------
                                        $12,986           8,126          (1,493)

The reconciliation of the statutory Federal income tax rate and the effective tax rate are as follows:

                                                                 1996            1995             1994
                                                              ----------      ----------       ---------
         Statutory Federal income tax rate...............          35.0%           35.0%            34.0%
         State income taxes, net of
                  Federal benefit........................            3.2             3.6             4.7
                  Other..................................            2.8             2.4             1.1
                                                              ----------      ----------       ---------
                                                                   41.0%           41.0%            39.8%


                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                              1996         1995
                                                             ------       ------
Deferred tax assets:
   Valuation reserves ................................       $5,726        3,324
   Accrued expenses not deducted until paid ..........        2,188        1,275
   Other .............................................         --              2
                                                             ------       ------
   Total deferred tax assets .........................        7,914        4,601
                                                             ------       ------

Deferred tax liabilities:

   Vendor discounts ..................................        2,766         --
   Depreciation ......................................        4,241        2,725
   Other .............................................          805          470
                                                             ------       ------
   Total deferred tax liabilities ....................        7,812        3,195
                                                             ------       ------
   Net deferred tax assets ...........................       $  102        1,406

There was no valuation allowance for deferred tax assets at December 28, 1996 or December 30, 1995.

5.       NOTES PAYABLE AND LONG-TERM DEBT

         The Company's primary sources of liquidity are provided through a working capital financing agreement for $350.0 million, a revolving credit facility of $40.0 million and convertible subordinated debentures of $55.25 million. The $350.0 million working capital financing agreement, which is provided by an unrelated financial services organization, expires June 29, 1998. At December 28, 1996, $100.8 million was outstanding under the working capital line and the interest rate was 7.4% based on LIBOR. The working capital financing agreement is secured by accounts receivable and inventories.

         The Company entered into a revolving credit facility agreement in February 1996 with an unrelated financial institution. The $40.0 million revolving credit facility agreement expires in February 1998. At December 28, 1996, $40.0 million was outstanding under the revolving credit facility and the interest rate was 6.8% based on LIBOR. The revolving credit facility is secured by accounts receivable and inventories.

         The working capital financing agreement and the revolving credit facility agreement contain certain restrictive covenants, including the maintenance of minimum levels of working capital, tangible net worth, limitations on incurring additional indebtedness and restrictions on the amount of net loss that the Company can incur. The Company was in compliance with the covenants contained in the agreements at December 28, 1996.

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


         A summary of long-term debt follows:
                                                               1996       1995
                                                              -------    -------
Private placement notes (a) ..............................    $  --       30,334
Convertible subordinated debentures (b) ..................     55,250       --
                                                              -------    -------
        Total long-term debt .............................     55,250     30,334
Less current installments ................................       --        6,667
                                                              -------    -------

        Long-term debt, excluding current installments ...    $55,250     23,667

         (a)      The  private   placement   notes  were  held  by  unaffiliated
                  insurance companies. The balances of the notes were paid in full in December 1996.

         (b) In June 1996, the Company issued $55.25 million of 6.0% convertible subordinated debentures due June 15, 2006. The debentures are convertible into common stock of the Company at a conversion price of $24.00 per share, subject to adjustments under certain circumstances, beginning on September 19, 1996. The debentures are not redeemable by the Company prior to June 16, 2000 and thereafter the Company may redeem the debentures at various premiums to principal amount. The debentures may also be redeemed at the option of the holder at any time prior to June 16, 2000 if there is a Change in Control (as defined in the indenture) at a price equal to 100% of the principal amount plus accrued interest at the date of redemption. The net proceeds from the sale of the 6% debentures were used to reduce a portion of the outstanding balance of the working capital financing agreement which carried an interest rate at the time of the debenture sale of 7.3%.

6.       CREDIT ARRANGEMENTS

         The Company has floor plan agreements to take advantage of vendor financing programs. The agreements were secured by $122.7 million of the
Company's inventory at December 28, 1996 and $111.9 million at December 30, 1995. The Company has entered into dealer working capital financing agreements with several financial services organizations which purchase, primarily, accounts receivable from the Company. The Company had contingent liabilities of $1.8 million at December 28, 1996 and $7.9 million at December 30, 1995 relating to these agreements.

7.       LEASES

         The Company operates in leased premises which include the general offices, warehouse facilities and Company-owned branches. Operating lease terms range from monthly to ten years and generally provide for renewal options. Rent expense for operating leases was approximately $12.0 million, $9.8 million, and $8.6 million for the three years ended December 28, 1996, respectively.

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


         Future minimum operating lease obligations for the years 1997 through 2001 are $12.6 million, $10.6 million, $8.9 million, $6.6 million and $5.7 million, respectively. It is anticipated that leases will be renewed or replaced as they expire such that future lease obligations will approximate rent expense for 1996.

8.       EMPLOYEE RETIREMENT BENEFIT PLAN

         The Company maintains a qualified savings plan under Section 401(k) of the Internal Revenue Code (IRC) which covers substantially all full-time employees. Annual contributions to the qualified plan, based on participant's annual pay, are made by the Company. Participants may also elect to make contributions to the plan. Employee contributions are matched by the Company up to limits prescribed by the IRC. Company contributions to the plan approximated $3.3 million in 1996, $2.4 million in 1995 and $1.8 million in 1994.

         The Company maintains a nonqualified savings plan for employees whose benefits under the qualified savings plans are reduced because of limitations under Federal tax laws. Contributions made to this plan were not material.

9.       LITIGATION

         The Company is involved in a limited number of legal actions. Management believes that the ultimate resolution of all pending litigation will not have a material adverse effect on the Company's consolidated financial statements.

10.      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

         Interest and income taxes paid are summarized as follows:

                                          1996             1995            1994
                                         -------          ------          ------
Interest paid ..................         $19,611          14,054          12,599
Income taxes paid ..............           8,176           6,931             890

         Components  of  cash  used  for   acquisitions   as  reflected  in  the
consolidated statements of cash flows are summarized as follows:

                                                                       1996
                  Fair value of assets acquired                  $      41,965
                  Liabilities assumed                                 (11,436)
                  Fair value of common stock issued                    (7,143)
                                                                 -------------

                  Cash paid at closing, net of cash acquired     $      23,386

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


11.      STOCK OPTION AND AWARD PROGRAMS

         The Company has two stock plans approved by the shareholders in 1994 and 1990, and a nonqualified stock option plan approved by shareholders in 1987. Options granted under the stock plans may be either nonqualified or incentive stock options. The option price, vesting period and term under the stock plans and the nonqualified stock option plan are set by the Compensation Committee of the Board of Directors of the Company. The option price may not be less than the fair market value per share at the time the option is granted. The vesting period of options granted typically ranges from 2 to 3 years, and the term of any option granted may not exceed ten years. The stock plans also permit the issuance of restricted or bonus stock awards by the Compensation Committee. At December 28, 1996, the Company had approximately 80,000 shares available for issuance pursuant to subsequent grants under the plans.

         Additional information as to shares subject to options is as follows:

                                                                                                    Weighted
                                                                                                    average
                                                          Number of       Exercise price            exercise
                                                            options         per option                price
         Options outstanding at December 25, 1993             684,000    $  5.85 to 19.75              13.73

              Granted                                         193,500       8.00 to 12.00              10.20
              Exercised                                      (35,000)       7.25 to 14.62              11.74
              Canceled                                       (42,000)       7.02 to 14.50              12.21
                                                        -------------

         Options outstanding at December 31, 1994             800,500       5.85 to 19.75              13.01

              Granted                                         157,000       9.56 to 14.69               9.82
              Exercised                                      (90,000)       7.25 to 12.00              10.26
              Canceled                                       (68,500)       5.85 to 14.63              12.45
                                                        -------------

         Options outstanding at December 30, 1995             799,000       5.85 to 19.75              12.76

              Granted                                          36,500               35.56              35.56
              Exercised                                     (133,000)       5.85 to 14.63              10.77
              Canceled                                       (21,000)       5.85 to 14.63               9.56
                                                        -------------

         Options outstanding at December 28, 1996             681,500       8.00 to 35.56              14.47

         Exercisable at December 28, 1996                     428,000    $  8.00 to 19.75              12.74


                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)


         The Company accounts for stock options in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Accordingly, the Company has not recognized compensation expense for its options granted in 1995 and 1996. In 1996, the Company adopted FASB Statement No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. FASB Statement No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net earnings and earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in FASB Statement No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of FASB Statement No. 123.

         The per share weighted-average fair value of stock options granted during 1996 and 1995 was $30.96 and $7.83, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1996 - expected dividend yield 0.0%, risk-free interest rate of 6.1%, expected volatility factor of 192.9%, and an expected life of 2.5 years; 1995 - expected dividend yield 0.0%, risk-free interest rate of 5.7%, expected volatility factor of 133.8%, and an expected life of 3.7 years.

         Since the Company applies APB Opinion No. 25 in accounting for its plans, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company recorded compensation cost based on the fair value at the grant date for its stock options under FASB Statement No. 123, the Company's net earnings for 1996 and 1995 would have been reduced by approximately 1.9% and 0.6%, respectively, and the Company's earnings per share, fully diluted, for 1996 and 1995 would have been reduced by approximately 1.2% and 0.9%, respectively.

         Pro forma net income reflects only options granted in 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under FASB Statement No. 123 is not reflected in the pro forma net earnings amounts presented above, because compensation cost is reflected over the options' vesting period of two and three years for the 1996 and 1995 options, respectively. Compensation costs for options granted prior to January 1, 1995 are not considered.

                          INACOM CORP. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                    Three-year period ended December 28, 1996
          (Columnar dollar amounts in thousands, except per share data)

                                                                                                           SCHEDULE

                                           INACOM CORP. AND SUBSIDIARIES
                                         Valuation and Qualifying Accounts
                                              (Amounts in thousands)


                                                        Balance at      Charged to       Amounts       Balance
                                                        beginning       costs and         written       at end
                                                        of period       expenses          off(1)       of period
                                                       ----------       --------       -----------     ---------
Fiscal year ended December 28, 1996 -
    Allowance for doubtful accounts..............      $    3,537       1,626               778         4,385

Fiscal year ended December 30, 1995 -
    Allowance for doubtful accounts..............      $    2,626       2,308             1,397         3,537

Fiscal year ended December 31, 1994 -
    Allowance for doubtful accounts..............      $    2,784       1,691             1,849         2,626

     (1)  The deductions from reserves are net of recoveries.



                          INACOM CORP. AND SUBSIDIARIES

                    CONDENSED AND CONSOLIDATED BALANCE SHEETS

                                   (Unaudited)

                             (Amounts in Thousands)


                                                                                       June 28,      December 28,
                                                                                         1997          1996
                                                      ASSETS
Current assets:
    Cash and cash equivalents...............................................        $      30,720         31,410
    Accounts receivable, net................................................              257,358        288,407
    Inventories.............................................................              464,145        386,592
    Other current assets....................................................                8,843          5,889
                                                                                    -------------   ------------
         Total current assets...............................................              761,066        712,298
                                                                                    -------------   ------------
Other assets, net...........................................................               45,513         27,531
Cost in excess of net assets of business acquired, net of
   accumulated amortizations................................................               68,659         48,646
Property and equipment, net.................................................               69,674         59,125
                                                                                    -------------   ------------
             ...............................................................        $     944,912        847,600

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable........................................................        $     479,746        406,753
    Notes payable...........................................................              120,000        140,770
    Other current liabilities...............................................               79,451         64,472
                                                                                    -------------   ------------
         Total current liabilities..........................................              679,197        611,995
                                                                                    -------------   ------------

Long-term debt..............................................................               55,250         55,250
Other long-term liabilities.................................................                3,453          3,525

Stockholders' equity:
    Capitol stock:
         Class A preferred stock of $1 par value
             Authorized 1,000,000 shares; none issued.......................                   --             --
         Common stock of $.10 par value.  Authorized 30,000,000 shares;
             issued 11,537,315 in 1997 and 10,850,008 shares in 1996                        1,153          1,085
         Additional paid-in capital.........................................              116,298         98,153
         Retained earnings..................................................               89,561         77,607
                                                                                    -------------   ------------
             ...............................................................              207,012        176,845
    Less:
         Unearned restricted stock..........................................                   --           (15)
                                                                                    -------------   ------------
         Total stockholders' equity.........................................              207,012        176,830
                                                                                    -------------   ------------
             ...............................................................        $     944,912        847,600

See accompanying notes to consolidated financial statements.

                          INACOM CORP. AND SUBSIDIARIES

               CONDENSED AND CONSOLIDATED STATEMENT OF OPERATIONS

                                   (Unaudited)

                  (Amounts in Thousands, Except Per Share Data)

                                                           Thirteen Weeks Ended          Twenty-Six Weeks Ended
                                                         June 28,        June 29,       June 28,         June 29,
                                                       ----------------------------------------------------------
                                                           1997            1996           1997             1996
                                                       -------------  -------------   -------------   ---------
Revenues:
     Computer products...............................  $    884,952         718,585   $   1,657,705       1,316,307
     Computer services...............................        60,607          30,201         108,238          58,340
     Communication products and services.............        26,655          21,074          47,961          37,294
                                                       ------------   -------------   -------------   -------------
          Total......................................       972,214         769,860       1,813,904       1,411,941
                                                       ------------   -------------   -------------   -------------

Direct costs:
     Computer products...............................       836,876         677,760       1,565,625       1,241,991
     Computer services...............................        14,881           7,347          28,380          15,550
     Communications products and services............        21,583          16,620          37,782          29,086
                                                       ------------   -------------   -------------   -------------
     ................................................       873,340         701,727       1,631,787       1,286,627
                                                       ------------   -------------   -------------   -------------
Gross margin.........................................        98,874          68,133         182,117         125,314
Selling, general and administrative expenses                 80,354          55,588         147,671         102,829
                                                       ------------   -------------   --------------  -------------
Operating income.....................................        18,520          12,545          34,446          22,485

Interest expense.....................................         7,148           5,046          14,184           9,919
                                                       ------------   -------------   -------------   -------------
Earnings before income tax...........................        11,372           7,499          20,262          12,566
Income tax expense ..................................         4,663           3,075           8,308           5,152
                                                       ------------   -------------   -------------   -------------

Net earnings.........................................  $      6,709           4,424   $      11,954           7,414

Earnings per share
     Primary.........................................  $        .58             .43   $        1.04             .72
     Fully diluted...................................  $        .52             .42             .94             .71

     Common shares and equivalents outstanding
        Primary......................................        11,600          10,300          11,500          10,300
        Fully diluted................................        13,900          10,700          13,800          10,500






See accompanying notes to consolidated financial statements.

                          INACOM CORP. AND SUBSIDIARIES

               CONDENSED AND CONSOLIDATED STATEMENT OF CASH FLOWS

                                   (Unaudited)

                             (Amounts in Thousands)

                                                                                              Twenty-Six Weeks Ended
                                                                                            June 28,        June 29,
                                                                                              1997            1996
Cash flows from operating activities:

    Net earnings .....................................................................    $    11,954           7,414
    Adjustments to reconcile net earnings to net cash used in operating activities:
        Depreciation and amortization.................................................         14,256           9,720
        Increase in accounts receivable...............................................        (55,200)        (41,182)
        (Increase) decrease in inventories............................................        (74,070)         48,585
        Increase in other current assets..............................................         (2,599)           (395)
        Increase (decrease) in accounts payable.......................................         68,840         (69,691)
        (Decrease) increase in other long-term liabilities............................            (83)            226
        (Decrease) increase in other current liabilities..............................         (7,107)         13,219
                                                                                          -----------       ---------

             Net cash used in operating activities....................................        (44,009)        (32,104)
                                                                                          -----------       ---------

Cash flows from investing activities:

    Additions to property and equipment...............................................        (19,836)        (10,016)
    Proceeds from notes receivable....................................................            100           1,605
    Business combinations.............................................................         (4,100)             --
    Increase in other assets..........................................................        (12,085)        (10,472)
                                                                                          -----------       ---------
        Net cash used in investing activities.........................................        (35,921)        (18,883)
                                                                                          -----------       ---------

Cash flows from financing activities:

    Proceeds from receivables sold....................................................        100,000              --
    (Payments of) proceeds from short-term debt.......................................        (20,770)          5,741
    Payments of long-term debt........................................................             --          (6,667)
    Proceeds from sale of convertible subordinated debentures.........................             --          55,250
    Proceeds from exercise of stock options...........................................             10             808
                                                                                          -----------       ---------

        Net cash provided by financing activities.....................................         79,240          55,132
                                                                                          -----------       ---------

Net (decrease) increase in cash and cash equivalents..................................           (690)          4,145

Cash and cash equivalents, beginning of the period....................................         31,410          20,690

Cash and cash equivalents, end of the period..........................................    $    30,720          24,835

See accompanying notes to consolidated financial statements.

                                      F-19

                          INACOM CORP. AND SUBSIDIARIES
            NOTES TO CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.  CONDENSED AND CONSOLIDATED FINANCIAL STATEMENTS

    The condensed and consolidated financial statements are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. The condensed and consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company's Annual Report to Stockholders incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996. The results of operations for the thirteen and twenty-six weeks ended June 28, 1997 are not necessarily indicative of the results for the entire fiscal year ending December 27, 1997.

2.  ACCOUNTS RECEIVABLE

    The Company has entered into an agreement to sell $200 million of accounts receivable, with limited recourse, to an unrelated financial institution. The agreement was initially entered into in June 1995 with respect to $100 million of accounts receivable and was amended in January 1997 to sell an additional $100 million of accounts receivable. New qualifying receivables are sold to the financial institution as collections reduce previously sold receivables in order to maintain a balance of $200 million sold receivables. On June 27, 1997, $46.6 million of additional accounts receivable were designated to offset potential obligations under limited recourse provisions; however, historical losses on Company receivables have been substantially less than such additional amount. On June 28, 1997, the interest rate was 6.09%.

3.  INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of computer hardware, software, voice and data equipment and related materials.

4.  EARNINGS PER COMMON SHARE

    Primary earnings per share of common stock have been computed on the basis of the weighted average number of shares of common stock outstanding after giving effect to equivalent common shares from dilutive stock options. Fully diluted earnings per share further assumes the conversion of the Company's convertible subordinated debentures for the period they were outstanding.

5.  MARKETING DEVELOPMENT FUNDS

    Primary vendors of the Company provide various incentives, in cash or credit against obligations, for promoting and marketing their product offerings. The funds or credits received are based on the purchases or sales of the vendor's products and are earned through performance of specific marketing programs or upon completion of objectives outlined by the vendors. Funds or credits earned are applied to direct costs or selling, general and administrative expenses depending on the objectives of the program. Funds or credits from the Company's primary vendors typically range from 1% to 3% of purchases from these vendors.

6.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    For purposes of the condensed and consolidated statement of cash flows, the Company considers cash and cash investments with a maturity of three months or less to be cash equivalents.

    Interest and income taxes paid are summarized as follows (dollars in thousands):
                                                       1997            1996
                                                     --------        ------

Interest paid.....................................   $ 14,310         $ 9,924
Income taxes paid.................................      7,574           1,126

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, Inacom has agreed to sell to each of the Underwriters named below, and each of such Underwriters, for whom Goldman, Sachs & Co., J.P. Morgan Securities Inc. and PaineWebber Incorporated are acting as representatives, has severally agreed to purchase from Inacom, the respective number of shares of Common Stock set forth opposite its name below:
                                                       Number of
                                                       Shares of
        Underwriter                                  Common Stock
                                                     ------------
Goldman, Sachs & Co.............................
J.P. Morgan Securities Inc. ....................
PaineWebber Incorporated........................
________________________........................     ____________
         Total                                          3,000,000

         Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the shares of Common Stock offered hereby, if any are taken.

         The Underwriters propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession of $_______ per share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $_______ per share to certain brokers and dealers. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

         Inacom has granted the Underwriters an option exercisable for 30 days after the date of this Prospectus Supplement to purchase up to an aggregate of 450,000 additional shares of Common Stock solely to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 3,000,000 shares of Common Stock offered hereby.

         Inacom and its directors and executive officers have agreed during the period beginning from the date of this Prospectus Supplement and continuing to and including the date 90 days after the date of this Prospectus Supplement, not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities of Inacom that are substantially similar to the shares of the Common Stock, or any other security convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock or any such similar securities, except for (i) shares of Common Stock issuable pursuant to convertible debt securities, warrants and stock options outstanding on the date of this Prospectus Supplement, (ii) shares of Common Stock (or securities convertible or exchangeable in to Common Stock) to be issued solely in connection with acquisitions, (iii) the shares of Common Stock offered in this offering and (iv) the Debentures offered in the concurrent Debenture offering without the prior written consent of the Underwriters. The Company has agreed to give Goldman, Sachs & Co. prompt notice of any issuance of Common Stock in private placements in connection with acquisitions and not to register such Common Stock for sale or resale during the period beginning from the date of this Prospectus Supplement and continuing to and including the date 90 days after the date of this Prospectus Supplement.

         In connection with this offering, the Underwriters may purchase and sell Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions in connection with this offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Common Stock; and syndicate short positions involve the sale by the Underwriters of a greater number of shares of Common Stock than they are required to purchase from the Company in this offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the shares of Common Stock sold in this offering for their account, may be reclaimed by the syndicate if such shares of Common Stock are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the NYSE or otherwise.

         Inacom has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

----------------------------------------------------------
----------------------------------------------------------

No person has been authorized to give any information or
to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities to which it relates, or an offer to sell or the solicitation of an offer to buy such Securities, in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in
the affairs of the Company since the date hereof or that
the information contained herein is correct as of any time subsequent to the date hereof.
         -----------------

                     TABLE OF CONTENTS
                                                                      Page
                              Prospectus Supplement
Prospectus Summary............................                         S-3
Risk Factors..................................                         S-6
Use of Proceeds...............................                         S-9
Price Range of Company Stock
  and Dividend Policy.........................                        S-10
Capitalization................................                        S-11
Selected Consolidated Financial Data..........                        S-12
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations...............................                        S-13
Business..                                                            S-21
Management....................................                        S-28
Legal Matters.................................                        S-30
Experts.......................................                        S-30
Index to Consolidated Financial
  Statements and Financial Statement
  Schedule....................................                         F-1
Underwriting..................................                         U-1

                                   Prospectus
Available Information.........................                           2
Incorporation of Certain
 Documents By Reference.......................                           3
The Company...................................                           4
Use of Proceeds...............................                           5
Ratios of Earnings to Fixed Charges...........                           6
Description of Debt Securities................                           7
Description of Capital Stock..................                          12
Plan of Distribution..........................                          15
Legal Matters.................................                          16
Experts.......................................                          16












                                    3,000,000

                                     Shares
                                       of

                                  InaCom Corp.

                                  COMMON STOCK






                                 --------------


                                   PROSPECTUS
                                ___________, 1997

                                  -------------

                              Goldman, Sachs & Co.
                                J.P. Morgan & Co.
                            PaineWebber Incorporated



----------------------------------------------------------
----------------------------------------------------------

SUBJECT TO COMPLETION DATED September 30, 1997

                                  $300,000,000
                                  INACOM CORP.
                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                  COMMON STOCK

     InaCom Corp. ("InaCom" or the "Company") may from time to time offer (i) debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of indebtedness, in one or more series, (ii) shares of preferred stock, par value $1.00 per share ("Preferred Stock"), in one or more series, or
(iii) shares of common stock, par value $.10 per share ("Common Stock"), or any combination of the foregoing, at an aggregate initial offering price not to exceed $300,000,000, at prices and on terms to be determined at or prior to the time of the sale. The Debt Securities, Preferred Stock and Common Stock are collectively referred to herein as "Securities".

     Specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), together with the terms of the offering of such Securities and the initial price and the net proceeds to the Company from their sale. Without limiting the foregoing, the Prospectus Supplement will set forth the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior debt or subordinated debt, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, nature and terms of any security, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, additional covenants or events of default, tax consequences, and the currency or currencies or currency unit or currency units in which principal, premium, if any, or interest, if any, is payable; (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, dividend rate (or method of calculation thereof), dates on which dividends, if any, shall be payable and from which dividends shall accrue, voting rights, if any, any redemption or sinking fund provisions, and any conversion or exchange rights; and (iii) in the case of Common Stock, the number of shares.

     The Common Stock is listed on the New York Stock Exchange under the symbol "ICO." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. The Company has not yet determined whether any of the Debt Securities or Preferred Stock offered hereby will be listed on any exchange or over-the-counter market. If the Company decides to seek listing of any such Securities, the Prospectus Supplement relating thereto will disclose such exchange or market.

     The Company may sell the Securities directly, through agents, underwriters or dealers, as designated from time to time, or through a combination of any such methods. See "Plan of Distribution." If any agents of the Company or any underwriters or dealers are involved in the sale of the Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the Prospectus Supplement.
                             ----------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.
                             ----------------------

     The date of this Prospectus is ______________, 1997.

    Information contained herein is subject to completion or amendment. A registration statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Reports and other information concerning the Company can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

     The Company has filed a registration statement on Form S-3 (together with all amendments and exhibits filed or to be filed in connection therewith, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement may be inspected and copied at the public reference facilities maintained at the addresses set forth in the preceding paragraph. Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference: (i) Annual Report on Form 10-K for the fiscal year ended December 28, 1996, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 29, 1997 and June 28, 1997, (iii) Proxy Statement for the Annual Meeting of Stockholders held on April 22, 1997 and (iv) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 26, 1997 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purposes of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to David C. Guenthner, Chief Financial Officer, InaCom Corp., 10810 Farnam Drive, Omaha, Nebraska 68154, Telephone: (402) 392- 3900.
                                 ---------------

                                   THE COMPANY

     Inacom is a leading single source provider of information technology products and technology management services designed to enhance the productivity of information systems, primarily for Fortune 1000 clients. The Company offers a comprehensive range of value added services to manage the entire information system life cycle including: (1) needs assessment and technology planning, (2) technology procurement and configuration, (3) systems integration and systems management, (4) ongoing systems support and distributed support, and (5) asset management. Inacom's expertise includes the integration of voice and data communications. Inacom sells its products and services through a marketing network of 51 Company-owned business centers throughout the United States that focus on serving large corporations. The Company also has a network of approximately 1,000 value added resellers that typically have a regional, industry, or specific product focus. The Company has international affiliations in Europe, Asia, Central and South America, the Caribbean, Middle East, Africa, Canada and Mexico to satisfy the technology management needs of its multinational clients.

     The Company's headquarters are located at 10810 Farnam Drive, Omaha Nebraska 68154, and its telephone number is (402) 392-3900.

                                 USE OF PROCEEDS

     The Company currently anticipates that net proceeds from the sale of Securities would be used for general corporate purposes, including, but not limited to payments of outstanding indebtedness, working capital, capital expenditures, investments and acquisitions. When Securities are offered, the Prospectus Supplement related thereto will set forth the Company's intended use for the net proceeds received from the sale of such Securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges for the Company for the periods indicated. There were no shares of Preferred Stock issued or outstanding during the periods indicated below and therefore the combined ratio of earnings to fixed charges and preferred dividends would have been the same as set forth below.

                                                Fiscal Year Ended December           Twenty-Six Weeks Ended

                                 1992    1993     1994     1995     1996          June 29, 1996   June 28, 1997
                                 ---------------------------------------          -------------   -------------
Ratio of earnings
to fixed charges............     2.85    2.80     0.75x    2.11     2.30              2.07            2.20

     The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (income before interest expense, interest income and income taxes plus fixed charges) by fixed charges. Fixed charges consist of interest expense (including amortization of deferred financing costs) and the portion of rental expense that is representative of the interest factor. For the fiscal year ended December 31, 1994, earnings were insufficient to cover fixed charges by $3.8 million; for such fiscal year the Company incurred non-recurring charges of $7.1 million; exclusive of such charges, the ratio of earnings to fixed charges was 1.23.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate ("Offered Debt Securities"). The particular terms of the Offered Debt Securities and the extent to which such general provisions may apply will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The Debt Securities will be general obligations of the Company, and each series of Offered Debt Securities will constitute either senior debt securities or subordinated debt securities. In the case of senior debt securities

("Senior Debt Securities"), the Debt Securities will be issued under an indenture dated September 30, 1997 (the "Senior Indenture") between the Company and Norwest Bank Minnesota, National Association as trustee. In the case of subordinated debt securities ("Subordinated Debt Securities"), the Debt Securities will be issued under an indenture September 30, 1997 (the "Subordinated Indenture") between the Company and Norwest Bank Minnesota, National Association as trustee. The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to herein individually as an "Indenture" and collectively as the "Indentures." The trustee under each Indenture (and any successor thereto under each Indenture) is referred to herein as the "Trustee." The statements under this caption relating to the Debt Securities and the Indentures are summaries only and do not purport to be complete. Such summaries make use of terms defined in the Indentures. Wherever such terms are used herein or particular provisions of the Indentures are referred to, such terms or provisions, as the case may be, are incorporated by reference as part of the statements made herein, and such statements are qualified in their entirety by such reference. Copies of the Senior Indenture and the Subordinated Indenture have been filed as exhibits to the Registration Statement, of which this Prospectus is a part.

     Provisions  Applicable  to Both  Senior and  Subordinated  Debt  Securities

General

     The Indentures do not limit the aggregate principal amount of Debt Securities which can be issued thereunder and provide that Debt Securities may be issued thereunder from time to time in one or more series, each in an aggregate principal amount authorized by the Company prior to issuance. The applicable Prospectus Supplement will set forth any limitations on the amount of other indebtedness or securities which may be issued by the Company.

     Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms of the Offered Debt Securities: (i) the title and aggregate principal amount; (ii) the maturity date or dates; (iii) the interest rate or rates (which may be fixed or variable) per annum, if any, or the method of determining such rate or rates; (iv) the date or dates from which such interest, if any, will accrue and the date or dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the record dates for determining interest payments, if any; (v) the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or analogous provision;
(vi) whether such Offered Debt Securities will be secured or unsecured and, if secured, the nature and terms of the security; (vii) the terms for conversion or exchange, if any; (viii) the classification as Senior Debt Securities or Subordinated Debt Securities; (ix) in the case of Offered Debt Securities offered to foreign investors, whether such Offered Debt Securities will be issued in fully registered form or in bearer form or any combination thereof;
(x) whether such Offered Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in temporary global form or permanent global form; (xi) if other than U.S. dollars, the currency or currencies or currency unit or units in which such Offered Debt Securities will be denominated and in which the principal of, and premium, if any, and interest, if any, thereon will be payable; (xii) whether, and the terms and conditions on which, the Company or a holder may elect that, or the other circumstances under which, payment of principal of, or premium, if any, or interest, if any, is to be made in a currency or currencies or currency unit or units other than that in which such Offered Debt Securities are denominated;
(xiii) any Events of Default (as defined below) with respect to the Offered Debt Securities if not otherwise set forth under "Events of Default" below; (xiv) any additions to, or changes in, the covenants which apply to the Offered Debt Securities; (xv) a summary of the tax consequences to holders under United States laws of owning the Offered Debt Securities, including the possible imposition of withholding taxes; (xvi) the securities exchange or market, if any, on which the Offered Debt Securities will be listed; and (xvii) any other specific terms of the Offered Debt Securities.

     Offered  Debt   Securities  may  be  sold  at  a  discount  (which  may  be substantial) below their stated principal amount or bear no interest or interest at a rate which at the time of issuance is below market rates, or both.

     No service charge will be made to any holder for any registration of transfer or exchange of the Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     If any of the Offered Debt Securities are sold for any foreign currency or currency unit or if the principal of, or premium, if any, or interest, if any, on any of the Offered Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

Events of Default

     Unless otherwise provided in the Prospectus Supplement with respect to any series of Offered Debt Securities, the following are "Events of Default" under each Indenture with respect to each series of Debt Securities issued under such
Indenture: (a) failure for 30 days to pay any interest on any Debt Security of such series when due; (b) failure to pay principal of (or premium, if any, on) any Debt Security of such series when due; (c) failure for 60 days to deposit any mandatory sinking fund payment, when due, in respect of the Debt Securities of such series; (d) failure for 90 days after written notice as provided in the Indenture to perform any other covenant of the Company in the Indenture (other than covenants described in clauses (a), (b) or (c) above); (e) failure to pay when due any payment on, or the acceleration of, Indebtedness (as defined below) under any mortgages, indentures (including the Indenture) or instruments under which the Company may have issued, or under which there may have been secured or evidenced, any indebtedness for money borrowed by the Company aggregating in excess of $5 million, if such Indebtedness is not discharged or such acceleration is not annulled within 30 days after written notice as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization; and (g) any other Event of Default as may be specified in the Prospectus Supplement with respect to the Offered Debt Securities. If an Event of Default with respect to any outstanding series of Debt Securities occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series (in the case of an Event of Default described in clause (a), (b), (c) or (d) above) or at least 25% in principal amount of all outstanding Debt Securities under the applicable Indenture (in the case of other Events of Default) may declare the principal amount and all accrued but unpaid interest of all the Debt Securities of the applicable series (or of all outstanding Debt Securities under the applicable Indenture, as the case may be) to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series (or of all outstanding Debt Securities under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of money has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture, as the case may be) may, under certain circumstances, rescind and annul such acceleration. Depending on the terms of other Indebtedness of the Company outstanding from time to time, an Event of Default under an Indenture may give rise to cross defaults on such other indebtedness of the Company.

     Each Indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of Debt Securities, give to the holders of the Debt Securities of such series notice of all unsecured and unwaived defaults known to it; provided, however, that except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on or any sinking fund installment with respect to, any Debt Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the holders of the Debt Securities of such series. For the purpose of this provision, "default" with respect to Debt Securities of any series means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Debt Securities of such series.

     The holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the applicable Indenture) have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture). Each Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the applicable Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers the applicable Indenture at the request of any of the holders of the Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

     The holders of a majority in principal amount of the outstanding Debt Securities of any series (or, in certain cases, all outstanding Debt Securities under the applicable Indenture) may, on behalf of the holders of all Debt Securities of such series (or of all outstanding Debt Securities under the applicable Indenture), waive any past default under the applicable Indenture, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, any Debt Security of such series (or of all outstanding Debt Securities under the applicable Indenture) or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected. The holders of a majority in principal amount of the outstanding Debt Securities affected thereby may, on behalf of the holders of all such Debt Securities, waive compliance by the Company with certain restrictive provisions of the Indentures.

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under each Indenture and as to any default in such performance.

Modification of Indentures

     The Company and the Trustee may, with the consent of the holders of a majority in principal amount of all series of outstanding Debt Securities under the Indenture affected thereby, enter into supplemental indentures for the purpose of amending or modifying, in any manner, provisions of such Indenture or any supplemental indenture modifying the rights of holders of such series of Debt Securities; provided, however, that no such supplemental indenture, without the consent of the holder of each outstanding Debt Security affected thereby, shall, among other things, (a) change the stated maturity date of the principal of, or any installment of interest on, any Debt Security, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on any Debt Security, (c) change the place or currency or currencies or currency unit or units of payments of principal of, or premium, if any, or interest, if any, on, any Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities or (e) reduce the percentage in principal amount of outstanding Debt Securities the consent of whose holders is required for execution of any such supplemental indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults.

     Each Indenture provides that the Company and the Trustee may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of (a) adding to the Company's covenants,
(b) adding additional Events of Default, (c) establishing the form or terms of Debt Securities or (d) curing ambiguities or inconsistencies in the applicable Indenture, any supplemental indenture or in the Debt Securities of any series, provided such action to cure ambiguities or inconsistencies shall not adversely affect the interests of the holders of the Debt Securities in any material respect.

Consolidation, Merger and Sale of Assets

     The Company may not consolidate with or merge into, or convey transfer or lease its assets substantially as an entirety to, any person, unless (a) the person formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is a corporation, partnership, limited liability company or trust organized under the laws of any United States jurisdiction, (b) the person formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety assumes by supplemental indenture the Company's obligations in respect of the Debt Securities and under the Indentures, (c) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (d) certain other conditions are met. Upon compliance with these provisions by a successor person, the Company will (except in the case of a lease) be relieved of its obligations under the Indentures and the Debt Securities.

Other Covenants

     The Prospectus Supplement relating to the Offered Debt Securities will describe other specific affirmative and negative covenants, if any, from which the Offered Debt Securities will benefit. The Company may covenant, among other things, to deliver to holders of the Offered Debt Securities reports filed by the Company pursuant to the Exchange Act and to execute additional instruments necessary to fulfill its obligations under the Indenture and the Offered Debt Securities. Each Indenture or indenture supplement thereto may also impose restrictions on indebtedness, guarantees, issuance of preferred stock, liens, investments, acquisitions, dividend payments and/or transactions with affiliates. Unless otherwise indicated in a Prospectus Supplement, the Debt Securities will not benefit from any covenant or other provision that would afford holders of such Debt Securities special protection in the event of a highly leveraged transaction or change of control involving the Company.

Discharge and Defeasance

     The Company may satisfy and discharge its obligations under each Indenture, other than its obligation to pay the principal of, and premium, if any, and interest, if any, on, the Debt Securities of any series and certain other obligations, if it (i) irrevocably deposits or causes to be irrevocably deposited with the Trustee as trust funds, an amount, in money or U.S. government obligations maturing as to principal and interest, sufficient to pay the principal of, and premium, if any, and interest, if any, on, and any mandatory sinking funds in respect of, all outstanding Debt Securities of such series on the stated maturity date of such payments or on any redemption date and (ii) complies with any additional conditions specified to be applicable with respect to the covenant defeasance of Debt Securities of such series.

     The terms of any series of Debt Securities may also provide for legal defeasance pursuant to each Indenture. In such case, if the Company (i) irrevocably deposits or causes to be irrevocably deposited money or U.S. government obligations as described above, (ii) makes a request to the Trustee to be discharged from its obligations on the Debt Securities of such series and
(iii) complies with any additional conditions specified to be applicable with respect to legal defeasance of Debt Securities of such series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Debt Securities of such series, and the obligations of the Company under the applicable Indenture and the Debt Securities of such series to pay the principal of, and premium, if any, and interest, if any, on, the Debt Securities of such series shall cease, terminate and be completely discharged, and the holders thereof shall thereafter be entitled only to payment out of the money or U.S. government obligations so deposited with the Trustee, unless the Company's obligations are revived and reinstated because the Trustee is unable to apply such trust fund by reason of any legal proceeding, order or judgment.

Form, Exchange, Registration and Transfer

     Each Debt Security will be represented by either a global security (a "Global Debt Security") registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary (each such Debt Security represented by a Global Debt Security being herein referred to as a "Book-Entry Debt Security") or a certificate issued in definitive registered form (a "Certificated Debt Security"), as set forth in the applicable Prospectus Supplement. Except as set forth below, Book-Entry Debt Securities will not be issuable in certificated form.

     Certificated Debt Securities may be transferred or exchanged at the Trustee's office or paying agencies in accordance with the terms of the Indenture. No service charge will be made to any holder for any transfer or exchange of Certificated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Certificated Debt Securities will not be exchangeable for Book-Entry Debt Securities.

     The transfer of Certificated Debt Securities and the right to the principal of, and premium, if any, and interest, if any, on, such Certificated Debt Securities may be effected only by surrender of the old certificate representing such Certificated Debt Securities and either reissuance by the Company or the Trustee of the old certificate to the new holder or the issuance by the Company or the Trustee of a new certificate to the new holder.

     Each Global Debt Security representing Book-Entry Debt Securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. Except as set forth below, Book-Entry Debt Securities will not be exchangeable for Certificated Debt Securities and will not otherwise be issuable as Certificated Debt Securities.

     Ownership of beneficial interests in Book-Entry Debt Securities will be limited to persons that have accounts with the Depositary for the related Global Debt Security ("Participants") or persons that may hold interests through Participants. Upon deposit of a Global Debt Security, the Depositary will credit, on its book-entry registration and transfer system, the Participants' accounts with the respective principal amounts of the Book-Entry Debt Securities represented by such Global Debt Security beneficially owned by such Participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Book-Entry Debt Securities. Ownership of Book-Entry Debt Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related Global Debt Security (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons holding through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Book-Entry Debt Securities.

     So long as the Depositary for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Debt Securities represented by such Global Debt Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in Book-Entry Debt Securities will not be entitled to have such securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing such securities and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, approvals or instructions to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in Book-Entry Debt Securities represented by a Global Debt Security to pledge such interest to persons or entities that do not participate in the Depositary's system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest. Accordingly, each person owning Book-Entry Debt Securities must rely on the procedures of the Depositary for the related Global Debt Security and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

     The Company understands that, under existing industry practice, if the Company requests any action of holders, or an owner of a beneficial interest in a Global Debt Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the Depositary will authorize the Participants on whose behalf it holds a Global Debt Security to give such notice or take such action, and Participants will authorize beneficial owners owning through such Participant to give such notice or take such action or will otherwise act upon the instructions of beneficial owners owning through them. The Indentures provide that the Company, the Trustee and their respective agents will treat as the holder of a Debt Security the persons specified in a written statement of the Depositary with respect to such Global Debt Security for purposes of obtaining any consents or directions required to be given by holders of the Debt Securities pursuant to the Indentures.

     Payments of principal of, and premium, if any, and interest, if any, on, Book-Entry Debt Securities will be made by the Trustee to the Depositary or its nominee, as the case may be, as the registered holder of the related Global Debt Security. Under the terms of the Indentures, the Company and the Trustee may treat the persons in whose names the Offered Debt Securities, including the Global Debt Security, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Trustee or any other agent of the Company or any agent of the Trust will have any responsibility or liability for any aspect of the records relating to, or payments made on account of any beneficial ownership interest in, such Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary, upon receipt of any payment of principal of, or premium, if any, or interest, if any, on a Global Debt
Security, will immediately credit Participants' accounts with payments in amounts proportionate to the respective amounts of Book-Entry Debt Securities held by each such Participant as shown on the records of such Depositary. The Company also expects that payments by Participants to owners of beneficial interests in Book-Entry Debt Securities held through such Participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the Participants.

     If (i) the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, (ii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Certificated Debt Securities under an Indenture or (iii) there shall be an Event of Default with respect to the Debt Securities represented by the Global Debt Security, then, upon surrender by the Depositary of the Global Debt Security, Certificated Debt Securities will be issued to each person that the Depositary identifies as the beneficial owner of the Book-Entry Debt Securities represented by the Global Debt Security.

     Neither the Company nor the Trustee shall be liable for any delay by the Depositary or any Participant or any person that may hold interests through a Participant in identifying the beneficial owners of the Book-Entry Debt Securities, and the Company and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Book-Entry Debt Securities to be issued).

     The foregoing information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company believes to be reliable. The Company takes no responsibility for the accuracy of such information or the performance by the Depositary or its Participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

     Each Indenture requires that payments in respect to the Book-Entry Debt Securities represented by a Global Debt Security (including principal, premium, if any, and interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Depositary. With respect to Offered Debt Securities represented by Certificated Debt Securities, the Company will make all payments of principal, premium, if any, and interest, if any, by mailing a check to each such holder's registered address.

The Trustee

     Each Indenture contains certain limitations on the right of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases and to realize on certain property received with respect to any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, except that, if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign. The Trustee may also be a trustee under other indentures of the Company under which outstanding senior or subordinated debt securities of the Company have been issued.

     Norwest Bank Minnesota, National Association is the Trustee under each Indenture and is one of a number of banks with which Inacom maintains banking relationships.

             Provisions Applicable Solely to Senior Debt Securities

     Senior Debt Securities will be issued under the Senior Indenture and will rank pari passu with all other Senior Indebtedness (as defined below) of the Company.

          Provisions Applicable Solely to Subordinated Debt Securities

General

     Subordinated Debt Securities will be issued under the Subordinated Indenture and will rank pari passu with certain other subordinated debt of the Company that may be outstanding from time to time and junior to all Senior Indebtedness (as defined below) of the Company (including any Senior Debt Securities) that may be outstanding from time to time.

Subordination

     The payment of the principal of, and premium, if any, and interest, if any, on the Subordinated Debt Securities is expressly subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness of the Company.

     In the event of any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether in bankruptcy, reorganization, insolvency, receivership or similar proceeding, the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Subordinated Debt Securities are entitled to receive any payment on account of principal of, or premium, if any, or interest, if any, on, the Subordinated Debt Securities.

     Except as provided pursuant to a supplemental indenture or a board resolution of the Company, no payment in respect of the Debentures will be made if, at the time of such payment, there exists a default in payment of all or any portion of any Senior Indebtedness, and such default has not been cured or waived in writing or the benefits of this sentence waived in writing by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuation of any event of default (other than a default referred to in the immediately preceding sentence) with respect to any Senior Indebtedness permitting the holders to accelerate the maturity thereof and upon written notice thereof given to the Trustee, with a copy to the Company, by any holder of such Senior Indebtedness or its representative, then, unless and until such an event of default has been cured or waived or has ceased to exist, no payment will be made by the Company with respect to the principal of or interest on the Debentures or to acquire any of the Debentures or on account of the redemption provisions for the Debentures; provided, however, that if the holders of the Senior Indebtedness to which the default relates have not declared such Senior indebtedness to be immediately due and payable within 90 days after the occurrence of such default (or have declared such Senior Indebtedness to be immediately due and payable and within such period rescind such declaration of acceleration), then the Company will resume making any and all required payments in respect of the Debentures (including any missed payments). Only one payment blockage period under the immediately preceding sentence may be commenced within any consecutive 270-day period with respect to the Debentures. No event of default which existed or was continuing on the date of the commencement of any 90-day payment blockage period with respect to the Senior Indebtedness initiating such payment blockage period will be made the basis for the commencement of a second payment blockage period by a Holder or representative of such Senior Indebtedness whether or not within a period of 270 consecutive days unless such event of default has been cured or waived for a period of not less than 90 consecutive days (and, in the case of any such waiver, no payment will be made by the Company to the holders of Senior Indebtedness in connection with such waiver other than amounts due pursuant to the terms of the Senior Indebtedness as in effect at the time of such default).

     The term "Senior Indebtedness" is defined in the Indenture as Indebtedness (as defined below) of the Company outstanding at any time except Indebtedness that by its terms is subordinate in right of payment to the Subordinated Debt Securities or Indebtedness that is not otherwise senior in right of payment to the Subordinated Debt Securities. Senior Indebtedness does not include Indebtedness of the Company to any of its subsidiaries. Indebtedness is defined with respect to any person as the principal of, and premium, if any, and interest on (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities sold by such person for money), (b) all indebtedness incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets (except assets acquired in the ordinary course of the conduct of the acquiror's usual business), (c) guarantees by such person of indebtedness described in clause (a) or (b) of any other person, (d) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee (e) all reimbursement obligations of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (f) all capital lease obligations of such person, and (g) all net obligations of such person under interest rate swap or similar agreements of such person. There are no restrictions in the Subordinated Indenture upon the creation of additional Senior Indebtedness by the Company, or on the creation of any indebtedness by the Company or any of its subsidiaries.

     If Subordinated Debt Securities are issued under the Subordinated Indenture, the aggregate principal amount of Senior Indebtedness outstanding as of a recent date will be set forth in the applicable Prospectus Supplement. The applicable Prospectus Supplement will also set forth any limitation on the issuance by the Company of any additional Senior Indebtedness.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of September 26, 1997, there were 11,537,315 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

     On June 15, 1996, InaCom issued $55,250,000 in aggregate principal amount of its 6% Convertible Subordinated Debentures due June 15, 2006 (the "Debentures"). The Debentures are convertible at the option of the holder into Common Stock at a conversion price of $24.00 per share; an aggregate of 2,302,084 shares of Common Stock would be issued if all Debentures were converted into Common Stock.

Common Stock

     Holders of outstanding Common Stock are entitled to such dividends as may be declared by the Company Board of Directors out of the assets legally available for that purpose, and are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. The holders of shares of Common Stock do not have cumulative voting rights. Therefore, the holders of more than 50% of the Common Stock voting for the election of directors can elect all the directors, and the remaining holders will not be able to elect any directors.

The holders of Common Stock have no pre-emptive or other subscription rights, and there are no conversion or redemption or sinking fund provisions with respect to such shares.

     All of the outstanding shares of Common Stock will be, when issued upon conversion of the Debt Securities, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

     The Company Board of Directors is authorized to issue up to 1,000,000 shares of Preferred Stock in one or more series, from time to time, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as may be provided in a resolution or resolutions adopted by the Company Board of Directors. The authority of the Company Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (i) the number of shares; (ii) the dividend rate and the date from which dividends are to be cumulative; (iii) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund providing for the purchase or redemption of such shares; (iv) whether shares shall be convertible, and, if so, the terms and provisions thereof; (v) what restrictions are to apply, if any, on the issue or reissue of any additional Preferred Stock; and (vi) whether such shares have voting rights. Shares of Preferred Stock may be issued with a preference over the Common Stock as to the payment of dividends. No shares of Preferred Stock have been issued.

     The description of Preferred Stock herein and the description of the terms of a particular series of Preferred Stock that will be set forth in a Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation, preferences and rights relating to such series.

     Classes of stock such as the Preferred Stock may be used, in certain circumstances, to create voting impediments on extraordinary corporate transactions or to frustrate persons seeking to effect a merger or otherwise to gain control of the Company. For the foregoing reasons, any shares of Preferred Stock issued by the Company could have an adverse effect on the rights of the holders of the Common Stock. The Company has no present plans to issue any shares of Preferred Stock.

Liquidation and Other Rights

     Upon liquidation, the holders of Common Stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock. The issuance of any shares of series of Preferred Stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of Common Stock and will subject the Common Stock to the prior dividend and liquidation rights of the outstanding shares of the series of Preferred Stock.

Advance Notice Requirements in Connection with Stockholder Meetings

     The Company bylaws establish an advance notice procedure for bringing business before an annual meeting of stockholders and for nominating (other than by or at the direction of the Board of Directors) candidates for election as directors at a meeting of stockholders. To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election of directors at a meeting must be received by the Secretary of the Company not less than 60 nor more than 90 days prior to the meeting. In the event that less than 40 days' notice or prior public disclosure of the date is given or made to the stockholders, notice by the stockholder must be received no later than the tenth day following the date on which notice of the date of the meeting was mailed or public disclosure thereof was made.

Section 203 of the Delaware General Corporation Law

     Section 203 of the General Corporation Law of the Delaware prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless upon consummation of such transaction the interested stockholder owned 85% of the voting stock of the corporation outstanding at the time the transaction commenced or unless the business combination is, or the transaction in which such person became interested stockholder was, approved in a prescribed manner. A "business combination" includes a merger, an asset sale and any other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock.

Transfer Agent

     The transfer agent for the Common Stock is The First Chicago Trust Company of New York.

                              PLAN OF DISTRIBUTION

     The Company may offer the Securities directly to purchasers, to or through underwriters, through dealers or agents or through a combination of any such methods. Any such underwriter(s), dealer(s) or agent(s) involved in the offer and sale of the Securities in respect of which this Prospectus is delivered will be named in a Prospectus Supplement. The Prospectus Supplement with respect to such Securities also will set forth the terms of the offering of such Securities, including the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges or markets on which such Securities may be listed.

     If underwriters are used in an offering of Securities, the Company will execute an underwriting agreement with such underwriters, and the name of each underwriter and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement relating to such offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Such Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If a dealer is used in an offering of Securities, the Company will sell such Securities to the dealer, as principal. The dealer then may resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     If an agent is used in an offering of Securities, the agent will be named, and the terms of the agency will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, an agent will act on a best efforts basis for the period of its appointment.

     Dealers and agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Securities described therein. Underwriters, dealers and agents, under underwriting agreements and other agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     Offers to purchase Securities may be solicited, and sales thereof may be made, by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof. The terms of any such offer will be set forth in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or other agents of the Company to solicit offers by certain institutional investors to purchase Securities from the Company pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (ii) if the Securities also are being sold to underwriters, the Company shall have sold to such underwriters the Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The anticipated date of delivery of the Securities will be set forth in the Prospectus Supplement relating to each applicable offering.

     There can be no assurance that a secondary market will be created for the Debt Securities or the Preferred Stock or, if it is created, that it will continue.

     Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, the Company in the ordinary course of business, including refinancing of the Company's indebtedness.

     To facilitate an offering of a series of Securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. This may include over-allotments or short sales of the Securities, which involves the sale by persons participating in the offering of more Securities than have been sold to them by the Company. In such circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if Securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.


                                  LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for the Company by McGrath, North, Mullin & Kratz, P.C., Omaha, Nebraska 68102.

                                     EXPERTS

     The consolidated financial statements and schedule of InaCom Corp. as of December 28, 1996 and December 30, 1995, and for each of the years in the three-year period ended December 28, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the sale and distribution of the Securities being registered. All of the amounts shown are estimated except the registration fees of the Commission and the NYSE.

==========================================================================
                  Item                          Amount to be paid by
                                                      Company
--------------------------------------------------------------------------
SEC registration fee                        $       90,909
--------------------------------------------------------------------------
NYSE filing fee for common stock            $      100,000
--------------------------------------------------------------------------
Trustee Fees and Expenses                   $       35,000
--------------------------------------------------------------------------
Printing and engraving expenses             $      100,000
--------------------------------------------------------------------------
Accounting fees and expenses                $       80,000
--------------------------------------------------------------------------
Legal fees and expenses                     $       60,000
--------------------------------------------------------------------------
Blue Sky fees and expenses                  $       10,000
--------------------------------------------------------------------------
NASD fee                                    $       15,500
--------------------------------------------------------------------------
Miscellaneous                               $        3,591
--------------------------------------------------------------------------
 Total                                      $      495,000
==========================================================================

Item 15. Indemnification of Directors and Officers.

     Pursuant to Article VII of the Certificate of Incorporation of InaCom, InaCom shall, to the extent required, and may, to the extent permitted by
Section 102 and Section 145 of the General Corporation Law of the State of Delaware, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to InaCom or its stockholders for monetary damages for breach of fiduciary duty as a director with respect to acts or omissions occurring on or after May 27, 1987. A director shall continue to be liable for (i) any breach of a director's duty of loyalty to InaCom or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

     The by-laws of InaCom provide for indemnification of InaCom's officers and directors against all expenses, liabilities or losses reasonably incurred or suffered by them, including liability arising under the Securities Act of 1933, to the extent legally permissible under section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving InaCom in such capacity. Generally, under Delaware law, indemnification may only be available where an officer or director can establish that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of InaCom.

     InaCom has purchased directors' and officers' liability insurance covering certain liabilities incurred by its officers and directors and those of its subsidiaries and affiliates in connection with the performance of their duties.

Item 16. Exhibits.

Exhibit    1.1     Form of Underwriting Agreement (Debt)

           1.2     Form of Underwriting Agreement (Equity)

           4.1 Specimen Common Stock Certificate incorporated by reference from Exhibit 1 of the Company's Registration Statement on Form 8-A filed August 26, 1997

           4.2 Indenture dated September 30, 1997 by and between the Company and Norwest Bank Minnesota, National Association, as trustee (Senior Debt)

           4.3 Indenture dated September 30, 1997 by and between the Company and Norwest Bank Minnesota, National Association, as trustee and Form of First Supplemental Indenture thereto (Subordinated Debt)

           4.4 Restated Certificate of Incorporation of the Company, as amended, incorporated herein by reference from the Company's Current Report on Form 8-K dated March 30, 1993

           4.5 Bylaws of the Company, as amended to date, incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996

           5.1     Opinion of McGrath, North, Mullin & Kratz, P.C.

          12       Statement re Computation of Ratios

          23.1     Consent of KPMG Peat Marwick LLP

          23.2 Consent of McGrath, North, Mullin & Kratz, P.C. (included in Exhibit 5.1)

          24       Powers of Attorney

          25       Statement of Eligibility of Trustee

Item 17. Undertakings.

         The undersigned registrant ("Registrant") hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus, any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2)  To  remove  from   registration  by  means  of  a  post-effective
amendment, any of the Securities being registered which remain unsold at the termination of the offering.

          (3) That, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to written agreements, Bylaw provisions, the Delaware Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          4. The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b) (2) of the Securities Act.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant, InaCom Corp., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 29th day of September, 1997.

                                              INACOM CORP.

                                                  /s/ Bill L. Fairfield
                                              By:_____________________________
                                                   Bill L. Fairfield, President

          Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities indicated on the 29th day of September, 1997.

                 Signature                                 Title

/s/ Bill L. Fairfield
_____________________________________         President and Director (Principal
        Bill L. Fairfield                     Executive Officer)
        President and Director
/s/ David C. Guenthner
_____________________________________         Executive Vice President
        David C. Guenthner                    and Chief Financial Officer
        Executive Vice President              (Principal Financial
                                               Accounting Officer)


          Joseph Auerbach*                      Director
          Mogens C. Bay*                        Director
          James Q. Crowe*                       Director
          W. Grant Gregory*                     Director
          Joseph Inatome*                       Director
          Rick Inatome*                         Director
          Gary Schwendiman*                     Director
          Linda S. Wilson*                      Director

          * Bill L. Fairfield, by signing his name hereto, signs the Registration Statement on behalf of each of the persons indicated. A
Power-of-Attorney authorizing Bill L. Fairfield to sign this Registration Statement on behalf of each of the indicated Directors of InaCom Corp. is filed herewith as Exhibit 24.

                                                  Bill L. Fairfield
                                              By:________________________
                                                   Bill L. Fairfield
                                                   Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit                   Description

 1.1             Form of Underwriting Agreement (Debt)

 1.2             Form of Underwriting Agreement (Equity)

 4.1 Specimen Common Stock Certificate incorporated by reference from Exhibit 1 of the Company's Registration Statement on Form 8-A dated August 26, 1997

 4.2 Indenture dated September 30, 1997 by and between the Company and Norwest Bank Minnesota, National Association, as trustee (Senior Debt)

 4.3 Indenture dated September 30, 1997 by and between the Company and Norwest Bank Minnesota, National Association, as trustee and Form of First Supplemental Indenture thereto (Subordinated
                 Debt)

 4.4 Restated Certificate of Incorporation of the Company, as amended, incorporated herein by reference from the Company's Current Report on Form 8-K dated March 30, 1993

 4.5 Bylaws of the Company, as amended to date, incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996

 5.1             Opinion of McGrath, North, Mullin & Kratz, P.C.

12               Statement re Computation of Ratios

23.1             Consent of KPMG Peat Marwick LLP

23.2             Consent of McGrath, North, Mullin & Kratz, P.C.
                 (included in Exhibit 5.1)

24               Powers of Attorney

25               Statement of Eligibility of Trustee
-----------